UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Exact Sciences Corporation

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5505 Endeavor Lane
Madison, Wisconsin 53719
April 29, 2025
To our shareholders,
The Exact Sciences team is building on the momentum we created in 2024 with a continued focus on advancing our mission to help eradicate cancer by providing innovative tests that prevent it, detect it earlier, and guide personalized treatment.
We achieved several important milestones in 2024. We delivered more than 4.6M test results to patients globally. We secured U.S. FDA approval and Medicare pricing for Cologuard PlusTM, our next-generation Cologuard® test that detects cancers and precancerous polyps with even greater sensitivity. We also generated $2.76 billion in revenue – an 11% increase from the prior year – while improving our operating efficiency and growing profitability. With our expanding customer base and long-term growth outlook, Exact Sciences is well positioned to continue reinvesting in our pipeline and helping more patients.
Supported by the success of our leading brands Cologuard and Oncotype DX®, we expect to launch three new innovative cancer tests by the end of 2025: Cologuard Plus, OncodetectTM, and CancerguardTM EX. These launches build on our strong foundation for R&D innovation, vast network of patients and healthcare providers and position us to execute across the largest impact opportunities in cancer diagnostics, supporting years of growth and profitability.
Strong corporate governance will continue to be critical to achieving our mission, and as a part of this commitment, the Board prioritizes ensuring a director composition that provides a balance of skills and expertise most critical to overseeing our continued strategic execution. To this end, in January 2025, we were pleased to add Kim Popovits, the former President and CEO of Genomic Health until its acquisition by Exact Sciences in 2019, as an independent director. We were also pleased to add Leslie Trigg, President and Chief Executive Officer of Outset Medical, Inc., as an independent director in April 2025. Together they bring more than 65 years of healthcare industry experience and leadership to the Board.
Exact Sciences is uniquely positioned to guide a cancer patient’s journey every step of the way, and we continue to strategically invest and rapidly expand our healthcare provider partnerships in order to fuel our purpose. On behalf of the Board, management, and our team, thank you for investing in Exact Sciences. Your trust and support have enabled us to transform lives, and I am confident that we will continue to execute on our mission of eradicating cancer.

Sincerely,
Kevin Conroy
Chairman, President, and Chief Executive Officer

5505 Endeavor Lane
Madison, Wisconsin 53719
NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2025
To the Shareholders of Exact Sciences Corporation:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting (the “Annual Meeting”) of Shareholders of Exact Sciences Corporation, a Delaware corporation (the “Company”, “Exact Sciences”, “we”, “our”, or “us”), will be held on Thursday, June 12, 2025, at 10:00 a.m., Central Time. The Annual Meeting will be a virtual meeting held solely by means of remote communication, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EXAS2025. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the enclosed Proxy Statement in the section titled “Questions and Answers” beginning on page 89.
The Annual Meeting is being held for the following purposes:
1.To elect the seven nominees to our Board of Directors nominated by our Board of Directors to serve for a one-year term.
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.
3.To hold an advisory vote on executive compensation.
4.To approve the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan.
5.To approve an Amendment to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024).
6.To hold a vote on a shareholder proposal concerning the adoption of a director election resignation governance policy, if properly presented.
7.To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
We are pleased to utilize the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about April 29, 2025, we will mail to our shareholders of record as of April 15, 2025 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024.
By Order of our Board of Directors,
James Herriott
Senior Vice President, General Counsel,
and Secretary
Madison, Wisconsin
April 29, 2025

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 29, 2025.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
This Proxy Statement and our 2024 Annual Report are available free of charge at www.proxyvote.com.

FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, which speak only as of the date made, except as required by law.

i	Exact Sciences 2025 Proxy Statement

2025 PROXY STATEMENT SUMMARY
This summary highlights the proposals to be acted upon, nominees for election as directors, as well as selected environmental, social, and governance information described in more detail in this Proxy Statement.
Annual Meeting of Shareholders

Date and Time:	June 12, 2025, at 10:00 a.m., Central Time
Location:	www.virtualshareholdermeeting.com/EXAS2025

The record date for the Annual Meeting is April 15, 2025. Only shareholders of record as of the close of business on this date are entitled to notice of and to vote at the Annual Meeting. Shareholders will need the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, on the proxy card, or on the instructions that accompanied their proxy materials.
Voting Matters
At or before the Annual Meeting, we ask that you vote on the following items:

Proposal		Recommendation of the Board
1.	Election of Directors	FOR EACH NOMINEE
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
3.	Non-Binding, Advisory Approval of Fiscal 2024 Compensation to Named Executive Officers	FOR
4.	Approval of the 2025 Omnibus Long-Term Incentive Plan	FOR
5.	Amendment to the 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024)	FOR
6.	Shareholder Proposal Concerning the Adoption of a Director Election Resignation Governance Policy, if properly presented	AGAINST
How to Vote
Our Board of Directors is requesting you to allow your common stock to be represented at the Annual Meeting by the proxies named on the proxy card.

Vote in Advance of the Meeting	Vote Online During the Meeting

Vote your shares at www.proxyvote.com. Have your Notice of Internet Availability or proxy card for the 16-digit control number needed to vote.	See page 91 - How can I attend and vote at the Annual Meeting? for details on voting your shares during the Annual Meeting through www.virtualshareholdermeeting.com/EXAS2025

Call toll-free number 1-800-690-6903

Sign, date, and return the enclosed proxy card or voting instruction form.

Exact Sciences 2025 Proxy Statement	1

In connection with this request, on or about April 29, 2025, we expect to send to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our 2024 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), and how to vote through the Internet or by telephone.
Shareholders of record may vote their shares prior to the Annual Meeting via the Internet, by telephone, or by mail. Beneficial owners of shares held in “street name” may vote by following the voting instructions provided to them by their bank or broker.

2	Exact Sciences 2025 Proxy Statement

2025 PROXY STATEMENT SUMMARY
Nominees for Election as Directors and Continuing Directors
Our Board of Directors recommends a vote FOR the election of each of the following nominees for director for a one-year term (each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal):

Name	Age	Director Since	Director Class	Primary Occupation	Committee Membership
					AFC	CGNC	HCC	ITPC
Nominees for Election as Directors
Michael Barber*	64	2024	Class III	Former Chief Diversity Officer of General Electric Company and former President and CEO of GE Molecular Imaging and Computed Tomography
Paul Clancy*	63	2021	Class III	Former Executive Vice President and Chief Financial Officer of Alexion Pharmaceuticals, Inc.
Daniel Levangie*	74	2010	Class III	Former Chief Executive Officer and President of Cytyc Health Corporation; Currently Co-founder and Manager of ATON Partners and Chairman, President and Chief Executive Officer of CereVasc
Kevin Conroy	59	2009	Class I	President, Chief Executive Officer, and Chairman of the Board of Directors of Exact Sciences Corporation
Shacey Petrovic*	51	2020	Class I	Former President and Chief Executive Officer of Insulet Corporation
Kimberly Popovits*	66	2025	Class I	Former President and Chief Executive Officer of Genomic Health, Inc. and Advisor to the Coalition for 21st Century Medicine
Katherine Zanotti*	70	2009	Class I	Former Chief Executive Officer of Arbonne International
Continuing Directors
D. Scott Coward	60	2022	Class II	Former Chief Legal Officer, Secretary, General Counsel, and Chief Administrative Officer of Exact Sciences Corporation
James Doyle*†	79	2014	Class II	Former Governor of Wisconsin; Currently Of Counsel at Foley & Lardner LLP and Partner of Doyle & Boyce Strategies
Leslie Trigg*	54	2025	Class II	President, Chief Executive Officer, and Chair of Outset Medical, Inc.

*	Independent	Chair	Member	†	Lead Independent Director
AFC = Audit and Finance Committee; HCC = Human Capital Committee; CGNC = Corporate Governance and Nominating Committee; ITPC = Innovation, Technology & Pipeline Committee

Exact Sciences 2025 Proxy Statement	3

2025 PROXY STATEMENT SUMMARY
Diverse Skill Sets and Experiences Among Our Continuing Directors and Director Candidates
Our Board strives to maintain a highly independent, balanced, and diverse group of directors that collectively possesses the expertise to ensure effective oversight of management. The following reflects the characteristics of our continuing directors and director nominees. We believe that diversity of backgrounds, perspectives, and experiences strengthens our ability to oversee management, navigate complex challenges, and create sustainable value for our shareholders.

■	Independent	■	Women/Ethnically Diverse	■	≤ 60 years	■	< 5 years
■	Non-Independent	■	Men/White	■	61-69 years	■	5-10 years
				■	≥ 70 years	■	> 10 years

Qualifications and Experience	Barber	Conroy	Clancy	Coward	Doyle	Levangie	Petrovic	Popovits	Trigg	Zanotti
Diagnostics/Medical Device and Technology	●	●		●	●	●	●	●	●	●
Pipeline Development/Commercialization	●	●	●	●		●	●	●	●	●
Global Business Perspective	●	●	●	●	●	●	●	●	●	●
Corporate Governance and Sustainability	●	●		●			●	●	●	●
Executive Leadership	●	●	●	●	●	●	●	●	●	●
Finance, Corporate Strategy, and M&A	●	●	●	●		●	●	●	●	●
Talent Management	●	●	●	●	●	●	●	●	●	●
Science, Research, and Development	●	●		●		●	●		●	●
Government, Regulatory, and Compliance	●	●		●	●	●	●	●	●	●
Risk Management	●		●	●	●		●			●
Cybersecurity Oversight	●		●		●		●			●

4	Exact Sciences 2025 Proxy Statement

2025 PROXY STATEMENT SUMMARY
Governance Highlights

Strong Governance Practices

Regular executive sessions of non-management directors
Clawback provisions above and beyond the requirements set forth in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)
Firm limits on board service at other public companies

Caps on performance-based cash and equity incentive compensation for our executive officers
Annual review and approval of executive compensation program
Significant portion of executive compensation is variable and at risk based on performance

Robust stock ownership guidelines for non-employee directors and executive officers
Anti-hedging, anti-short sale, and anti-pledging policies
Limited perquisites
No post-termination pension-type benefits or perquisites for our executive officers that are not generally available to our employees

Independent Oversight	Continuous Improvement	Shareholder Rights

Eight of ten directors are independent
Audit and finance, human capital, and corporate governance and nominating committees comprised entirely of independent directors
Lead Independent Director exercises decisive, energetic, and independent leadership
Diverse Board based on gender, ethnicity, experience, education, and talents

Annual Board and committee self-evaluations
Annual Board evaluation of CEO
Risk oversight by Board and committees
Robust director nominee selection process with recent focus on board refreshment
Annual shareholder engagement efforts with director participation
Onboarding and continuing education opportunities for directors

Majority voting standard for directors in uncontested elections
Proxy Access by-law provisions
Annual “say-on-pay” advisory vote
Board declassification in process after Board-sponsored and shareholder-approved proposal

Exact Sciences 2025 Proxy Statement	5

2025 PROXY STATEMENT SUMMARY
Executive Compensation Highlights

Pay-for-Performance

Our executive compensation program supports long-term value creation. Approximately 93% of our CEO target compensation and approximately 88% of the target compensation for our other NEOs serving at the end of fiscal 2024 is variable and at risk, tied to our stock price performance, or subject to achievement of pre-set rigorous performance targets.

Our NEO compensation program reflects our focus on long-term shareholder value creation, including the following:
Percentage of 2024 equity awards as target PSUs for CEO at 60%, percentage for other non-CEO NEOs serving at the end of fiscal 2024 at 50% (excluding Mr. Bloomer’s new-hire compensation package and Mr. Orville’s and Mr. Baranick’s promotion RSUs);
Use of a relative total shareholder return (“rTSR” or “relative TSR”) modifier for the PSUs granted in 2024, which may increase or decrease the earned payout by up to 50% to reinforce alignment with shareholders; and
A clawback policy that goes beyond the requirements set forth in the Dodd-Frank Act by allowing recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement.

Our 2024 annual incentive plan paid out at 47% of target, and our 2022 PSU program paid out at 60.7% of target. These payouts underscore the rigor of our incentive programs and their alignment with our shareholders.

Responsible Business

Responsible Business Overview
The work we do every day is aimed at eliminating the suffering cancer causes to create a more enduring, cancer-free world for future generations. The success of Exact Sciences would reduce the economic and social burden of cancer care around the world. Our Responsible Business strategy is consistent with our mission to empower patients with the most effective methods of cancer detection and treatment guidance to help eradicate the disease and save lives. We believe that to serve patients well, it is important to foster a strong workforce, uphold high ethical standards, and operate responsibly.
We are committed to: (1) investing in our people; (2) conducting our business with the highest professional and ethical standards; (3) maintaining effectiveness of our quality management system; (4) making it easy and affordable to complete our tests; and (5) working safely and being environmentally responsible. Exact Sciences publicly discloses information about our Responsible Business efforts in our Responsible Business report (formerly known as our ESG report), which adheres to the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD). Our Responsible Business report is available at www.investor.exactsciences.com/investor-relations/corporate-governance. The information contained in our Responsible Business report and on our website does not constitute a part of this proxy statement and is not incorporated by reference herein.

6	Exact Sciences 2025 Proxy Statement

2025 PROXY STATEMENT SUMMARY
Oversight of Responsible Business practices by our Board of Directors and Committees
Our Board of Directors and its Committees provide oversight and regularly receives updates on policies and risks associated with Responsible Business, including covering topics such as cyber security at least quarterly. Topics such as the following were reviewed by our Board and its Committees in the past year:

Executive compensation Culture, talent, and human capital Environmental and social affairs Data privacy	Legal and regulatory compliance Clinical research standards Shareholder feedback Risk management	Information and cyber security Product quality and safety Product development Artificial intelligence
Responsible Business Highlights
Human Capital
At Exact Sciences, we rely on the vision and expertise of our employees to foster our innovative solutions, and are committed to the health and safety, well-being, and development of our global workforce.
Our culture is built on shared values, collaboration, and a relentless commitment to our mission. By creating an environment where employees feel included, engaged, supported, and empowered, we continue to make a meaningful impact on patient health outcomes.
We create opportunities for personal and professional growth and have extensive training offerings that are available to our full-time, part-time, and temporary employees. Our employee programs span a broad range of topics focused on skill-building, decision-making, career-building, and role-specific topics to help employees be successful. We utilize several tools such as our employee engagement survey to measure the effectiveness of our employee engagement programs.
We demonstrate our commitment to employee well-being by providing comprehensive, market-competitive total rewards to our global workforce. Our total rewards investments include base pay and short-term and long-term incentives, and culturally-appropriate health, wellness, time-off and retirement programs. We enable workforce strategy by providing mobility solutions that align with business priorities.
Environmental Impact
We are committed to operating responsibly, meeting regulatory requirements, and minimizing environmental impact where feasible. We have dedicated environmental resources that work closely with all business units and functions to implement energy and waste management programs and policies. To enhance operational efficiency and address investor interest in environmental responsibility, we have made investments in energy efficiency, recycling, and water conservation.
Our Environmental Policy is embedded in our Code of Business Conduct and Ethics and applies to all our global locations. We require all operations to maintain compliance with national, regional, and local regulations relating to the environment, such as those affecting air emissions, water purity, and waste disposal.
Patient Accessibility
We remain focused on expanding the availability, accessibility and affordability of our tests for patients. In addition to working with many health plans, we pursue a variety of strategies to maximize insurance coverage and have a dedicated patient support team that provides informational resources to patients, including assistance with insurance coverage inquiries and financial assistance availability.
Our dedicated FOCUS program funds colorectal cancer screening initiatives in hard-to-reach populations, focusing on clinical and community projects aimed at improving screening by overcoming barriers for cancer screening and follow-up colonoscopies, as well as offering education about prevention and early detection of the disease.

Exact Sciences 2025 Proxy Statement	7

PROPOSAL 1—ELECTION OF DIRECTORS

WHAT YOU ARE VOTING ON:
Shareholders are being asked to elect a total of seven directors to our Board of Directors each to hold office until the 2026 annual meeting and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation, or removal.

We are seeking the election of seven members to our Board of Directors. Our Board of Directors currently consists of ten members and is currently divided into three classes. Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated and recommended (i) Kevin Conroy, Shacey Petrovic, Kimberly Popovits, and Katherine Zanotti for election to our Board of Directors for a one year term as our Class I directors and (ii) Michael Barber, Paul Clancy, and Daniel Levangie for election to our Board of Directors for a one-year term as our Class III directors.
At our 2023 annual meeting of shareholders, our shareholders approved an amendment to the Company’s Certificate of Incorporation providing for the elimination of the classified board structure over a three-year period (the “Declassification Amendment”). Beginning with the election of our Class III directors at the 2024 annual meeting, directors are elected for a one-year term (each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal). The approval of the Declassification Amendment by the shareholders did not shorten the terms for any previously elected directors. This means that the Class II directors will continue to hold office until the 2026 annual meeting, the end of the terms for which they were elected (each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal). By the 2026 annual meeting, all directors will be elected on an annual basis. Accordingly, each nominee for director at the Annual Meeting, if elected, will serve for a one-year term, expiring at our 2026 annual meeting (each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal).
Shares represented by all proxies received by our Board of Directors and not marked with voting direction for any individual nominee will be voted FOR the election of each nominee. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by our Board of Directors.
Our By-laws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected (referred to as an “uncontested election”), each director must receive the vote of the majority of the votes cast with respect to that director. Under our By-laws, this means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Our Board of Directors believes this majority vote standard appropriately gives shareholders a greater voice in the election of directors than the traditional plurality voting standard.
If an incumbent director does not receive a majority of the votes cast in an uncontested election, our Corporate Governance Guidelines provide that such director must tender his or her written resignation as a director to the Chairman of our Board of Directors for consideration by the Corporate Governance and Nominating Committee. As provided in our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee will consider such tendered resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, recommend to our Board of Directors whether to accept or reject such resignation. Our Board of Directors will, as provided in our Corporate Governance Guidelines, no later than 75 days following the date of the shareholders’ meeting at which the election occurred, take formal action upon such recommendation and promptly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, our Board of Directors’ reason or reasons for rejecting the tendered resignation, by filing a Form 8-K with the SEC.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES

8	Exact Sciences 2025 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR
Evaluation of Director Candidates
Director candidates are considered based upon a variety of criteria, including:
•demonstrated business and professional skills and experiences relevant to our business and strategic direction;
•concern for long-term shareholder interests;
•personal integrity; and
•sound business judgment.
Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds as well as diversity of race, ethnicity, gender, age, and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director.
Below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led our Board of Directors to conclude that such director or nominee should serve on our Board of Directors.

Exact Sciences 2025 Proxy Statement	9

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR
Nominees for Director

DIRECTOR QUALIFICATIONS
Mr. Conroy has served as our Chief Executive Officer since 2009, and as Chairman of our Board of Directors since 2014. He has been responsible for transforming the organization into one of the world’s premier cancer diagnostics companies and contributes his extensive business knowledge, legal and executive leadership experience and strategic counsel to the Board. With more than 20 years in the healthcare and health technology space, Mr. Conroy has a deep understanding of our industry.
KEY SKILLS AND EXPERTISE
Executive Leadership; Finance, Corporate Strategy, and M&A: Obtained from his tenure as Chief Executive Officer of two major public diagnostics companies, Exact Sciences (Nasdaq: EXAS) and Third Wave Technologies (Nasdaq: TWTI). As our Chief Executive Officer, he has created shareholder value through innovative new technologies and key acquisitions, positioning the Company as a global leader in cancer screening and diagnostics.
Diagnostics/Medical Device and Technology; Science, Research, and Development: Acquired significant experience overseeing the development, regulatory approval, and commercialization of diagnostic tests and building a high performing team culture within our Company. While Chief Executive Officer of Exact Sciences, he spearheaded collaborative research efforts to identify highly discriminant cancer biomarkers, leading to the development of Cologuard® and Cologuard Plus, our proprietary multi-marker tests for the early detection of colorectal cancer.
Pipeline Development/Commercialization; Global Business Perspective: In his current role as Chief Executive Officer, he has led the Company through the regulatory approval and commercialization of Cologuard® - the first cancer diagnostic test to receive simultaneous FDA approval and national Medicare coverage. Additionally, he led the Company through development of innovative new tests such as Cologuard PlusTM, OncodetectTM, and CancerguardTM. Separately, while serving as Chief Executive Officer of Third Wave Technologies, he was responsible for the successful development oversight of Cervista, a cervical cancer screening test. His insight and global perspective into the development, regulatory approval and commercialization processes of diagnostic tests provides valuable insight to the Board in shaping our business strategy.
CAREER HIGHLIGHTS
Exact Sciences (Nasdaq: EXAS)
•President, Chairman and Chief Executive Officer (since 2009, Chairman since 2014)
Third Wave Technologies, (Nasdaq: TWTI) (acquired by Hologic, Inc. in 2008) – molecular diagnostics business
•President and Chief Executive Officer (2005-2008)
•General Counsel (2004-2005)
GE Healthcare – healthcare technology arm of General Electric (NYSE: GE)
•Intellectual Property Counsel (2002-2004)
EDUCATION
•B.S., Electrical Engineering, Michigan State University
•J.D., University of Michigan

Kevin Conroy

AGE: 59 NON-INDEPENDENT DIRECTOR (CLASS I) SINCE: 2009

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS
Align Technology, Inc. (Nasdaq: ALGN) (since 2023)
Adaptive Biotechnologies Corporation (Nasdaq: ADPT) (2019-2023)
Epizyme, Inc. (Nasdaq: EPZM) (2017-2022)
CM Life Sciences II Inc. (Nasdaq: CMIIU) (2021)
SomaLogic, Inc. (Nasdaq: SLGC) (2021)
Arya Sciences Acquisition Corp. (Nasdaq: ARYA) (2018-2020)

10	Exact Sciences 2025 Proxy Statement

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Petrovic contributes decades of experience as an executive in the medical device industry, where she is well-known as a visionary and inspiring leader who has dedicated her career to improving care for patients, while bringing tremendous value to the clinical community. She contributes extensive industry leadership experience and first-hand oversight of the successful launch of impact-focused technologies and medical devices, which have positively impacted business growth.
KEY SKILLS AND EXPERTISE
Executive Leadership; Pipeline Development/Commercialization: During Ms. Petrovic’s tenure as Chief Executive Officer of Insulet Corporation (Nasdaq: PODD), she spearheaded a period of strong financial growth as the company shifted to pharmacy and launched its flagship innovation, the Omnipod 5. She also contributes deep sales and marketing experience to the Board from her previous role as Chief Executive Officer at Clinical Innovations and several leadership positions at Hologic (Nasdaq: HOLX).
Diagnostics/Medical Device and Technology; Government, Regulatory, and Compliance: Obtained from her career of developing deep relationships within the healthcare industry, particularly within diagnostics and screening, which has been critical in her oversight of the full commercialization lifespan of medical device products, including the critical regulatory approval stage.
Talent Management; Finance, Corporate Strategy, and M&A: Acquired valuable talent acquisition and management experience from her numerous leadership positions of increasing responsibility at both Insulet Corporation and Hologic. While serving as Chief Executive Officer of Insulet Corporation, her responsibilities included active ultimate oversight of the finance and corporate strategy functions, which resulted in the company’s growth from $2 billion to over $20 billion in market capitalization.
CAREER HIGHLIGHTS
Insulet Corporation, (Nasdaq: PODD) – innovative medical device company
•Board Member and Advisor (2018-2024)
•President and Chief Executive Officer (2019-2022)
•President and Chief Operating Officer (2016-2018)
•President, Insulet Diabetes Products (2016)
•Chief Commercial Officer (2015-2016)
Clinical Innovations, LLC – developer and manufacturer of medical devices and diagnostics for women’s health
•President and Chief Executive Officer (2013-2015)
Hologic, Inc, (Nasdaq: HOLX) – medical technology company
•Vice President and General Manager, GYN Surgical Products (2012-2013)
•Vice President, Global Surgical Marketing (2010-2012)
•Business Director (2008-2010)
Cytyc Corporation (acquired by Hologic, Inc. in 2007) – biotechnology company focused on women’s health
•Various leadership roles, including in sales (2000-2007)
EDUCATION
•B.S., Biology, University of Wisconsin-Milwaukee

Shacey Petrovic

AGE: 51 INDEPENDENT DIRECTOR (CLASS I) SINCE: 2020 COMMITTEES Corporate Governance and Nominating (Chair)

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Ambu A/S (Nasdaq Nordic: AMBU B) (since 2022) Insulet Corporation (Nasdaq: PODD) (2018-2024)

Exact Sciences 2025 Proxy Statement	11

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Popovits has over 40 years of experience in the healthcare industry, serving in various leadership roles at Genomic Health, Inc, Genentech Inc., and American Critical Care. Ms. Popovits served as President and Chief Executive Officer of Genomic Health, Inc. (“Genomic Health”) from 2009 until its acquisition by Exact Sciences in 2019. Prior to that role, Ms. Popovits served as Genomic Health’s Chief Operating Officer from 2002 to 2009 and as its Chairman of the Board from 2012 to 2019. Prior her time at Genomic Health, Ms. Popovits served as Senior Vice President, Marketing and Sales from 2001 to 2002 and Vice President, Sales from 1994 to 2001 at Genentech, Inc. She also served as interim Chief Executive Officer for Talis Biomedical Corporation in 2021. Ms. Popovits was named the Most Admired CEO in 2014 by the San Francisco Business Times, Woman of the Year by Women Health Care Executives in 2008, received the Ferolyn Powell Leadership Award from MedTechWomen in 2019 and the Salute to Excellence Award from the American Liver Foundation in 2017.
KEY SKILLS AND EXPERTISE
Pipeline Development/Commercialization: Acquired significant executive and operational experience from her positions with pharmaceutical and other healthcare companies, including extensive experience in commercial strategy and capability building.
Finance, Corporate Strategy and M&A: Possesses deep knowledge and expertise in advising and managing companies with multiple business units and in various segments of the healthcare industry.
Executive Leadership: Ms. Popovits contributes proven leadership skills acquired from executive roles at Genomic Health and past and present board service at numerous public companies.

CAREER HIGHLIGHTS
Genomic Health, Inc – healthcare company
•President and Chief Executive Officer (2009-2019)
•President and Chief Operating Officer (2002-2009)
Genentech, Inc. – biotechnology company
•Senior Vice President, Marketing and Sales (2001-2002)
•Vice President, Sales (1994-2001)
•National Sales Manager (1987-1994)
American Hospital Supply, American Critical Care Division
•Division Manager, Southeast Region (1981-1987)

EDUCATION
•B.A., Business, Michigan State University

Kimberly Popovits
(NOMINEE)
AGE: 66 INDEPENDENT DIRECTOR (CLASS I) SINCE: 2025 COMMITTEES Human Capital Innovation, Technology & Pipeline

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS 10x Genomics, Inc. (Nasdaq: TXG) (Since 2020) Talis Biomedical Corporation (Nasdaq: TLIS) (Since 2020) Kiniksa Pharmaceuticals, Ltd. (Nasdaq: KNSA) (Since 2018)

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INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Zanotti contributes over four decades of health and personal care industry expertise, including executive and senior leadership experience. She contributes an impressive track record of successfully executing on international omni-channel growth initiatives, with valuable insights on go-to-market and customer engagement strategies that have reached millions of global customers.
KEY SKILLS AND EXPERTISE
Executive Leadership; Finance, Corporate Strategy, and M&A: Obtained from her various executive and senior level leadership experiences, including multiple public company board directorships. In her most recent role as Chief Executive Officer of Arbonne International, she was responsible for successfully fortifying the company’s financial standing and reputation as a premium international skin care and wellness enterprise. She has also overseen three public company sale transactions to strategic acquirers throughout her career.
Pipeline Development/Commercialization: Acquired over four-decade career primarily in the health and personal care industry where she led global commercialization of multiple consumer products at Procter & Gamble (NYSE: PG), McDonald's Corporation (NYSE: MCD), and Arbonne International; led global pipeline development of pharmaceutical products for P&G, and then commercialized in North American market. All leadership positions led to significant business growth and profitability.
Talent Management; Corporate Governance and Sustainability: Developed from her time serving on six public company boards, where she has contributed her expertise in compensation and talent acquisition and development. Her former directorships include companies focused on creating cleaner, more efficient and safer consumer and medical technology products that have helped transform the health and wellness industry.
CAREER HIGHLIGHTS
Arbonne International (acquired by Groupe Rocher in 2018) – botanically based skin care, cosmetic and nutrition company
•Chief Executive Officer (2009-2018)
McDonald’s Corporation, (NYSE: MCD) – global fast-food chain
•Senior Vice President, Marketing (2002-2006)
Procter & Gamble, (NYSE: PG) – manufacturer and marketer of consumer goods
•Vice President and General Manager, North American Pharmaceutical and Corporate Women’s Health (1997-2002)
•Various other leadership roles (1979-1997)
EDUCATION
•B.A., Economics/Studio Fine Arts, Georgetown University
•M.B.A., Finance and Marketing, Xavier University

Katherine Zanotti

AGE: 70 INDEPENDENT DIRECTOR (CLASS I) SINCE: 2009 COMMITTEES Human Capital (Chair)

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS
Diversey Holdings, Ltd. (Nasdaq: DSEQ) (2022-2023)
Cutera, Inc. (Nasdaq: CUTR) (2019-2022)
Hill-Rom Holdings, Inc. (NYSE: HRC) (2009-2013)
Mentor Corporation (NYSE: MNT) (2007-2009)
Alberto Culver Company (NYSE: ACV) (2006-2009)
Third Wave Technologies, Inc. (Nasdaq: TWTI) (2006-2008)

Exact Sciences 2025 Proxy Statement	13

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Barber contributes over 40 years of experience serving in a series of executive roles with increasing scope of responsibilities in operations, human capital, engineering, and product management at General Electric Company (NYSE: GE). He is a well-respected innovator, inventor, and healthcare industry leader, with a proven global track record of launching transformational technologies and successfully delivering advanced products to market in the diagnostic imaging and point of care technology fields.
KEY SKILLS AND EXPERTISE
Global Business Perspective; Pipeline Development/Commercialization: Mr. Barber contributes significant global operational insights from his experience at pharmaceutical and other healthcare companies, where he has led product development for advanced healthcare technologies, positioning him with a unique understanding of product impact on a wide variety of healthcare focused stakeholders. While serving as CEO of GE’s Molecular Imaging and Computed Tomography business, he oversaw the launch of a revolutionary CT portfolio, game-changing, deep learning-based image reconstruction and patient positioning technology, as well as the world’s first digital PET scanner, transforming GE’s position in the cancer, oncology, and cardiac care markets globally.
Talent Management; Corporate Governance and Sustainability: Acquired in his most recent role as Chief Diversity Officer for GE, where he was responsible for leading the approximately 179,000 employee company’s inclusion and diversity strategy to drive sustainable change with an added focus on enhancing employee engagement, leadership accountability, building an inclusive culture and reinvigorating inclusion and diversity learning and mentoring. He also brings valuable insight from his experience overseeing human capital management efforts, including a deep understanding of human resources, labor relations and sustainability matters.
Executive Leadership: Obtained from Mr. Barber’s numerous executive leadership positions throughout his career at GE. While serving as CEO of GE’s Molecular Imaging and Computed Tomography business, he was responsible for driving growth and innovation to meet customer and business needs for multiple product lines. His executive responsibilities have also included oversight of complex operational execution of healthcare company manufacturing processes.
CAREER HIGHLIGHTS
General Electric (NYSE: GE) – multinational provider of energy solutions, jet engines and healthcare technologies
•Chief Diversity Officer (2020-2022)
•President and Chief Executive Officer, GE Molecular Imaging and Computed Tomography (2016-2020)
•Chief Engineer, GE Healthcare and Chief Operating Officer, GE Healthcare Systems (2013-2015)
•Vice President and General Manager, Molecular Imaging, GE Healthcare (2011-2012)
•Vice President, Healthymagination Strategy (2009-2011)
•Vice President of Technology, GE Healthcare (2007-2008)
•Vice President of Engineering, Diagnostic Imaging (2005-2006)
•Several additional roles (1982-2005)
EDUCATION
•B.S., Engineering, Milwaukee School of Engineering
•Honorary Doctorate, Engineering, Milwaukee School of Engineering

Michael Barber

AGE: 64 INDEPENDENT DIRECTOR (CLASS III) SINCE: 2024 COMMITTEES Audit and Finance Innovation, Technology & Pipeline (Chair)

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Dentsply Sirona, Inc (Nasdaq:XRAY) (since 2025) Catalent, Inc. (NYSE: CTLT) (2021-2024)

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INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Clancy contributes over 30 years of experience in financial management and strategic business planning, as well as extensive financial leadership in the biopharmaceutical and biotechnology industries. His broad experience in strategic planning, financial management, capital allocation, mergers and acquisitions, business development and investor relations allow him to contribute insights to the Board’s oversight of value-creation initiatives.
KEY SKILLS AND EXPERTISE
Finance, Corporate Strategy and M&A: Acquired from his extensive financial and executive leadership experience at large, public companies with complex operations, including his former roles as the Chief Financial Officer of Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) and Biogen Inc. (Nasdaq: BIIB). During his tenure at Biogen, he oversaw the company’s rapid growth and shareholder value creation that ranked at the top decile of S&P 500 companies, driven by its expanded product lines and pipeline through organic growth opportunities and M&A. Mr. Clancy was recognized in the top three biotech CFOs in the Institutional Investor annual survey in all years from 2011-2020.
Risk Management: As a board director at three other public life sciences companies, Mr. Clancy brings a deep understanding of the evolving risks associated with the industry. Additionally, he brings significant risk management expertise to the Board from his over 30-year career in financial management. His responsibilities have included leading the treasury, tax, investor relations and business planning groups of several multinational large companies.
Diagnostics/Medical Device and Technology: Obtained through his service at executive level positions at large biopharmaceutical and biotechnology companies, where he was responsible for aligning the company’s financial management with strategic business planning.
CAREER HIGHLIGHTS
Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) – biopharmaceutical company
•Executive Vice President and Senior Adviser (2019-2020)
•Executive Vice President and Chief Financial Officer (2017-2019)
Biogen, Inc. (Nasdaq: BIIB) – biotechnology company
•Executive Vice President, Finance and Chief Financial Officer (2007-2017)
•Senior Vice President, Finance (2006-2007)
•Various other leadership roles, including Vice President, U.S. Marketing and Vice President of Portfolio Management (2001-2006)
PepsiCo, Inc. (Nasdaq: PEP) – multinational food, snack and beverage company
•Vice President and General Manager, Great West business unit (1997-2000)
•Various other leadership positions (1987-1996)
EDUCATION
•B.S., Finance, Babson College
•M.B.A., Columbia University

Paul Clancy

AGE: 63 INDEPENDENT DIRECTOR (CLASS III) SINCE: 2021 COMMITTEES Audit and Finance (Chair) Corporate Governance and Nominating

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS
Sionna Therapeutics, Inc. (Nasdaq: SION) (Since 2022)
Xilio Therapeutics (Nasdaq: XLO) (since 2020)

Incyte Corporation (Nasdaq: INCY) (since 2015)

Agios Pharmaceuticals (Nasdaq: AGIO) (2013-2023)

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INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Levangie contributes his extensive expertise in all stages of product pipeline development acquired through his executive leadership roles overseeing commercialization, sales and marketing, operations and talent management throughout different product’s life cycles. He has a proven track record of successfully operating and leading companies in in the in vitro diagnostics and medical devices fields, with extensive product development and commercialization expertise.
KEY SKILLS AND EXPERTISE
Pipeline Development/Commercialization; Talent Management: Developed extensive expertise through his over a 40-year career in the in vitro diagnostics and medical device industry, successfully overseeing complex diagnostic testing processes at the early stage of the pipeline development.
Diagnostics/Medical Device and Technology: Acquired a deep knowledge of the healthcare industry, particularly in diagnostics and screening, from his experience overseeing a number of impactful, innovative diagnostic products in the oncology and diabetes markets while serving in senior executive roles with oversight responsibilities for driving growth initiatives and product integrations with other pharmaceutical products.
Executive Leadership: Obtained significant executive leadership from numerous roles leading medical device and in vitro diagnostics companies, including as Chief Executive Officer of CereVasc, Dune Medical Devices and Keystone Dental, further enhanced by public company board experience.
CAREER HIGHLIGHTS
CereVasc, LLC – early-stage medical device company
•Chairman, Founder, President and Chief Executive Officer (since 2018)
ATON Partners – private management advisory and investment firm focused on healthcare companies and technologies
•Founder and Managing Partner (2013-2018)
Insulet Corporation (Nasdaq: PODD) – innovative medical device company
•President, Insulet Drug Delivery (2013-2017)
Dune Medical Devices, Inc. – medical device company focused on specialized diagnostic and therapeutic applications
•Chief Executive Officer (2011-2013)
Constitution Medical Investors, Inc (acquired by Roche in 2013) – private investment and product development firm
•Co-Founder and Managing Partner (2008-2013)
Keystone Dental – dental implant and manufacturing company
•Chief Executive Officer (2009-2011)
Cytyc Corporation (acquired by Hologic, Inc. in 2007) – in vitro diagnostics and medical device company focused on women’s health
•Executive Vice President and Chief Operating Officer (2002-2007)
•Various other leadership positions (1992-2007)
Abbott Laboratories (Nasdaq: ABT) – a diversified healthcare company
•Various sales, marketing and management positions (1975-1992)
EDUCATION
•B.S., Pharmacy, Northeastern University

Daniel Levangie

AGE: 74 INDEPENDENT DIRECTOR (CLASS III) SINCE: 2010 COMMITTEES Audit and Finance Human Capital

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Renalytix, plc (Nasdaq: RNLX) (2021-2024) Insulet Corporation (Nasdaq: PODD) (2011-2016) Hologic, Inc. (Nasdaq: HOLX) (2007-2009)

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INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR
Other Members of Our Board of Directors

DIRECTOR QUALIFICATIONS
Mr. Coward contributes to the board decades of legal experience working with large corporations and emerging growth healthcare companies, where he has gained extensive legal and healthcare industry expertise. His previous role leading our legal department uniquely positions him with critical knowledge to advise on complex nuances that may impact our strategy and rapidly evolving business.
KEY SKILLS AND EXPERTISE
Diagnostics/Medical Device and Technology; Executive Leadership: Obtained significant operational and executive leadership experience from his multiple roles overseeing and advising the legal teams at a number of large public and early-stage growth companies. His strategic counsel included issues related to real estate, corporate affairs, governmental affairs, clinical and regulatory matters.
Corporate Governance and Sustainability; Finance, Corporate Strategy, and M&A: Contributes a deep understanding of our business, gained during his time as our Chief Legal Officer, General Counsel, and Chief Administrative Officer, including experience analyzing and navigating legal, regulatory, compliance, corporate governance and sustainability issues, particularly as they affect the company’s corporate strategy and M&A.
Pipeline Development/Commercialization, Global Business Perspective: Acquired expertise navigating the global, public company regulatory and legal landscape in the healthcare industry from his long career advising life sciences companies, including as a Managing Partner of the Raleigh, North Carolina office of K&L Gates LLP and as Associate General Counsel of GE Medical Systems. His pharmaceutical and biotechnology company counsel has spanned multiple pipeline development stages in areas including R&D, complex licensing, healthcare data and intellectual property.
CAREER HIGHLIGHTS
College of Charleston – public university
•Adjunct professor of business law (since 2023)
Exact Sciences (Nasdaq: EXAS)
•Chief Legal Officer (January - December 2022)
•Executive Vice President, Chief Administrative Officer (2018-2021)
•Executive Vice President, General Counsel (2015-2022)
K&L Gates LLP – global law firm
•Managing Partner of Raleigh, NC office (2004-2014)
Blue Rhino Corporation – leading supplier of consumer propane-related products
•General Counsel (2003-2004)
GE Medical Systems – a business of General Electric Company (NYSE: GE), medical electronic equipment manufacturer
•Associate General Counsel (2002-2003)
Smith Anderson Blount Dorsett Mitchell & Jernigan LLP – business and litigation law firm
•Partner (1991-2002)
EDUCATION
•B.S., Business Administration, University of North Carolina at Chapel Hill
•J.D., Columbia Law School

D. Scott Coward

AGE: 60 NON-INDEPENDENT DIRECTOR (CLASS II) SINCE: 2022 COMMITTEES Innovation, Technology and Pipeline

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INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Mr. Doyle contributes extensive leadership experience from his career serving in various government leadership roles, including his two terms serving as the 44th Governor of the state of Wisconsin. He is a seasoned and skilled lawyer with expertise guiding both private and public companies as they operate through complex legal challenges and highly regulated industries.
KEY SKILLS AND EXPERTISE
Government, Regulatory, and Compliance: Mr. Doyle contributes significant government, regulatory and compliance experience from his decades serving in various elected official positions, including as Governor of Wisconsin, where he worked closely with policy makers and gained insights into policy and regulatory issues impacting the healthcare industry. He has experience working closely with the White House, high-ranking Administration officials and other governors, has led multiple coordinated multi-state legislative efforts and has argued three cases before the U.S. Supreme Court.
Medical Practice and Public Health; Risk Management: Acquired throughout his career providing strategic legal counsel in the healthcare industry, including his oversight work of a major Medicare program and initiatives to expand healthcare coverage for state residents and advising clients on compliance with the evolving legal and regulatory frameworks governing the healthcare industry. He contributes to the Board strong analytical skills to evaluate the legal and regulatory risks affecting our business and strategy.
Executive Leadership; Talent Management: Obtained proven executive leadership, managerial and talent management skills from his time serving as an elected state official and law firm partner.
CAREER HIGHLIGHTS

Doyle & Boyce Strategies – national foundations consultant
•Partner (since 2011)
Foley and Lardner LLP – international law firm
•Of Counsel (2011-2024)
State of Wisconsin, U.S.
•44th State Governor (2003-2011)
•Attorney General (1991-2003)
•District Attorney, Dane County (1977-1982)
EDUCATION
•B.A., University of Wisconsin-Madison
•J.D., Harvard Law School

James Doyle

AGE: 79 INDEPENDENT DIRECTOR (CLASS II) SINCE: 2014 COMMITTEES Human Capital Corporate Governance and Nominating

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INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

DIRECTOR QUALIFICATIONS
Ms. Trigg contributes over 25 years of experience in leadership within the healthcare and medical device industries. Through her executive experience at a number of corporations in the medical device field and her current role as CEO of a public company, Ms. Trigg has acquired expertise in cultivating relationships with shareholders and investors to advance her companies’ goals. Ms. Trigg brings to the Board a wealth of knowledge in developing strong governance practices and making high-level, strategic decisions to successfully shape a company’s future direction and growth.
KEY SKILLS AND EXPERTISE
Executive Leadership; Obtained from her experience holding executive level positions and leading multiple medical device companies, where she was charged with guiding companies towards their long-term goals, and developing strategic visions lending to future success. She has also obtained leadership experience from her previous board roles, acting as an oversight authority and financial steward for the benefit of the corporation.
Finance/Corporate Strategy and M&A: Obtained from her time serving in executive level roles, Ms. Trigg has experience in developing strategy and commercial infrastructure which has led to successful initial public offerings and multiple favorable acquisitions of the companies she has led. Ms. Trigg’s early background in communications and marketing allow her to consider corporate strategies with a unique approach, which will be valuable to our Board.
CAREER HIGHLIGHTS
Outset Medical, Inc. (Nasdaq: OM) – dialysis focused medical device company
•President and Chief Executive Officer (2014 - Present)
•Chair of Board of Directors (2022 - Present)
Warburg Pincus LLC - private equity firm
•Executive in Residence (2012-2014)
Medical Device Manufacturers Association (MDMA)
•Chair of Board of Directors (2022-Present)
Lutonix, Inc. (acquired by CR Bard) – cardiovascular medical device company
•Executive Vice President (2010-2012)
AccessClosure, Inc. (acquired by Cardinal Health) – vascular closure medical device company
▪Chief Business Officer (2006-2009)
FoxHollow Technologies, Inc. (acquired by ev3/Covidien) - medical device company
▪Vice President, Marketing (2003-2006)
Cytyc Corporation (acquired by Hologic, Inc.) - cervical cancer diagnostic systems company
▪Business Unit Director (2001-2002)
Pro-Duct Health, Inc. (acquired by Cytyc Corporation) - breast cancer diagnostics company
▪Director, Market Development (2000-2001)
Guidant Corporation
▪Senior Product Manager (1998-2000)
EDUCATION
•B.S., Communications, Northwestern University
•M.B.A., Haas School of Business, University of California, Berkeley

Leslie Trigg

AGE: 54 INDEPENDENT DIRECTOR (CLASS II) SINCE: 2025 COMMITTEES

OTHER PUBLIC COMPANY BOARD DIRECTORSHIPS Outset Medical, Inc. (Nasdaq: OM) (since 2014) Adaptive Biotechnologies (Nasdaq: ADPT) (2021-2023) Cardiovascular Systems, Inc. (Nasdaq: CSII) (2010-2017)

Exact Sciences 2025 Proxy Statement	19

INFORMATION CONCERNING EXECUTIVE OFFICERS
Below is background information relating to our executive officers. Kevin Conroy is discussed above under “Information Concerning Directors and Nominees for Director”.

Brian Baranick

Brian Baranick, age 47, has served as General Manager, Precision Oncology since July 2022, and served as Senior Vice President, Strategy and Business Development from February 2021 to July 2022, and Vice President, Corporate Strategy from August 2020 to February 2021. Prior to joining Exact Sciences, Mr. Baranick was with L.E.K. Consulting, LLC, where Mr. Baranick was a Partner and Managing Director focused on growing the diagnostics and life science tools segment of L.E.K.’s healthcare vertical from 2007 to July 2020. Mr. Baranick holds a Ph.D. in Molecular Biology from the University of California Los Angeles.

Position: Executive Vice President and General Manager, Precision Oncology

Aaron Bloomer

Aaron Bloomer, age 39, has served as our Chief Financial Officer since May 15, 2024. Prior to joining Exact Sciences, Mr. Bloomer previously served as the Vice President, Corporate Financial Planning, Reporting, and Analytics for Baxter International Inc. (NYSE: BAX), where he led Baxter International’s global financial planning and reporting function. Prior to joining Baxter International in August 2021, Mr. Bloomer held a series of increasingly senior roles with 3M Company (NYSE: MMM) from June 2008 to August 2021, including Senior Vice President, Corporate Financial Planning, Reporting and Analytics of 3M, Vice President and CFO of 3M’s Greater China area, Global Director and Division CFO for 3M’s Display Materials Division, and Global Senior Finance Manager and Division CFO of 3M’s Consumer Health Care Division. Mr. Bloomer earned a bachelor’s degree in business administration from the University of Wisconsin-Eau Claire and an M.B.A. from the University of Minnesota.

Position: Executive Vice President and Chief Financial Officer

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INFORMATION CONCERNING EXECUTIVE OFFICERS

Sarah Condella

Sarah Condella, age 44, has served as our Executive Vice President, Human Resources since January 2021, and previously served in increasing roles of responsibility, including as Senior Vice President, Human Resources; Vice President; Senior Director; and Director, since joining Exact Sciences in 2012. Prior to joining Exact Sciences, Ms. Condella served as a Human Resources Manager at GE Healthcare and as a Manager and Project Director at the University of Wisconsin Survey Center. Ms. Condella currently serves on the board of the Madison Children’s Museum. Ms. Condella earned a bachelor’s degree and an M.B.A. from the University of Wisconsin-Madison.

Position: Executive Vice President, Human Resources & Service

James Herriott

James Herriott, age 45, has served as our Senior Vice President, General Counsel since January 2022 and as our Secretary since December 2022. Mr. Herriott previously served as our Deputy General Counsel from February 2020 until January 2022 and Senior Counsel from August 2018 to February 2020. Mr. Herriott joined us from the global law firm K&L Gates LLP, where he practiced corporate and securities law. Prior to his tenure at K&L Gates, Mr. Herriott practiced corporate and securities law at Paul Hastings LLP. Mr. Herriott earned a bachelor’s degree in economics from Duke University and a Juris Doctor from Vanderbilt University Law School.

Position: Senior Vice President, General Counsel

Jacob Orville

Jacob Orville, age 51, has served as our General Manager, Screening since July 2022, as General Manager, Pipeline from November 2019 to July 2022, and as Senior Vice President, Pipeline from February 2019 to November 2019. Mr. Orville previously served as General Manager, Cardiometabolic & Endocrinology Franchise at Quest Diagnostics, Inc. from November 2017 to February 2018. Mr. Orville co-founded Cleveland HeartLab, Inc. in December 2008 and served as its Chief Executive Officer from December 2008 to November 2017, when it was acquired by Quest Diagnostics. Earlier in his career, Mr. Orville served in leadership and operational roles at NextGen Sciences, Inc. and Third Wave Technologies, Inc. Mr. Orville earned a bachelor’s degree from University of Massachusetts-Amherst and an M.B.A. from the University of Wisconsin-Madison.

Position: Executive Vice President and General Manager, Screening

Exact Sciences 2025 Proxy Statement	21

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS, AND NON-EMPLOYEE DIRECTOR COMPENSATION
Board Independence
Our Board of Directors has determined that Michael Barber, Paul Clancy, James Doyle, Daniel Levangie, Shacey Petrovic, Kimberly Popovits, Leslie Trigg, and Katherine Zanotti are each independent within the meaning of the director independence standards of The Nasdaq Stock Market (“Nasdaq”). Our Board of Directors also previously determined that each of Pierre Jacquet, Freda Lewis-Hall and Timothy Scannell, who served on our Board of Directors until the 2024 annual meeting of shareholders and Kathleen Sebelius, who resigned for her retirement on April 29, 2025, were independent under the Nasdaq director independence standards. Furthermore, our Board of Directors has determined that all of the members of our Audit and Finance Committee, Human Capital Committee, and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of Nasdaq and the rules of the SEC applicable to each such committee.
Our Board of Directors has determined that Kevin Conroy and D. Scott Coward are not independent within the meaning of director independence standards of Nasdaq.
Executive Sessions of Independent Directors
Our independent directors meet in regularly scheduled executive sessions without members of management present. Executive sessions are led by James Doyle, our Lead Independent Director, who actively solicits other independent directors for agenda items in advance of such meetings. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.
Board Qualifications
Our Corporate Governance and Nominating Committee is responsible for identifying the desired qualifications, skills, and characteristics of our Board of Directors, considering the needs of the business and the current composition of our Board.
Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term shareholder interests, personal integrity, and sound business judgment. Our Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our shareholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. When filling positions for Board membership, including through retained searches by third party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds as well as diversity of race, ethnicity, gender, age, and culture. All director candidates must have time available to devote to the activities of our Board of Directors. Our Corporate Governance and Nominating Committee also considers the independence of director candidates, including the appearance of any conflict in serving as a director.
Director candidates who do not meet all of these criteria may still be considered for nomination to our Board of Directors if our Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our shareholders.
Board Refreshment
We prioritize effective and aligned Board composition, supplemented by a thoughtful and ongoing approach to refreshment. Over the past several years, the Board, with significant support from our Corporate Governance and Nominating Committee, has undertaken a thorough evaluation of the size and composition of the Board and its committees. When evaluating Board composition, the Board and the Corporate Governance and Nominating Committee take into account the characteristics and qualifications of existing directors, potential director departures and our evolving strategic objectives and business environment. Our Board also believes in the importance of appropriately balancing newer directors with a longer serving directors who possess more extensive knowledge of the

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CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
Company and our strategies, opportunities and challenges. Since 2023 we have added four new directors and four directors have departed.
Board Leadership Structure
Currently, Mr. Conroy serves as both the Chairman of our Board of Directors (the “Chairman”) and the Chief Executive Officer (“CEO”) of the Company and Mr. Doyle serves as the Company’s Lead Independent Director. Our By-laws permit the positions of CEO and Chairman to be held by the same person, and our Board of Directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on our circumstances. While our Board of Directors does not have a formal policy regarding the separation of the roles of Chairman and CEO, our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company’s business, (ii) our Board of Directors’ activities, and (iii) consistent corporate leadership. On at least an annual basis, our Corporate Governance and Nominating Committee reviews our corporate leadership structure. As part of its most recent such assessment, the Corporate Governance and Nominating Committee gave thorough consideration to a number of factors, including, but not limited to, the pros and cons of alternative leadership structures given the Company’s current operating and governance environment, investor feedback, and the dynamics of our Board of Directors.
Based upon these considerations and the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors determined to maintain our Board of Directors’ current leadership structure with Mr. Conroy serving as both the Chairman of our Board of Directors and the CEO of the Company. Our Board of Directors based this determination on (1) Mr. Conroy’s extensive experience in and knowledge of the Company, the molecular diagnostics industry, and the regulatory environment; (2) the highly effective bridge Mr. Conroy’s service provides between our Board of Directors and the Company’s management; (3) Mr. Conroy’s continued leadership and vision necessary to lead our Board of Directors and the Company through its challenging industry and macroeconomic environments; (4) Mr. Conroy’s investor-focused perspective; and (5) the effective independent leadership provided on our Board of Directors by our Lead Independent Director, other independent directors, and our standing committees, which are comprised almost entirely of independent directors.
Pursuant to our Corporate Governance Guidelines, at any time that the Company does not have an independent chairman of our Board of Directors, our Board of Directors appoints an independent director to serve as Lead Independent Director. The Lead Independent Director is elected to serve a one-year term commencing upon the adjournment of the annual meeting of shareholders until the adjournment of the following year’s annual meeting of shareholders, subject to such individual’s earlier death, resignation, or removal or replacement by the Board. Our Corporate Governance Guidelines empower our Lead Independent Director with well-defined duties that are further summarized below. In addition, our Board of Directors—which currently is comprised of 80% independent directors—exercises a strong, independent oversight function which enhances the accountability of the senior management team to our Board of Directors and provides for robust and impartial leadership and a unified voice that is accountable to our shareholders. This oversight function is enhanced by the fact that our Audit and Finance, Human Capital, and Corporate Governance and Nominating Committees are comprised entirely of independent directors. Further, our Board of Directors meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO’s performance against pre-determined goals. Our Board of Directors can and will change its leadership structure if our Board of Directors determines that doing so is in the best interest of our Company and shareholders.

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Lead Independent Director Duties

•Counsel the CEO on issues of interest and/or concern to the independent directors
•Coordinate, develop the agenda for, and chair executive sessions of the Board's independent directors
•Act as principal liaison between the independent directors and the CEO on sensitive issues
•Lead the annual CEO review process and meet with the CEO to discuss such evaluation
•Review recommendations for retention of consultants who report directly to our Board of Directors
•Provide our Board of Directors’ Chair with input as to the preparation of the agenda for Board of Directors meetings
•Advise our Board of Directors’ Chair as to the quantity, quality, and timeliness of the flow of information from management to the independent directors

Corporate Governance Guidelines
Our Board of Directors has approved, upon the recommendation of the Corporate Governance and Nominating Committee, a set of Corporate Governance Guidelines under which our Board of Directors and its committees operate. Our Corporate Governance Guidelines assist our Board of Directors and its committees in the exercise of their responsibilities and establish a common set of expectations and guidelines in order to provide a strong and robust governance framework for the Company. Among other topics, our Corporate Governance Guidelines address the following matters:
•Board evaluation: Our Board of Directors annually conducts a confidential performance evaluation to determine whether it and its committees are functioning effectively. As part of this evaluation, each director completes a written self-assessment questionnaire with a variety of questions designed to gather suggestions for improving the effectiveness of the Board of Directors and its committees and to solicit feedback on a range of issues, including Board composition, Board dynamics, the Board’s relationship with senior management, Board agendas and meetings, Board processes, and Board committees.
•Limitation on other board service: Carrying out the duties and fulfilling the responsibilities as a member of our Board of Directors requires a significant commitment of an individual’s time and attention. Accordingly, the Company’s Corporate Governance Guidelines provide (1) no director who serves as the chief executive officer of, or occupies an equivalent position at, any public company (including the Company) should serve on the boards of directors of more than two public companies (including the Company), (2) no other director should serve on the boards of directors of more than four public companies (including the Company), and (3) no member of the Audit and Finance Committee should serve simultaneously on the audit committees of more than three public companies (including the Company), in each case unless the Board determines that such service would not impair the ability of such director to effectively serve on the Board or the Audit and Finance Committee, as applicable. Directors must notify the Chair of the Corporate Governance and Nominating Committee in connection with accepting a seat on the board of directors of another business corporation so that the potential for conflicts or other factors compromising the director’s ability to perform his or her duties may be fully assessed.
•Board and committee meeting attendance: Each member of the Board is expected to make reasonable efforts to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board. Attendance and participation at meetings are important components of the directors’ duties and, as such, attendance rates are taken into account by the Corporate Governance and Nominating Committee in connection with assessments of director candidates for re-nomination as directors.
•Director orientation and continuing education: Our Corporate Governance and Nominating Committee has developed an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes, and our Code of Business Conduct and Ethics. In addition, our Board committees monitor the continuing education needs of their members and recommend action to the Board where appropriate. Further, our executive officers are

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responsible for periodically providing materials or briefing sessions for continuing directors to assist them in discharging their duties.
•Director access to management and advisors: Directors have complete access to senior members of our management. Our Board of Directors and each of its committees are authorized to request that any Company officer or employee, outside legal counsel, independent auditor, or other professional retained by the Company to render advice to the Company, attend any meeting of the Board or such committee or otherwise meet with members of or advisors to the Board of Directors. Our Board of Directors and each of its committees are authorized to engage legal, accounting, or other advisors to provide it with advice and information in connection with carrying out its or their responsibilities.
Management Succession Planning
Our Board of Directors recognizes that one of its most important duties is to ensure continuity in the Company’s senior leadership positions by overseeing the development of executive talent and planning for the succession of our senior management, including our Chief Executive Officer.
Our Board of Directors, with direction from the Lead Independent Director and the Chairs of the Corporate Governance and Nominating Committee and Human Capital Committee, oversees and periodically reviews the development and implementation of the Chief Executive Officer and senior management succession plans. In general, the Board of Directors’ management succession planning is designed to anticipate both long-term expected successions, such as those arising from anticipated retirements, and unplanned succession events, including vacancies resulting from emergencies or other unexpected events or departures. Our Board of Directors’ succession planning efforts are supported by input from our Chief Executive Officer and Executive Vice President, Human Resources, regular and direct interaction with members of senior management with a particular focus on those individuals identified as potential CEO successors, and the Human Capital Committee’s periodic review of senior managements’ qualifications, tenure, and experience with the Company’s long-term strategy and performance in mind.
Shareholder Engagement
We believe effective corporate governance requires regular, constructive, and thoughtful engagement with our shareholders on a number of topics, including operating performance, corporate governance, long-term strategy, executive compensation, corporate social responsibility, and governance-related issues. Our Board of Directors, CEO and senior management team play a central role in our shareholder engagement strategy, and we regularly engage shareholders throughout the year and consider their input. In addition, our Human Capital Committee is charged with monitoring and evaluating the Company’s engagement with shareholders to solicit feedback on the Company’s compensation philosophy, structure, programs, practices, and policies.
We solicit ongoing feedback from major shareholders and strive for continued and robust shareholder engagement throughout the year. Our Board of Directors welcomes feedback on its corporate governance and executive compensation practices and policies and believes that continued engagement with shareholders will further align the long-term interests of our Board of Directors, the Company, its management, and its shareholders. Following our annual meeting of shareholders in 2024, we offered our top 30 shareholders, collectively holding approximately 68% of our outstanding shares, an opportunity to engage with management and our Board of Directors. The meetings focused primarily on our governance practices and approach to culture, talent, and human capital.
As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with our Board of Directors, the independent directors of our Board of Directors or any individual member of our Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of our Board of Directors, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of our Board of Directors, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

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Policies Regarding Director Nominations
Our Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Below is a summary of certain provisions of this policy.
Process for Identifying and Evaluating Director Nominees
Our Board of Directors is responsible for selecting nominees for election to our Board of Directors by our shareholders. Our Board of Directors delegates the selection process to our Corporate Governance and Nominating Committee, with the expectation that other members of our Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, our Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by other directors or shareholders, or through such other methods as our Corporate Governance and Nominating Committee deems appropriate. When filling positions for membership on our Board of Directors, including through retained searches by third-party search firms, we are committed to actively seeking qualified candidates with a broad range of experience, viewpoints, professions, skills, geographic representations, and backgrounds, as well as diversity of race, ethnicity, gender, age, and culture. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. Once candidates have been identified, our Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by our Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that our Corporate Governance and Nominating Committee deems to be helpful in the evaluation process.
Our Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, our Corporate Governance and Nominating Committee recommends candidates for our Board of Directors’ approval as nominees for election to our Board of Directors. Our Corporate Governance and Nominating Committee also recommends candidates for our Board of Directors’ appointments to the standing committees of our Board of Directors.
Procedures for Recommendation of Director Nominees by Shareholders
The policy of our Corporate Governance and Nominating Committee is to consider properly submitted shareholder recommendations for director candidates. To submit a recommendation to our Corporate Governance and Nominating Committee for director nominee candidates, a shareholder must make such recommendation in writing and include, among other matters:
•the name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner, if any;
•the class and number of shares of our equity that are owned beneficially and held of record by such shareholder and such beneficial owner including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;
•a description of the material terms of any agreements, arrangements, or understandings (whether or not in writing) entered into between such shareholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing of, or voting of any shares of any class of our equity;
•the following information regarding the director nominee:
•the name, age, business address, and residence address of such person;
•the principal occupation or employment of such person; and
•the class and number of shares of our equity that are, directly or indirectly, owned beneficially or held of record by such person or any of its affiliates or associates including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;
•certain representations and agreements of such director nominee as set forth in detail in our By-laws;
•why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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•how the recommended candidate meets applicable independence requirements established by the SEC and Nasdaq;
•a representation that the shareholder giving the notice of recommendation intends to appear in person or by proxy at the applicable meeting of shareholders to nominate the persons named in its notice of recommendation; and
•all other information relating to the recommended candidate and the recommending shareholder that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or our By-laws, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by our Board of Directors and elected.
Recommendations must be sent to the Chair of our Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that with respect to a special meeting of shareholders called by us for the purpose of electing directors to our Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to our Corporate Governance and Nominating Committee. Once our Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to our Board of Directors.
Proxy Access Shareholder Nominations to our Board of Directors
Under our By-laws, eligible shareholders may also nominate persons for our Board of Directors for inclusion in our Proxy Statement. This is commonly known as “proxy access.” A shareholder, or a group of up to 20 shareholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of our Board (rounded down to the nearest whole number), subject to certain limitations and provided that the shareholders and the nominees satisfy the requirements specified in our By-laws.
Policy Governing Director Attendance at Annual Meetings of Shareholders
The Board of Directors has a policy of encouraging all directors and director nominees to attend all annual shareholder meetings. Seven of the nine members of our members of our Board of Directors then serving on the Board of Directors were present at the 2024 annual meeting of shareholders.
Code of Business Conduct and Ethics
We have in place a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors, officers, and employees. The Code of Ethics is designed to deter wrongdoing and promote:
•honest and ethical conduct of everyone associated with the Company, including the ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate, timely, and understandable disclosure in reports and documents that we submit to the SEC and in our other public communications;
•compliance with applicable governmental laws, rules, and regulations;
•the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;
•accountability for adherence to the Code of Ethics; and
•safe, healthful, and sustainable working conditions, operations, and products.

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The Code of Ethics provides for anonymous reporting of violations via reporting mechanisms approved by our Audit and Finance Committee. A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 5505 Endeavor Lane, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.
Insider Trading, Anti-Hedging and Pledging Policies
We have adopted an Insider Trading Policy containing policies and procedures governing the purchase, sale and/or other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Our Insider Trading Policy has been filed as Exhibit 19 to our 2024 Annual Report on Form 10-K, as required by the rules and regulations of the SEC.
We prohibit Insiders from engaging in speculative transactions involving the Company's securities, including short sales, puts, calls or other publicly traded options on the Company's common stock. Additionally, insiders are prohibited from engaging in hedging, monetization transactions or similar arrangements involving the Company’s securities, such as zero-cost collars and forward sale contracts. Insiders are prohibited from holding the Company’s securities in a margin account or pledging such securities as collateral for a loan.
Additional Governance Matters—Corporate Impact and Responsible Business
Corporate impact is consistent with our mission to empower patients with the most effective methods of cancer detection and treatment guidance to help eradicate the disease and save lives. We believe that to serve patients well, it is important to also act responsibly in our relationships with our employees, our communities, and the environment. We are committed to: (1) investing in our people; (2) conducting our business with the highest professional and ethical standards; (3) quality and the continuing effectiveness of our quality management system; (4) making it easy and affordable to complete our tests; and (5) working safely and being environmentally responsible. You can find more details about our corporate impact efforts in our 2023 Responsible Business report (formerly known as our ESG Report), which was published in the Responsible Business section of our Investor Relations website in May 2024. Our 2024 Responsible Business report is expected to be published in the Responsible Business section of our Investor Relations website in May 2025.
Talent Strategy
We believe diversity in thought, experience, perspective, and background within our team is necessary to support our core value of innovation. We are firmly committed to providing equal opportunity in all aspects of employment and will not discriminate in any employment decision because of a person’s race, color, sex, religion, national origin, age, disability, sexual orientation, gender identity, genetic information, veteran status, or any other basis prohibited by applicable law.
Our talent strategy team, led by our EVP, Human Resources, is responsible for developing and implementing our talent management and recruitment programs. The Human Capital Committee of our Board of Directors oversees and monitors our policies and strategies relating to culture, talent, and human capital management.
Compensation and Benefits
We are committed to providing a market-competitive total rewards program that inspires sustained commitment to our success and meets the needs of our diverse, global workforce. Our total rewards program includes competitive compensation,comprehensive benefits, well-being and work-life initiatives, mobility and employee recognition programs.
Training and Development
We invest significant resources to develop the talent needed to achieve long-term success. We implemented a comprehensive employee training program through platforms such as our Learning Universe and LinkedIn Learning, that includes all full-time, part-time, and temporary employees. The training offerings range from general topics, such as decision-making and active listening, to role-specific topics to help employees be successful. Senior leadership, in

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conjunction with human resources, is responsible for ensuring that all staff, including contractors and consultants, have the appropriate education, training, competency, and credentials. We create opportunities for personal and professional growth and career mobility for all employees.
Our Board of Directors and its Committees
Board of Directors
Our Certificate of Incorporation and By-laws state that the number of directors (not less than three) constituting the entire Board of Directors shall be determined by resolution of our Board of Directors and that our Board of Directors has the authority to increase the number of directors, fill any vacancies on our Board of Directors and to decrease the number of directors to eliminate any vacancies. The Board of Directors currently consists of 10 directors.
At our 2023 annual meeting of shareholders, our shareholders approved the Board recommended Declassification Amendment to eliminate the Company’s classified board structure over a three-year period. Beginning with the election of our Class III directors at the 2024 annual meeting, directors are elected for a one-year term (each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal). The approval of the Declassification Amendment by the shareholders did not shorten the terms for any previously elected directors, which means that the Class II directors elected at the 2023 annual meeting will continue to hold office until the 2026 annual meeting, the end of the terms for which they were elected. By the 2026 annual meeting, all directors will be elected on an annual basis (each to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal).
Our Board of Directors met nine times during the year ended December 31, 2024. All directors attended at least 75% of the aggregate of all meetings of our Board of Directors and all committees of our Board of Directors on which he or she served during 2024.
Committees
Our Board of Directors has the following standing committees: Audit and Finance; Corporate Governance and Nominating; Human Capital; and Innovation, Technology & Pipeline. Our Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by our Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.
The following table sets forth the current members of each standing committee of our Board:

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NAME	AUDIT AND FINANCE	CORPORATE GOVERNANCE AND NOMINATING	HUMAN CAPITAL	INNOVATION, TECHNOLOGY & PIPELINE
Michael Barber
Paul Clancy
D. Scott Coward
James Doyle
Daniel Levangie
Shacey Petrovic
Kimberly Popovits
Leslie Trigg
Katherine Zanotti

Chair	Member

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The following summarizes the current membership of each committee, as well as the primary roles and responsibilities of each committee and the number of times each committee met in 2024.

Audit and Finance Committee	Number of Meetings in 2024: 6
Members	Among other things, our Audit and Finance Committee:
•Paul Clancy (Chair) •Michael Barber •Daniel Levangie
•Maintains accountability for assisting our Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information
•Reviews, monitors, and reports to our Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting
•Selects, evaluates, and replaces the independent auditor and serves as ultimate authority to which independent auditors are accountable
•Oversees the Company’s internal audit department, including the appointment, replacement, or dismissal of the director of internal audit and the internal audit department’s activities, including all issued internal audit reports, major findings, and updates on remediation of past findings
•In consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto
•Advises and consults with management concerning plans and objectives for the Company’s capitalization, including the structure and amount of debt and equity required to meet the Company’s financing needs
•Regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures, including cyber security, their potential financial impact on the Company, and the steps taken to monitor and control those risks, and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities
•Provides the Audit and Finance Committee report for inclusion in our proxy statement for our annual meeting of shareholders
•Recommends, establishes, and monitors procedures for the receipt, retention, and treatment of complaints relating to accounting, internal accounting controls, or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters

Our Board of Directors has determined that each member of our Audit and Finance Committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. Our Board of Directors has also determined that each member of our Audit and Finance Committee qualifies as an “audit committee financial expert” under the rules of the SEC.

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Corporate Governance and Nominating Committee	Number of Meetings in 2024: 3
Members	Among other things, our Corporate Governance and Nominating Committee:
•Shacey Petrovic (Chair) •Paul Clancy •James Doyle
•Recommends to our Board of Directors persons to serve as members of our Board of Directors and as members of and chairs for the committees of our Board of Directors
•Considers the recommendations of candidates to serve as directors submitted from our shareholders
•Assists our Board of Directors in evaluating the performance of our Board of Directors and our committees of our Board of Directors
•Advises our Board of Directors regarding the appropriate board leadership structure for the Company
•Reviews and makes recommendations to our Board of Directors on corporate governance matters
•Reviews the Company’s principles, programs, and practices on sustainability topics, including environmental and social affairs
•Reviews the size and composition of our Board of Directors and recommends to our Board of Directors any changes it deems advisable

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is an independent director within the meaning of the Nasdaq director independence standards and applicable rules of the SEC.

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Human Capital Committee	Number of Meetings in 2024: 5
Members	Among other things, our Human Capital Committee:
•Katherine Zanotti (Chair) •James Doyle •Daniel Levangie •Kimberly Popovits
•Discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers
•Evaluates and recommends to our Board of Directors appropriate compensation for the Company’s independent directors
•Oversees the Company’s procedures for consideration and determination of executive and director compensation
•Reviews and approves all executive compensation
•Administers and implements the Company’s incentive compensation plans and equity-based plans
•Reviews, monitors, and oversees the Company’s employee benefit plans
•Reviews and approves any Company compensation clawback or recoupment policies
•Reviews and approves policies and procedures relating to perquisites for executive officers
•Oversees succession planning for executive management and reviews the performance, potential, development, and retention of current and future executive management and the organizational capability to meet short- and long-term strategic objectives
•Reviews and recommends the Compensation Discussion & Analysis for inclusion in our proxy statement for our annual meeting of shareholders
•Oversees and monitors the Company’s policies and strategies relating to culture, talent, and human capital management, including employee engagement, and periodically assesses the alignment of such programs with our long-term business strategy
•Provides our Human Capital Committee Report for inclusion in our proxy statement for our annual meeting of shareholders

Each member of our Human Capital Committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each member of our Human Capital Committee is also an independent director within the meaning of Nasdaq’s director independence standards and applicable SEC rules.

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Innovation, Technology and Pipeline Committee	Number of Meetings in 2024: 3
Members	Among other things, our Innovation, Technology and Pipeline Committee:
•Michael Barber (Chair) •D. Scott Coward •Kimberly Popovits
•Interacts with management and external advisors to develop insights and recommendations regarding the Company’s approach to pipeline development and technical and commercial innovation, including:
•Maintaining alignment between strategic commercial objectives, the Company’s product development pipeline, and new technology innovations consistent with the Company’s strategic direction
•Assisting management in identification, evaluation, and oversight of appropriate pipeline, technology, and product development investments
•Working with management to prioritize medical and clinical technology needs that can effectively be addressed by the Company
•Developing measurement and tracking methods for significant pipeline, product development, and other innovation projects
•Developing, overseeing, and reviewing key product development and other technical personnel
•Establishing practices and procedures to ensure that the Company’s existing and new product technologies are developed and commercialized according to proper safety, health, and regulatory compliance principles
•Assessing new and existing intellectual property assets and risks
•Supports the recruitment and development of, and interaction with, the Company’s scientific advisory board
•Provides an early assessment of, and acts as a sounding board to management with regard to, merger and acquisition opportunities that would expand the Company’s pipeline or product/service offerings
•Provides feedback and input regarding the Company’s development of innovative new business models, strategies, and tactics

Human Capital Committee Interlocks and Insider Participation
James Doyle, Daniel Levangie, Freda Lewis-Hall, and Katherine Zanotti served on our Human Capital Committee in 2024. None of the directors who served on our Human Capital Committee in 2024 has ever served as one of our employees or officers. During 2024, none of our executive officers served as a director or member of a compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Human Capital Committee.
Certain Relationships and Related Transactions
Other than compensation agreements and other arrangements which are described in “Compensation And Other Information Concerning Named Executive Officers” beginning on page 43, in 2024 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock, or any member of their immediate family had, or will have, a direct or indirect material interest.
Our Board of Directors has adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval, or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that our Audit and Finance Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or

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disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of our Audit and Finance Committee is not feasible, our Audit and Finance Committee shall consider the related person transaction and, if our Audit and Finance Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, our Audit and Finance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Role of our Board of Directors in Risk Oversight
Our Board of Directors administers its risk oversight function directly and through our Audit and Finance Committee and our Human Capital Committee.
Our Audit and Finance Committee reviews and evaluates the processes utilized by management to identify and assess the material internal and external risks that may affect the Company’s business, including without limitation, operational, product quality and safety, legal and regulatory compliance, litigation, and information security. Our Audit and Finance Committee regularly discusses with management, Company legal counsel, and the internal audit department the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of legal and regulatory compliance matters and risk management activities, including an insurance review, a review of management’s precautionary plans for disaster protection, and a review of the Company’s policies and procedures with respect to cybersecurity threats and related issues. Additionally, our Audit and Finance Committee oversees the process by which our Board of Directors is informed regarding the risks facing the Company and coordinates with the Company’s legal counsel to ensure our Board of Directors receives regular risk assessment updates from management. Our Audit and Finance Committee also reviews regulatory investigations (including findings thereof) as well as any alleged significant violations of laws, regulations, or Company policies, including the Company’s Code of Ethics and the Company’s Code of Conduct on Interaction with Health Care Professionals, and reports such findings to our Board of Directors as needed.
Our Human Capital Committee, together with management, has reviewed the Company’s compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Cybersecurity and Data Protection Risk Management

Protecting the privacy of our patients’ and employees’ information and the security of our systems and networks has long been, and will continue to be, a priority for Exact Sciences and our Board of Directors. We have technical, administrative, and physical safeguards in place to help protect against unauthorized access to, use or disclosure of patient and employee information and data we collect and store. In addition, our comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, file integrity monitoring, encryption, and access control. Our Chief Information Security Officer (“CISO”) is responsible for identifying, assessing and managing the Company’s risks from cyber security threats.
Consistent with our Board of Directors’ risk management and oversight structure, our Audit and Finance Committee has primary responsibility for overseeing our risk management practices, programs, and policies related to data privacy, data protection, and cybersecurity. The Audit and Finance Committee reviews and evaluates the processes utilized by management to identify and assess the material internal and external risks that may affect our business. Our Audit and Finance Committee regularly discusses our major risk exposures with management, Company legal counsel, and the internal audit department. Our CISO provides our Audit and Finance Committee with periodic updates about our cybersecurity program and material risks. Additionally, our Audit and Finance Committee oversees the process by which our Board of Directors is informed regarding the risks facing the Company and coordinates with our legal counsel to ensure our Board of Directors receives regular risk assessment updates from management.

Exact Sciences 2025 Proxy Statement	35

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
Director Compensation
Compensation Policy for Non-Employee Directors
We maintain a compensation policy for our non-employee directors (the “Director Compensation Policy”) that is intended to enable us to attract and retain, on a longer-term basis, high-qualified, non-employee directors and to align their financial interests with those of our shareholders. We undertake an annual review of the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by our independent compensation consultant, Aon Human Capital Solutions, a division of Aon plc (“Aon”) (formerly known as Radford).This assessment and analysis informed the Director Compensation Policy and generally positioned the cash and equity compensation paid to our non-employee directors at the market median of a peer group that is reviewed annually. For information regarding the peer group, which is the same peer group used in connection with the determination of executive compensation, see “Compensation and Other Information Concerning Named Executive Officers” beginning on page 43.
In January 2024, after the Human Capital Committee’s annual review and assessment of our Director Compensation Policy and market analysis provided by Aon, the Human Capital Committee recommended to the Board, and the Board approved, certain increases to non-employee director compensation in order to continue to attract, retain, and reward qualified non-employee directors. Effective fiscal 2024, the annual Board member cash retainer fee was increased from $60,000 to $70,000, the cash retainer for the Chair of the Innovation, Technology and Pipeline Committee was increased from $15,000 to $20,000, the cash retainer for members of the Corporate Governance and Nominating Committee was increased from $6,500 to $7,500, and the cash retainer for members of the Innovation, Technology and Pipeline Committee was increased from $6,500 to $10,000.
Under the Director Compensation Policy, each non-employee director who continues to serve as a director following the Company’s annual meeting of shareholders is entitled to an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)
Lead Independent Director	110,000
Director (other than Lead Independent Director)	70,000

Committee Chair Compensation	Annual Retainer ($)
Audit and Finance Committee	25,000
Human Capital Committee	20,000
Corporate Governance and Nominating Committee	15,000
Innovation, Technology and Pipeline Committee	20,000

Committee Member Compensation (Other than Committee Chairs)	Annual Retainer ($)
Audit and Finance Committee	12,500
Human Capital Committee	10,000
Corporate Governance and Nominating Committee	7,500
Innovation, Technology and Pipeline Committee	10,000

In lieu of cash, each non-employee director may elect to receive restricted shares of Company common stock having an equivalent dollar value.
In addition, members of our Innovation, Technology & Pipeline Committee receive an additional cash payment of $5,000 per full-day, on-site, special working meeting.

36	Exact Sciences 2025 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
Under the Director Compensation Policy, effective beginning with 2024, on the date of each annual meeting of shareholders, each non-employee director who is continuing to serve as a director following such meeting is granted restricted stock or deferred stock units having a value of $300,000 (increased from $275,000, effective fiscal 2024) with the number of shares of restricted stock or deferred stock units to be issued determined based on the average closing price of the Company’s common stock on the 30 trading days preceding the grant date, rounded down to the nearest whole share. In addition, if the Chair of our Board of Directors is independent and such Chair will continue as Chair following the date of the annual meeting, such Chair will be granted an additional annual restricted stock or deferred stock unit award having a value of $15,000. These annual equity award grants are scheduled to vest upon the earlier of the first anniversary of the grant date or the date of the next annual meeting of shareholders. However, upon the death or disability of a director or a change in control of us, such director’s equity awards will vest in full; and, upon a director’s ceasing to serve as a director for any other reason, such director’s equity awards will vest pro rata based on the number of days between the grant date and the date of cessation of services divided by 365.
Under the Director Compensation Policy, if a director is elected or appointed to our Board of Directors other than on the date of the Company’s annual meeting of shareholders, such director’s annual cash and equity compensation as described above, for the period between the date of such election or appointment and the date of the Company’s next annual meeting of shareholders, will be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director’s election or appointment and the date of the Company’s next annual meeting of shareholders. The number of shares of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing price of the Company’s common stock on the 30 trading dates preceding the date of election or appointment, rounded down to the nearest whole share, and such shares of restricted stock or deferred stock units are fully vested upon grant.
Upon his or her initial election to our Board of Directors, a new director receives shares of restricted stock or deferred stock units having a value equal to $375,000 based on the closing sale price of our common stock on the 30 trading days preceding the date of appointment, rounded down to the nearest whole share. Such shares of restricted stock or deferred stock units vest in three equal annual installments. However, upon the death or disability of a director or a change in control of us, such shares of restricted stock or deferred stock units will vest in full.
The Exact Sciences Corporation 2019 Omnibus Long-Term Incentive Plan (as amended, the “2019 Plan”) establishes annual limits on the awards issuable to our non-employee directors. Under the 2019 Plan, the maximum value of all awards granted to a non-employee director, taken together with any cash fees paid to such non-employee director and the value of awards granted under any other equity compensation plan of the Company or an affiliate during the calendar year, may not exceed $600,000 (calculating the value of any equity compensation plan awards based on the grant date fair value for financial reporting purposes). However, awards granted to non-employee directors upon their initial election to our Board of Directors or the board of directors of an affiliate will not be counted towards this limit, and our board may make exceptions to this limit in extraordinary circumstances for an individual non-employee director if such individual non-employee director does not participate in the Board’s decision and the related compensation. If the shareholders approve the 2025 Plan (as defined below) set forth in Proposal 4, such maximum value would be increased from $600,000 to $750,000, increased to $1,500,000 for the calendar year in which such member joins the Board as a non-employee director.
The foregoing compensation is in addition to reimbursement of all reasonable out-of-pocket expenses incurred by directors in attending meetings of our Board of Directors.
Stock Ownership Guidelines
As described below under "Compensation and Other Information Concerning Named Executive Officers — Compensation Discussion and Analysis" beginning on page 43 we maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and executive officers, to further align their interests with the long-term interests of our shareholders, and to further promote the Company’s commitment to sound corporate governance. Our Stock Ownership Guidelines require directors to retain a number of shares with a Stock Value (as such term is defined in the guidelines) equal to or greater than five times the Annual Retainer (as such term is defined in the guidelines). As of December 31, 2024, each of our non-employee directors was in compliance with the Stock Ownership Guidelines, or on track to meet them by the end of the phase-in period applicable to newly appointed directors.

Exact Sciences 2025 Proxy Statement	37

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Director Compensation in 2024
The following table provides compensation information for the one-year period ended December 31, 2024 for each non-employee member of our Board of Directors. Mr. Conroy did not receive separate compensation for his service as a director in 2024. Mr. Conroy’s compensation for his services as an employee is discussed in the executive compensation disclosures below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Michael Barber (2)	102,500		571,183	(3)	673,683
Paul Clancy	102,500		253,892		356,392
D. Scott Coward	80,000		253,892		333,892
James Doyle	127,500		253,892		381,392
Pierre Jacquet (4)	—		—		—
Daniel Levangie	92,500		253,892		346,392
Freda Lewis-Hall (4)	—		—		—
Shacey Petrovic	85,000		253,892		338,892
Timothy Scannell (4)	—		111,364	(5)	111,364
Kathleen Sebelius	87,500	(6)	253,892		341,392
Leslie Trigg (7)	—		—		—
Katherine Zanotti	90,000		253,892		343,892
(1)The amounts shown in this column indicate the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2024. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.
(2)Mr. Barber was elected to the Board of Directors during our 2024 annual meeting of shareholders.
(3)Mr. Barber was granted (i) an initial award of 7,422 shares of deferred stock units on June 13, 2024, with an aggregate grant date fair value of $317,291 and (ii) an annual award of 5,939 shares of restricted stock on June 13, 2024, with an aggregate grant date fair value of $253,892, each such value computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Mr. Barber’s initial award of deferred stock units generally vests in three equal annual installments. Mr. Barber’s annual award of restricted stock generally vests upon the earlier of the first anniversary of the grant date or the date of the next annual meeting of shareholders.
(4)Mr. Jacquet, Ms. Lewis-Hall and Mr. Scannell did not stand for reelection and resigned (or in the case of Ms. Lewis-Hall, retired) as members of the Board effective immediately following the Company’s 2024 annual meeting of shareholders.
(5)Represents the annual award granted to Mr. Scannell for the period between Mr. Scannell’s appointment to the Board in October 2023 and our annual meeting of shareholders for 2024.
(6)Per the election of Ms. Sebelius and in accordance with the Director Compensation Policy, 100% of her annual cash retainer was paid in shares of Company common stock.
(7)Ms. Trigg was appointed to the Board of Directors on April 29, 2025 and consequently did not receive any compensation during 2024.

38	Exact Sciences 2025 Proxy Statement

CORPORATE GOVERNANCE PRINCIPLES, BOARD MATTERS AND NON-EMPLOYEE DIRECTOR COMPENSATION
As of December 31, 2024, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock, restricted stock units (“RSUs”) and deferred stock units as follows:

Name	Number of Securities Underlying Unexercised Options		Unvested Shares of Restricted Stock, RSUs and Deferred Stock Units
Michael Barber	—		13,361
Paul Clancy	—		5,939
D. Scott Coward	27,836	(1)	13,374	(1)
James Doyle	—		5,939
Daniel Levangie	—		5,939
Shacey Petrovic	—		5,939
Kathleen Sebelius	—		5,939
Leslie Trigg	—		—
Katherine Zanotti	—		5,939
(1)Includes 27,836 options and 2,248 shares of RSUs granted to Mr. Coward in his role as Executive Vice President, Chief Legal Officer, and Secretary of the Company prior to his appointment to the Board.

Exact Sciences 2025 Proxy Statement	39

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WHAT YOU ARE VOTING ON:
Shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (“PwC”), which has served as our independent registered public accounting firm since 2020, the Audit and Finance Committee of our Board of Directors believes that retaining PwC is in the best interests of our Company. The Audit and Finance Committee of our Board of Directors has appointed PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although it is not required to do so, our Board of Directors is asking shareholders to ratify PwC’s appointment. If our shareholders do not ratify PwC’s appointment, the Audit and Finance Committee will reconsider its selection. Whether or not shareholders ratify PwC’s appointment, the Audit and Finance Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
PwC has advised the Committee that it is an independent accounting firm with respect to our Company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.
A representative of PwC is expected to be present at the Annual Meeting. In addition to having the opportunity to make a statement, the PwC representative will be available to respond to any appropriate questions.
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2

40	Exact Sciences 2025 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table sets forth the aggregate fees billed or expected to be billed by PwC for 2024 for audit and non-audit services, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described in the following table.
PricewaterhouseCoopers

Fee Category	2024	2023
Audit Fees(1)	$3,137,000	$2,869,000
Audit-Related Fees(2)	85,000	85,000
Tax Fees	—	—
All Other Fees	—	—
Total	$3,222,000	$2,954,000
(1)Audit fees include fees for professional services rendered for the audit of our consolidated annual financial statements, quarterly reviews, consents, and assistance with and review of documents filed with the SEC. Audit fees also include fees for professional services rendered for statutory audits performed by PwC’s international affiliates.
(2)Audit-related fees for 2024 and 2023 include fees for the audit of our 401(k) Plans.
Pre-Approval Policies and Procedures
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. All such services provided in 2024 were pre-approved by the Audit and Finance Committee. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the full Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
The Audit and Finance Committee has delegated pre-approval authority to its chair when necessary due to timing considerations. Any services pre-approved by such chair must be reported to the full Audit and Finance Committee at its next scheduled meeting.

Exact Sciences 2025 Proxy Statement	41

REPORT OF THE AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee is comprised of Paul Clancy, Michael Barber, and Daniel Levangie. None of the members of the Audit and Finance Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit and Finance Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit and Finance Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2024, and has discussed them with both management and PricewaterhouseCoopers (“PwC”), the Company’s independent registered public accounting firm. The Audit and Finance Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit and Finance Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PwC their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence. The Audit and Finance Committee has also considered and discussed the compatibility of non-audit services provided by PwC with that firm’s independence.
Based on its review of the audited consolidated financial statements for the year ended December 31, 2024, and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Respectfully submitted by the Audit and Finance Committee.
The Audit and Finance Committee:
Paul Clancy, Chair
Michael Barber
Daniel Levangie

42	Exact Sciences 2025 Proxy Statement

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

WHAT YOU ARE VOTING ON:
Shareholders are being asked to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

This Proposal 3 enables our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement.
At our 2024 annual meeting of shareholders, we held a Say-on-Pay vote on the compensation of our named executive officers for 2023, which received the support of approximately 92% of the votes cast. We view this as an indication of our shareholders’ positive reaction to our executive compensation program.
As described in detail under the heading “Compensation and Other Information Concerning Named Executive Officers—Compensation Discussion and Analysis” beginning on page 43, our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Please read the “Compensation and Other Information Concerning Named Executive Officers” section beginning on page 43 for additional details about our executive compensation programs, including information about the 2024 compensation of our named executive officers.
We are asking our shareholders to indicate their support for our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the “Compensation Discussion and Analysis”, the compensation tables, and any related material disclosed in the proxy statement for the Company’s 2025 Annual Meeting is hereby APPROVED.”
Although the vote on this Proposal 3 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our shareholders and will consider the result of the vote when determining future executive compensation arrangements.
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3

Exact Sciences 2025 Proxy Statement	43

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers (“NEOs”) determined in accordance with SEC rules, whose compensation information is presented in the following tables and discussed in accordance with SEC rules. Set forth below are our NEOs and their current positions with the Company:

Name	Position
Kevin Conroy	Chairman, President and Chief Executive Officer
Aaron Bloomer	Executive Vice President and Chief Financial Officer
Jeffrey Elliott (1)	Former Executive Vice President and Chief Financial Officer
Jacob Orville	Executive Vice President and General Manager, Screening
Brian Baranick	Executive Vice President and General Manager, Precision Oncology
Sarah Condella	Executive Vice President, Human Resources & Service
Everett Cunningham (1)	Former Chief Commercial Officer
(1)As described below, Mr. Elliott’s employment with the Company terminated on August 2, 2024, and Mr. Cunningham’s employment with the Company terminated on June 13, 2024.
2024 CFO Transition
Following an extensive candidate search and interview process, our Board of Directors appointed Aaron Bloomer as our Chief Financial Officer effective May 15, 2024. In connection with this transition, we entered into an employment agreement with Mr. Bloomer. Please see page 63 for a description of the employment agreement.
Our Company
Exact Sciences Corporation is a leading, global, advanced cancer diagnostics company. We have developed some of the most impactful tests in cancer screening and diagnostics, and are currently working to bring new, innovative cancer tests to patients throughout the world.
We are committed to making earlier cancer detection a routine part of medical care. From screening to treatment guidance, we help people get the answers they need to make more informed cancer care decisions. Our revenues are primarily generated by our laboratory testing services from our Cologuard® colorectal cancer screening test and our Oncotype DX® cancer diagnostic tests and services.

44	Exact Sciences 2025 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Executive Summary

2024 was another record-breaking year for Exact Sciences. We generated $2.76 billion in revenue, an increase of 11% on a core revenue basis, improved profitability on an adjusted EBITDA(1) basis by 48% year-over-year, and improved free cash flow(1) generation.
Our key pipeline programs achieved several critical milestones in 2024, including the following:
•Secured FDA approval and Medicare pricing for Cologuard PlusTM
•Completed two studies for OncodetectTM
•Generated evidence for our liquid biopsy colon cancer screening test as well as our multi-cancer screening test
Our executive compensation program supports long-term value creation. Approximately 93% of our CEO target compensation and approximately 88% of the target compensation for our other NEOs serving at the end of fiscal 2024 is variable and at risk, tied to our stock price performance, or subject to achievement of pre-set, rigorous performance targets as shown in the graphs below.
Our NEO compensation program reflects our focus on long-term shareholder value creation, including the following:
•Percentage of 2024 equity awards as target PSUs for CEO at 60%, percentage for other non-CEO NEOs serving at the end of fiscal 2024 at 50% (excluding Mr. Bloomer’s new-hire compensation package and Mr. Orville’s and Mr. Baranick’s promotion RSUs);
•Use of a rTSR modifier for the PSUs granted in 2024, which may increase or decrease the earned payout by up to 50% to reinforce alignment with shareholders; and
•A clawback policy that not only satisfies the requirements set forth in the Dodd-Frank Act, but goes beyond by allowing recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement.
Our 2024 annual incentive plan paid out at 47% of target, and our 2022 PSU program paid out at 60.7% of target. These payouts underscore the rigor of our incentive programs and their alignment with our shareholders.
We believe our compensation program continues to incentivize long-term shareholder value creation and our incentive programs continue to focus executives on profitable growth. We remain committed to advancing our pipeline of life-changing diagnostics.
2024 ACHIEVEMENTS
$2.76B TOTAL REVENUE, 11% GROWTH ON A CORE REVENUE BASIS
48% YoY ADJUSTED EBITDA IMPROVEMENT
133% YoY FREE CASH FLOW IMPROVEMENT
400K+ GLOBAL NETWORK OF ORDERING PROVIDERS
OUR FLAGSHIP TESTS

4.6M PEOPLE TESTED IN 2024
21M CUMULATIVE PEOPLE TESTED

(1)Throughout this Compensation Discussion and Analysis we refer to adjusted EBITDA and free cash flow, non-GAAP financial measures, which we believe are relevant to understanding our results of operations and compensation performance measures. See Appendix A attached to this Proxy Statement for a reconciliation of adjusted EBITDA to GAAP net income and free cash flow to cash provided by operating activities.

Exact Sciences 2025 Proxy Statement	45

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
The charts below show the target pay mix of our CEO and the average target pay mix of our other NEOs serving at the end of fiscal 2024.
CEO Target Pay Mix (1)
Average Non-CEO NEO Target Pay Mix (1)

(1)This disclosure is based on the grant date fair values under applicable accounting standards for RSUs and PSUs for NEOs serving at the end of fiscal 2024 and excludes Mr. Bloomer’s new-hire RSU award.

46	Exact Sciences 2025 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Other 2024 Executive Compensation Highlights
Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy and align with sound governance principles. Listed below are additional details and highlights of our 2024 executive compensation policies and practices.

Ongoing shareholder engagement
We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand their priorities. Following our annual meeting of shareholders in 2024, we offered our top 30 shareholders, collectively holding approximately 68% of our outstanding shares, an opportunity to engage with management and our Board of Directors. We believe that ongoing engagement builds mutual trust and alignment and is essential to our long-term success.

Continued commitment to performance-based equity compensation
In accordance with our commitment to meaningful performance-based equity compensation, the Human Capital Committee maintained the percentage of 2024 equity awards as target PSUs for CEO at 60% and the percentage of target PSUs for other non-CEO NEOs serving at the end of fiscal 2024 at 50% (excluding the new-hire compensation package to Mr. Bloomer and Mr. Orville’s and Mr. Baranick’s promotion RSUs).

Maintained relative total shareholder return (rTSR) modifier in PSUs
The 2024 PSUs granted to our senior executive team, including each of our NEOs, are tied to revenue growth (75%) and adjusted EBITDA (25%). In addition to these performance criteria, we continued to apply a rTSR modifier so that the amount of these awards earned may be increased or decreased based on the Company’s rTSR performance over a three-year period, relative to a peer index. The rTSR modifier can increase or decrease payout by as much as 50% (to a maximum possible achievement of 225% of target).

Maintained incentive clawback policy for employees	The Human Capital Committee continues to maintain and administer a clawback policy that not only satisfies the requirements set forth in the Dodd-Frank Act, but goes beyond by allowing recoupment of incentive compensation in the event of misconduct that did not result in a financial restatement.
Continued formula-driven calculation of annual bonus payouts	Our Human Capital Committee continued to rely solely on pre-determined objective measures to assess financial performance for cash bonus payments for 2024.

Exact Sciences 2025 Proxy Statement	47

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
2024 Financial Performance and Operational Highlights
Exact Sciences generated a record 2.76 billion in revenue in 2024, an increase of 10%, or 11% on a core revenue basis, with Screening revenue of $2.10 billion and Precision Oncology revenue of $655 million. Strong revenue growth and industry-leading gross margins powered $323 million in positive adjusted EBITDA for the year ended December 31, 2024.
Revenue
(4-year CAGR: 17%)
Adjusted EBITDA

48	Exact Sciences 2025 Proxy Statement

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
We also executed on key priorities:
•Achieved an overall customer satisfaction score of 8.7 out of 10
•Achieved Great Place to WorkTM certification through an employee engagement survey
•Tested more than 4.6 million people, including a record with Cologuard and Oncotype DX
•Secured FDA approval and Medicare pricing for Cologuard Plus, our next-generation Cologuard test, which launched in the second quarter of 2025
•Completed two studies for Oncodetect, our molecular residual disease test, which launched in the second quarter of 2025
•Advanced our multi-cancer early detection test, which will launch as an LDT in 2025
•Grew core revenue(1) by 11% to $2.8B
•Achieved $323M of full-year adjusted EBITDA, an increase of 48% year over year

(1)Core revenue is a non-GAAP financial, which we believe is relevant to understanding our results of operations. See Appendix A attached to this Proxy Statement for a reconciliation of core revenue.
CEO Realizable Pay
Paying for performance is the foundation of our compensation program, and we put much of our executives’ pay “at-risk.” Over the past several years, we have granted a mix of time-based RSUs and performance-based PSUs, as well as stock options, to retain and motivate our executives to deliver long-term performance. Given that a significant portion of the compensation packages vary depending on our performance, oftentimes the grant date value of compensation (as reported annually in the Summary Compensation Table) is not always reflective of the actual realizable pay value that may be received by the CEO.
The following chart shows the difference between the reported pay for Mr. Conroy, as disclosed in the Summary Compensation Table, and the realizable pay values of those awards as of the end of 2024. Realizable pay for the past three years is generally aligned with our stock price performance over the same period.
CEO Summary Compensation Table vs. Realizable Pay
(millions)
“Summary Compensation Table” pay is defined as compensation earned or deliverable, as disclosed in the Summary Compensation Table for each year, including actual base salaries, actual annual cash bonuses received, and long-term equity awards (RSUs, PSUs, and option grants) based on the grant date fair value under applicable accounting guidance.

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“Realizable Pay” is defined as the compensation earned or deliverable in each year including: actual salary received, actual annual cash bonuses received, and the intrinsic (as opposed to accounting) value of long-term incentive plan components, as valued on December 31, 2024 using the year-end stock price of $56.19 per share.
Ongoing Compensation Policies and Practices
In setting executive base salaries, annual cash bonus opportunities, and equity incentive grant levels, our Human Capital Committee considers compensation for comparable positions in the market, the competition for talent, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our patients and shareholders, and a long-term commitment to our Company. We target a competitive position, informed by an analysis of the practices of our peer group identified below, when determining the mix of compensation of base salary, annual cash bonus opportunities, and long-term incentive opportunities.
Role of Shareholder Say-on-Pay Votes
We value our shareholders’ opinions and feedback and are committed to maintaining an active dialogue to understand the priorities and concerns of our shareholders. We believe that ongoing engagement builds mutual trust and alignment with our shareholders and is essential to our long-term success. Through conversations with our shareholders, we gain valuable perspectives which are conveyed to the full Board of Directors and relevant committees of the Board of Directors. At our 2024 annual meeting of shareholders, we held a Say-on-Pay vote on the compensation of our named executive officers for 2023, which received the support of approximately 92% of the votes cast. We view this as an indication of our shareholders’ positive reaction to our executive compensation program. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider shareholder perspectives with respect to our compensation program design and practices. We currently hold our Say-on-Pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. Our next scheduled advisory vote on the frequency of future stockholder advisory votes on named executive officer compensation will be at the 2029 annual meeting of shareholders.

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Objectives and Philosophy of Our Executive Compensation Program
Each year, the Human Capital Committee reviews our Company’s executive compensation philosophy and objectives and makes appropriate changes to ensure the sustained competitiveness of our program.
The compensation program for our executive officers is intended to achieve the following objectives:

	+		+		+		+

Provide a competitive compensation package comparable to similarly sized companies in the life sciences industry that enables us to attract and retain qualified executives		Focus executive behavior on achievement of strategic goals and discourage excessive risk taking by including the use of multiple performance periods, duplicative metrics, and a clawback policy		Maintain a compensation structure with a mix of base salary, cash incentives, and equity to balance executive focus between our annual and long-term objectives		Ensure executive compensation components are earned substantially based upon company and individual performance		Align the interests of management and shareholders by providing management with long-term incentives through equity ownership and robust stock ownership guidelines
To realize these objectives, we use a balance of compensation vehicles, which are summarized in the table below. The focus of our compensation program is on total direct compensation opportunity (base salary, annual incentive compensation, and long-term incentive compensation), with an explicit role for each element. The following elements of our standard named executive officer pay program have been carefully selected and are reviewed on an annual basis.

	Base salary	Annual cash bonuses	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Acts as a vehicle to motivate and retain
Provides stability and manages risk
Balances short-term focus with pursuit of long-term performance
Pays for performance
Aligns executive interests with those of shareholders
Incentivizes stock price growth

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To complement this pay mix, our Board of Directors and the Human Capital Committee have also implemented numerous compensation policies and practices designed to enhance the governance of our executive compensation program, further our compensation objectives, and protect shareholder interests. These policies and practices include:

Pay-for-performance	Most of our compensation is “at-risk” and is directly tied to Company performance and objectives, with caps on performance-based cash and equity incentive compensation

Corporate strategy adjustment	Our Human Capital Committee establishes incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow long-term shareholder value

Recoupment policy	This enables reduction or recoupment of equity and other incentive compensation in the instance of certain financial restatements and detrimental conduct

Stock ownership guidelines	Executives and directors are required to maintain a robust level of stock ownership to further align management with shareholder interests

Anti-hedging and pledging provisions	Our Insider Trading Policy strictly prohibits hedging and pledging activities by executive officers

Repricing prohibited	We may not reprice underwater stock options without prior shareholder approval, nor exchange them for cash or another equity award without prior shareholder approval

Compensation risk assessment	Our Human Capital Committee annually assesses the risk associated with our compensation policies and practices to ensure they are not reasonably likely to have a material adverse effect on the Company
Independent Compensation Consultant	The Human Capital Committee engages an independent compensation consultant
To evaluate the competitiveness of our compensation program, we compare it against the programs of peers in related industries at a similar stage of development and comparable financial profile. We also evaluate broader size-appropriate comparisons in related industries. More information about our use of peer group data is provided below. We also assess pay levels and pay mix of our aggregate executive and non-executive compensation programs through compensation positioning. For base salary, target bonus, and annual long-term incentives, we strive to keep our compensation program positioned at the market median. However, our compensation philosophy also recognizes the need for flexibility based on experience, scope of position, critical skills, and individual/corporate performance. We consider compensation data from our compensation peer group as one of several factors that informs our judgment of appropriate parameters for compensation levels. We do not strictly benchmark compensation to a specific percentile of our compensation peer group, nor do we apply a formula or assign relative weightings to specific compensation elements. We believe that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because it does not take into account the specific performance of the executive officers, the relative size, growth and performance of the Company, or any unique circumstances or strategic considerations of the Company.
Determining Executive Compensation
Role of Human Capital Committee and Management
It is the responsibility of our Human Capital Committee to administer our executive compensation practices, to ensure they are competitive and financially prudent, and that they include incentives that are designed to appropriately drive performance. To achieve these objectives, our Human Capital Committee periodically reviews commercially-available, industry-specific compensation data for companies at a similar headcount, revenue, market capitalization, and stage of development in the diagnostic, biotechnology, and medical device industries as a general guide for establishing our compensation policies, guidelines and pay mix.

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Our Human Capital Committee, along with our Board of Directors, also reviews and approves corporate and financial performance objectives used in our executive compensation program to confirm that appropriate goals have been established and track performance against them. On an annual basis, our Human Capital Committee reviews tally sheets reflecting each executive officer’s compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination of employment or change of control.
Our Human Capital Committee generally conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer’s compensation. As part of this review, the Chief Executive Officer submits recommendations to our Human Capital Committee relating to the compensation of these officers based on individual performance relative to Company goals and objectives. The Human Capital Committee also reviews advice and recommendations from its independent compensation consultant. Following a review of these recommendations, our Human Capital Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer’s recommendations as our Human Capital Committee considers appropriate.
Our Human Capital Committee’s annual review of the Chief Executive Officer’s compensation is subject to additional procedures. With input from the independent directors, the Lead Independent Director, along with our Human Capital Committee, reviews and evaluates the Chief Executive Officer’s performance relative to Company goals and objectives. The Lead Independent Director and the Human Capital Committee then establish the individual elements of the Chief Executive Officer’s total compensation based, in part, on this evaluation. Based on that evaluation and review and consultation with its independent compensation consultant, our Human Capital Committee then determines the Chief Executive Officer’s compensation. The Chief Executive Officer neither attends nor participates in the Committee’s deliberation or vote on his compensation.
Role of Independent Consultant
In 2024, the Human Capital Committee retained Aon as its independent executive compensation consultant. Our Human Capital Committee has assessed the independence of Aon pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists between Aon and the Company, and that Aon is independent. Where appropriate, we follow the advice of our independent executive compensation consultant.
Use of Peer Group Data
As part of our annual review of our executive compensation philosophy, we also evaluate our compensation peer group. In 2024, with the guidance of Aon, our Human Capital Committee conducted an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives, and target total direct compensation.
Aon analyzed the components of our executive compensation program against proxy statement data from a peer group of companies that consisted of:
•publicly-traded biotechnology, diagnostic, and medical device companies that were similar to the Company, including in terms of revenue, market capitalization, headcount, and stage of development;
•the universe of companies that consider us as a peer; and
•survey data from a broader group of commercial-stage public diagnostic, biotechnology, and medical device companies based on the following criteria:

Metric	Range used in selecting peer group
Revenue	between $820 million and $7.5 billion
Market capitalization	between $4.3 billion and $45.0 billion
Headcount	between 2,325 and 21,000
EBITDA	between $60 million and $530 million

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In October 2023, based on Aon’s review and recommendations regarding the Company’s executive compensation peer group, our Human Capital Committee approved the peer group for 2024. In its review, Aon focused on creating a peer group that:
•represented companies operating in the diagnostic, medical device, and biotechnology industries;
•comprised companies with at least one commercialized product; and
•captured comparable companies in terms of revenue, market capitalization, and headcount.
The following is a list of the 22 companies that comprised our 2024 compensation peer group:

2024 Compensation Peer Group
Life Sciences Tools and Services	Health Care Equipment	Biotechnology
10x Genomics, Inc. (TXG)	DexCom, Inc. (DXCM)	Alnylam Pharmaceuticals, Inc. (ALNY)
Agilent Technologies, Inc. (A)	Edwards Lifesciences Corporation (EW)	BioMarin Pharmaceutical Inc. (BMRN)
Bio-Rad Laboratories, Inc. (BIO)	Hologic, Inc. (HOLX)	Horizon Therapeutics Public Ltd Co (HZNP)
Bio-Techne Corporation (TECH)	IDEXX Laboratories, Inc. (IDXX)	Incyte Corporation (INCY)
Illumina, Inc. (ILMN)	Insulet Corporation (PODD)	Natera, Inc. (NTRA)
	Masimo Corporation (MASI)	Seagen, Inc. (SGEN)
Health Care Services	Penumbra, Inc. (PEN)	Health Care Supplies
Guardant Health, Inc. (GH)	Quidel Corporation (QDEL)	Align Technology, Inc. (ALGN)
ResMed Inc. (RMD)
For fiscal year 2024, the Human Capital Committee removed Abiomed Inc. and included Edwards Lifesciences Corporation.

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2024 Compensation Peer Group Industry Prevalence
2024 CEO Compensation
The Human Capital Committee assessed many elements to determine compensation for Mr. Conroy in 2024. The committee evaluated Mr. Conroy’s compensation in relation to industry peers and his performance in 2023 leading the Company through a year of exceeding its financial goals, while also advancing new tests to help eradicate cancer. The Human Capital Committee made no change to Mr. Conroy’s annual incentive target, which was set to 140% of base salary (although his annual incentive opportunity increased as a result of the increase in his base salary, which is described below). The Human Capital Committee believes this target provides Mr. Conroy with motivation to meet or exceed financial and operational targets that are aligned with near-term success goals. The short-term incentive program is used for the entire organization, consistent with our team-based culture and philosophy that all employees share in the achievement of company performance measures. Finally, in considering Mr. Conroy’s long-term incentives, the Human Capital Committee considered the suggestion of shareholders and peer/industry practices. They maintained Mr. Conroy’s annual equity award with a split of 60% PSUs and 40% RSUs, continuing to emphasize performance-based compensation at a level above industry norms.
These assessments and practices resulted in a predominantly performance-based target pay mix in 2024. A large percentage of Mr. Conroy’s pay is variable and “at-risk” (93%) meaning that value will only be received if corporate and stock price performance is strong. This pay reflects our pay-for-performance culture and pay program.

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Executive Compensation Elements
Our executive compensation program consists of the following three principal components:

	+		+

Base salary rates are reviewed each year based on each executive’s responsibilities, individual performance, achievement of corporate goals, and a review of competitive salary and total compensation data		The annual cash incentive program is based on achievement of corporate goals and an individual performance assessment; the details of the performance goals are discussed below		Equity grants serve as long-term incentives to ensure that a portion of the executives’ total compensation is linked to the Company’s long-term success and to align compensation with the interests of shareholders
As noted above, our Human Capital Committee uses peer group data to help inform its decisions. Our Human Capital Committee applies judgment in establishing specific compensation elements and total compensation, taking into account not only peer data, but also factors such as Company business performance and individual performance; scope of responsibility; critical needs and skill sets; leadership potential; and succession planning. Our Human Capital Committee believes that retaining this flexibility gives the committee the ability to more accurately reflect factors and individual contributions that cannot be absolutely quantified. Based on these principles, which included consideration of the factors described above under “CEO Compensation,” we reached the following conclusions and took the following actions with respect to our NEOs’ executive compensation in early 2024:
Base Salaries
Each NEO’s base salary is a fixed component of annual compensation that reflects their scope of responsibility and organizational impact, as well as individual performance. Other considerations include, but are not limited to:
•level and breadth of experience;
•achievement of corporate and strategic goals;
•a review of competitive pay levels at comparable positions in peer companies;
•retention considerations; and
•the compensation levels required to attract qualified new hires.
For fiscal 2024, base salaries were set as follows:

Name	2023 Year-End Base Salary	2024 Year-End Base Salary	Increase
Kevin Conroy	$1,041,700	$1,083,368	4%
Aaron Bloomer	N/A	$600,000	N/A
Jeffrey Elliott	$645,800	$665,200	3%
Jacob Orville	$537,400	$618,000	15%
Brian Baranick	$513,200	$600,400	17%

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Name	2023 Year-End Base Salary	2024 Year-End Base Salary	Increase
Sarah Condella	$494,200	$509,000	3%
Everett Cunningham	$703,000	$724,100	3%
Mr. Bloomer joined the Company in April 2024 and received a prorated base salary for fiscal 2024. Mr. Elliott’s and Mr. Cunningham’s employment terminated in August 2024 and June 2024, respectively, and each received a prorated base salary for fiscal 2024. Please see below under “Summary Compensation Table” for the amount of base salary actually earned by each NEO.
In addition to the factors described above, base salary adjustments reflected merit- and market-based adjustments for the NEOs, as well as expanded scopes of responsibilities, to bring their base salaries closer to the peer group median.
Specifically, in 2024, the Company moved its commercial organization, which includes exceptional sales and marketing leaders, directly under its Screening and Precision Oncology teams in order to enhance its agility, transparency, and responsiveness to patient and customer needs. In connection with this reorganization, Mr. Orville was promoted to Executive Vice President and General Manager, Screening, and Mr. Baranick was promoted to Executive Vice President and General Manager, Precision Oncology.
Annual Cash Bonus Opportunity for 2024
Our Human Capital Committee believes that a meaningful portion of our executives’ compensation should be “at risk” or contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity under which each of our executive officers are eligible to earn a specified target amount equal to a percentage of their base salary based primarily on the achievement of corporate goals determined by our Human Capital Committee. In 2024, as described below, we maintained a modifier in our annual bonus program that could increase or decrease the annual cash bonus based on individual performance (other than for Mr. Conroy, whose 2024 bonus payout was based entirely on achievement of corporate goals). Inclusion of an individual performance modifier complements our financial objectives by providing the Human Capital Committee the ability to emphasize strategic aspects of our performance and by allowing the Human Capital Committee to recognize and reward milestones and other outstanding accomplishments that may not immediately contribute to financial performance (for example, strong leadership, executing mergers or acquisitions, relative out-performance during a market downturn, and similar factors).
In 2024, generally consistent with the prior year, our NEOs were eligible to earn target annual cash bonuses ranging from 70% to 140% of their base salary based on performance. Each continuing NEO (other than Mr. Conroy) received an increase in their target annual cash bonus, as a percentage of their base salary, in 2024 to align with market pay levels for executives with similar duties and responsibilities, taking into account the promotions described above for Mr. Orville and Mr. Baranick. Mr. Conroy did not receive an increase in his target annual cash bonus in 2024.

Name	2024 Year-End Base Salary	2024 Year-End Target Bonus	2024 Target Bonus
Kevin Conroy	$1,083,368	140%	$1,516,715
Aaron Bloomer	$600,000	70%	$420,000
Jeffrey Elliott	$665,200	70%	$465,640
Jacob Orville	$618,000	70%	$432,600
Brian Baranick	$600,400	70%	$420,280
Sarah Condella	$509,000	70%	$356,300
Everett Cunningham	$724,100	80%	$579,280
The dollar amounts shown in this table are on an annualized basis and do not correspond to the amount of bonus actually earned by a specific named executive officer. Mr. Bloomer joined the Company in April 2024 and received a

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prorated bonus for fiscal 2024. Mr. Elliott’s and Mr. Cunningham’s employment terminated in August 2024 and June 2024, respectively. Upon such termination, Mr. Cunningham forfeited his bonus opportunity and, as described in greater detail below, Mr. Elliott received a prorated target annual bonus. Please see below under “Summary Compensation Table” for the amount of bonus actually earned by each NEO.
In determining bonus payouts for the NEOs, the Human Capital Committee relied on pre-determined performance criteria and did not exercise discretion in determining the level of corporate goals achieved under our 2024 annual cash bonus program. The performance criteria for 2024 are described below.
In setting and determining the 2024 bonus awards for our NEOs, our Human Capital Committee considered the executive team’s achievement of the following metrics and corresponding performance goals, which were selected with a focus on driving our strategic priorities for 2024. As in previous fiscal years, the Human Capital Committee determined to use adjusted EBITDA as a metric in both the annual cash bonus and PSU programs because it believes that adjusted EBITDA is an important indicator of our operating performance.

Goal	Performance Measures	Minimum (50%)	Target (100%)	Maximum (150%)	Target Weighting	Actual Result/Target Achievement
Magnify our impact	Total revenue	≥ $2.810 billion	≥ $2.910 billion	≥ $3.010 billion	45%	$2.76 billion (0% of target)
	Adjusted EBITDA	≥ $300 million	≥ $350 million	≥ $400 million	10%	$323 million (7% of target)
	Access to underserved populations	≥ 18%	≥ 20%	≥ 22%	5%	21% (5% of target)
Bring our portfolio to life	Complete Oncomove by end of year	None	1 of 1 milestone	None	10%	1 of 1 goal met (10% of target)
	Receive FDA approval and secure coverage for CG2.0	None	1 of 1 milestone	None	10%	1 of 1 goal met (10% of target)
	Achieve feasibility, finalize device, FDA presub meeting for Cologuard 2.5	1 of 4 milestones	2 of 4 milestones (100%) 3 of 4 milestones (125%)	4 of 4 milestones	10%	2 of 4 goals met (goals 1 and 4) (10% of target)
	Achieve readout success from BLUE-C study for CRC blood
	Obtain Medicare reimbursement for stage 2 and 3 colorectal cancer
	Enroll first patient in an investigational device exemption study for multi-cancer early detection
Focus on our people and customers	Improve Gallup score to 62% engaged as measured by the engagement index	≥ 61%	≥ 62%	≥ 64%	5%	59% (0% of target)
	Maintain or improve an 8.7 CSAT score	≥ 8.6	≥ 8.7	≥ 8.8	5%	8.7 CSAT goal achieved (5% of target)
Total Achievement of corporate goals						47% of target
Additional metrics that modify annual bonus payout	Individual performance on leadership expectations (will, humility, best team, vision)				+/-25%	None

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As set forth above, our Human Capital Committee determined the overall level of corporate goals achieved for 2024 was 47% of target. Mr. Conroy’s bonus payout was based entirely on this determination. Based on the Human Capital Committee’s assessment of each other NEO’s fiscal 2024 performance against our leadership expectations and behaviors, no individual performance modifiers were applied to the bonus payouts for Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella, respectively. Accordingly, Mr. Conroy, Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella received the cash bonuses in the table below.

Name	2024 Bonus at 100% of Target	2024 Bonus Actual Achievement ($)
Kevin Conroy	$1,516,715	$712,329
Aaron Bloomer	$420,000	$136,662	(1)
Jacob Orville	$432,600	$202,812
Brian Baranick	$420,280	$196,980
Sarah Condella	$356,300	$167,344
(1)Mr. Bloomer joined the Company in April 2024 and received a prorated bonus for fiscal 2024.
2024 Annual Equity Awards
Our Human Capital Committee believes that equity awards provide our executive officers exposure to our share value over a long-term horizon, which motivates them to focus on long-term shareholder value. Performance of each NEO is the most prominent factor in the Human Capital Committee’s considerations in determining long-term equity awards to each of them. These awards are also intended to motivate the retention of our NEOs and provide them with a market competitive long-term equity incentive opportunity.
Equity awards granted in 2024 consisted of RSUs and PSUs. The Human Capital Committee typically grants equity awards to NEOs during its regularly scheduled meeting early in the fiscal year. However, the timing of this approval may be changed in the event of extraordinary circumstances, including in connection with mid-year promotions and new-hires. The Human Capital Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. The Human Capital Committee does not time the release of material nonpublic information to affect the value of executive compensation.
2024 Annual Equity Awards to Mr. Conroy, Mr. Orville, Mr. Baranick, Ms. Condella, and Mr. Cunningham
In January 2024, our Human Capital Committee approved annual equity awards to our NEOs consisting of time vesting RSUs, including the approval of the number of shares of our common stock subject to each award. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.
In January 2024, the Human Capital Committee also approved 2024 annual PSUs, including awards granted to our NEOs consisting of three-year performance vesting PSUs tied to revenue growth (75%) and adjusted EBITDA (25%), in each case for fiscal 2026, as shown in the tables below, and modified by relative TSR (as further described below). The Human Capital Committee increased the weighting of revenue growth relative to the 2023 PSU program because it believes revenue growth is the most important driver of long-term shareholder value creation.

Revenue Achievement	Percentage of Revenue PSUs earned
Threshold	50%
Target	100%
Maximum	150%

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Adjusted EBITDA	Percentage of Adjusted EBITDA PSUs earned
Threshold	50%
Target	100%
Maximum	150%
Our Human Capital Committee has determined that the disclosure of the revenue and adjusted EBITDA target levels would provide our competitors with insight into our confidential strategic and planning processes and could cause us competitive harm. Therefore, our Human Capital Committee has determined not to disclose such target levels in accordance with SEC rules. When setting such target levels, our Human Capital Committee determined they are aggressive, yet achievable. We plan to disclose the performance targets and actual results at the conclusion of the performance period.
In 2024, the Human Capital Committee continued applying a relative TSR modifier in the PSU program. This modifier allows awards to be increased or decreased based on the Company’s TSR performance over a three-year period. The TSR is measured relative to a peer index consisting of companies that comprise the Russell 1000 Healthcare Index on the first day of the performance period, adjusted to reflect any such companies that are removed from the peer group on or before the last day of the performance period. The rTSR modifier can increase or decrease payout by as much as 50% (resulting in a maximum possible achievement of 225% of target). If our rTSR position is not above the 25th percentile (threshold achievement), the payout will be decreased by 50%, if our rTSR position is at the 50th percentile (target achievement), the payout will remain unchanged, and if our rTSR position is at or above the 75th percentile (maximum), the payout will be increased by 50%, with linear interpolation for achievement between threshold and target achievement levels, and between target and maximum achievement levels, as shown in the table below.

Relative TSR Percentile Rank	Payout Modification
25th percentile and below	0.5x
50th percentile	1.0x
75th percentile and above	1.5x
The following table sets forth the intended dollar value of each NEO’s RSU and target PSU grants. The amounts awarded for 2024 reflect the Company’s prior-year performance, during which it exceeded its financial goals, competitive analysis of market data of our compensation peer group, and the other factors described above under “Executive Compensation Elements.”

Name	RSUs ($) (in thousands)	Target PSUs ($) (in thousands)
Kevin Conroy	5,600	8,400
Jacob Orville	1,250	1,250
Brian Baranick	1,250	1,250
Sarah Condella	1,000	1,000
Everett Cunningham	2,000	2,000

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Mr. Cunningham forfeited his RSUs and PSUs upon termination of his employment in June 2024.
2024 Annual Equity Awards to Mr. Bloomer and Mr. Elliott
Mr. Bloomer’s fiscal 2024 equity awards are described below. In light of the CFO transition in fiscal 2024, Mr. Elliott received an RSU award with an intended dollar value of $300,000 vesting over one year and did not receive any PSUs.
2024 Promotion-Related Equity Awards to Mr. Baranick and Mr. Orville
In July 2024, our Human Capital Committee approved promotion RSUs to each of Mr. Baranick and Mr. Orville in connection with their respective promotions, described above, to align their compensation with market levels, to align their interests with those of shareholders and to incentivize stock price growth. These awards vest in four equal annual installments. Please see the “Grants of Plan-Based Awards” table below for additional details regarding these awards.
Long-Term Incentive Plans
The Company maintains the 2019 Plan. The 2019 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards. Incentive stock options may be granted only to employees, and all other awards may be granted to our and our affiliates’ employees, non-employee directors, consultants, and other service providers. The 2019 Plan is administered by our Board of Directors or a committee of our Board of Directors. The Company also maintains the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (as amended and Restated Effective July 27, 2017) (as amended, the “2010 Plan”), which is no longer available for new awards. Our Board of Directors has designated the Human Capital Committee to administer the 2010 Plan and the 2019 Plan.
In April 2025, our Board of Directors approved, subject to the approval of our shareholders, the 2025 Omnibus Long-Term Incentive Plan (the “2025 Plan”) . Please see Proposal 4 for additional details regarding the 2025 Plan.
Fiscal 2022 PSU Program Payout
As described in our proxy statement filed in April 2023, in January 2022, the Human Capital Committee approved 2022 annual equity awards, including awards granted to our then-NEOs. These awards consisted of three-year performance vesting PSUs tied 67% to revenue growth and 33% to specified scientific and business milestones. The revenue targets were $2.5 billion, $2.752 billion, and $2.9 billion at the threshold, target and maximum payout levels. The milestones included the commercial transition of our next-generation Cologuard test, FDA approval of our colorectal cancer screening blood test, availability of our molecular residual disease product in at least one indication with a local coverage decision, enrollment completion of our multi-cancer early detection pivotal trial, and adjusted EBITDA in excess of $100 million. In addition, a relative TSR modifier was included. This modifier required awards to be increased or decreased by up to 50% based on the Company’s TSR performance over the performance period relative to a peer index consisting of companies that comprise the Russell 1000 Healthcare Index. If our relative TSR position was not above the 25th percentile (threshold achievement), the payout would be decreased by 50%, if our relative TSR position was at the 50th percentile (target achievement), the payout would remain unchanged, and if our relative TSR position was at or above the 75th percentile (maximum), the payout would be increased by 50%, with linear interpolation for achievement between target and threshold achievement levels, and threshold and maximum achievement levels. The scientific milestones would have been earned at target if at least three of the five are achieved. Following the end of the three-year performance period, the Human Capital Committee determined that 100% of the target revenue goal and 0% of the target scientific and business goals were achieved. In addition, the Human Capital Committee determined that the Company’s rTSR relative to the companies that comprise the Russell 1000 Healthcare Index was at the 45th percentile, which resulted in a rTSR modifier of 0.9x. Consequently, the 2022 PSUs were achieved at 60.7% of target.
Other Compensation Practices and Policies
Recoupment (“Clawback”) Policy
As required by the Dodd-Frank Act, we maintain a clawback policy. This policy requires that certain incentive compensation paid to any current or former executive officer, including our NEOs, will be subject to recoupment under

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specific circumstances. These circumstances include instances where the incentive compensation was calculated based on financial statements required to be restated due to material noncompliance with financial reporting requirements, without regard to any fault or misconduct. Additionally, that noncompliance must have resulted in overpayment of the incentive compensation within the three fiscal years preceding the fiscal year in which the restatement was required.
Incentive compensation subject to such recoupment includes compensation granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure (as defined in the Dodd-Frank Act and the implementing regulations), including stock price and total shareholder return, on and after October 2, 2023. In addition, above and beyond the requirements imposed on us by Dodd-Frank, our clawback policy provides that in the event an employee of the Company at the level of Vice President or above, including our NEOs, engages in certain detrimental conduct, even if such conduct did not result in financial statements requiring to be restated due to material noncompliance with financial reporting requirements, we may recover incentive compensation received by such person during and after the period in which such detrimental conduct occurred.
Stock Ownership Guidelines
We maintain Stock Ownership Guidelines to encourage ownership of the Company’s common stock by our directors and key officers, to further align their interests with the long-term interests of our shareholders and to further promote the Company’s commitment to sound corporate governance. Under these guidelines, directors and officers at the level of Senior Vice President (or the equivalent) or higher have until four years from the date the director or officer becomes subject to the guidelines to achieve an ownership target. The ownership target is determined by reference to “Stock Value”, which is measured both when an individual commences services with us and on an annual basis. The ownership target for an individual is the lower of these two Stock Values, multiplied by a multiple of base salary, as described in the table below.

Position	Stock Value Requirement
CEO	Number of shares with a Stock Value equal to or greater than 6 times Base Salary
Executive Officers	Number of shares with a Stock Value equal to or greater than 3 times Base Salary(1)
(1)Until October 24, 2027, an officer at the level of Executive Vice President and equivalent is required to hold the number of shares with a Stock Value equal to or greater than 2 times Base Salary.
“Annual Retainer” or “Base Salary” for purposes of both the Floating Share Target and Fixed Share Target is the director’s annual retainer or the officer’s base salary, as applicable, on June 30 of each year.
“Stock Value” for purposes of the annual measurement (the “Floating Share Target”) is calculated annually on June 30 based on the average of the closing prices of Company common stock for the 30-trading day period ending on such date.
“Stock Value” for purposes of the measurement upon commencement of services (the “Fixed Share Target”) is calculated as of the date the director or officer originally becomes subject to the Stock Ownership Guidelines, based on the average of the closing prices of our common stock for the 30 trading day period ending on such date.
Each director and executive officer is expected to continuously own sufficient shares to satisfy the target ownership, once attained, for as long as he or she remains subject to the Stock Ownership Guidelines. Stock options do not count as owned shares for this purpose. For periods prior to October 24, 2027, time-based unvested restricted shares, restricted stock units, and deferred stock units that may only be settled in shares will count towards satisfaction of the ownership targets. Beginning on October 24, 2027, unvested deferred stock units, restricted shares, restricted stock units, or performance shares or units will no longer count towards satisfaction of the ownership targets. If an individual’s ownership target increases because of a change in position or compensation, the individual will have a three-year period to achieve the incremental number of shares required beginning on the effective date of the change in position or compensation.
If a director or executive officer does not receive his or her individual ownership target during the prescribed three-year period, the director or executive officer will be required to retain 50% of the shares issued to the director or officer pursuant to equity awards.

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As of December 31, 2024, each of our directors and executive officers was in compliance with the Stock Ownership Guidelines.
Restrictions on Hedging and Pledging of Company Securities
Our Insider Trading Policy prohibits short sales of our securities, including a “sale against the box,” by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan.
Compensation Risk Oversight
Our compensation program aims to avoid any incentives for executives to take imprudent risks that might harm us or our shareholders.
Our Human Capital Committee, together with management, reviewed the Company’s compensation policies and practices and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan pursuant to which senior level employees, including our NEOs, may defer up to 75% of their base salary and 75% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would become vested after the participant reaches one year of service, subject to earlier vesting upon death, disability, a change in control of us, or the participant becoming eligible for retirement under the plan. A participant generally may elect to receive his or her account balance under the plan on a date specified by the participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. Consistent with past practice, we made no matching contributions in 2024.
Other Compensation
We permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) plan, which allows for the investment of a portion of plan assets in shares of our common stock. On January 28, 2025, our Human Capital Committee approved the payment of discretionary matching contributions to our 401(k) plan for 2024 to be made using Company stock in an amount equal to 100% of an employee’s total deferrals into the plan up to a limit of 6% of the employee’s eligible compensation (subject to IRS limits).
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally places a limit of $1.0 million on our annual corporate tax deduction for compensation paid to certain “covered employees.” Currently, “covered employees” generally refers to the chief executive officer, chief financial officer, and the next three most highly compensated executive officers, as well as any individual who is (or was) a covered employee for any taxable year beginning after December 31, 2016. While considering tax deductibility as only one of several considerations in determining compensation, we believe that the tax deduction limitation should not compromise our ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.
Accounting for Stock-Based Compensation
We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards, and performance unit awards (including PSUs), based on the grant date “fair value” of these awards. This calculation is

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performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs, as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award. For PSUs, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.
Employment Agreements with our NEOs
We have entered into agreements with our NEOs under which we have agreed to certain compensation arrangements and severance and change of control benefits.
Each of these packages was determined based on negotiations with the applicable NEO and taking into account his or her background and qualifications and the nature of his or her position. We believe that these compensation packages are appropriate in light of the competition for top executives in the biotechnology field and among similarly situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.
Conroy Employment Agreement
Mr. Conroy’s employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by our Human Capital Committee. At the end of 2024, Mr. Conroy’s annualized base salary was $1,083,368 and his target bonus opportunity was 140% of his base salary.
Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.
Bloomer Employment Agreement
Following an extensive candidate search and interview process, our Board appointed Aaron Bloomer as our Chief Financial Officer effective May 15, 2024. Our Board appointed Mr. Bloomer as our Chief Financial Officer in light of his deep financial expertise, including leading Baxter International’s global financial planning and reporting functions.
We entered into an employment agreement with Mr. Bloomer, which provides for the following compensation: (i) annual base salary of $600,000 and annual target bonus of 70% of eligible earnings; (ii) RSUs with a value of approximately $3,350,000, subject to time-based vesting over four years on the annual anniversary of the grant date; (iii) PSUs with a target value of $1,650,000, which will vest in accordance with other performance-based equity awards granted to our NEOs for fiscal year 2024; (iv) new-hire RSUs with a value of approximately $750,000, which will vest in full on April 15, 2025 (subject to continued employment); (v) relocation bonus equal to $250,000 (plus reasonable moving expenses incurred in connection with the relocation) to assist Mr. Bloomer and his family with their relocation to Madison, WI where we are headquartered (subject to full reimbursement in the event Mr. Bloomer voluntarily terminates employment within 18 months of his date of appointment as our Chief Financial Officer); (vi) sign-on bonus $350,000 (subject to full reimbursement in the event Mr. Bloomer voluntarily terminates employment within 18 months of his date of appointment as our Chief Financial Officer); and (vii) eligibility for severance payments and benefits based on the Company’s existing severance payments and benefits structure for non-CEO NEOs, as set out in more detail below.
In determining Mr. Bloomer’s initial equity awards and his relocation and cash signing bonuses, the Human Capital Committee took into account the compensation opportunity he forfeited when he separated from his prior employer. In addition, in entering into the employment agreement, the Human Capital Committee noted that we actively compete with other companies in seeking to attract and retain a skilled executive management team. This is particularly prevalent in our industry, where there are a number of rapidly expanding companies intensely competing for highly

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qualified candidates. The Human Capital Committee considered and analyzed CFO compensation within our compensation peer group at the time of the transition.
Orville Employment Agreement
Mr. Orville’s employment agreement, dated February 18, 2019, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2024, Mr. Orville’s base salary was $618,000 and his target bonus opportunity was 70% of his base salary.
Under his agreement, Mr. Orville would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Orville from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.
Baranick Employment Agreement
Mr. Baranick’s employment agreement, dated September 2, 2022, provides for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2024, Mr. Baranick’s base salary was $600,400 and his target bonus opportunity was 70% of his base salary.
Under his agreement, Mr. Baranick would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Mr. Baranick from soliciting our employees for a 12-month period following termination of his employment with the Company.
Condella Employment Agreement
Ms. Condella’s employment agreement, dated August 22, 2017, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of her base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and our Human Capital Committee. At the end of 2024, Ms. Condella’s base salary was $509,000 and her target bonus opportunity was 70% of her base salary.
Under her agreement, Ms. Condella would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under “Potential Benefits upon Termination or Change of Control” beginning on page 63 below. The agreement also prohibits Ms. Condella from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of her employment with the Company.
Potential Benefits upon Termination or Change of Control
We believe that providing executives with severance and change of control protection is important for the following reasons:
•to allow executives to value the forward-looking elements of their compensation packages, and therefore limit retention risk; and
•to provide compensation assurances which are competitive with those of other similarly situated companies.
Accordingly, the Company’s employment agreements, equity awards, and related policies generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

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This “Potential Benefits upon Termination or Change of Control” section should be read in conjunction with the “Potential Payments upon Termination or Change of Control” section beginning on page 76 below, which provides a table that quantifies the benefits described in this section.
Severance and Change of Control Arrangements in General
We have entered into employment agreements and maintain certain plans and policies that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.
Each employment agreement provides that upon termination of the NEO’s employment, vested equity awards will remain open for exercise until the earlier of two years from the date of termination or the expiration date.
Conroy Employment Agreement
Under his employment agreement, entered into in 2009, Mr. Conroy would, upon termination without “cause,” resignation by “good reason” or certain “change of control” events (in each case as defined in his employment agreement), be entitled to receive certain benefits, as described below.
Upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:
•Salary continuation for a period of 18 months at his then current base salary, commencing on the first payroll date on or immediately following the 30th day following his termination;
•Any accrued but unpaid bonus, including without limitation any performance-based bonus, as of the termination date, all on the same terms and at the same times as would have applied had Mr. Conroy’s employment not terminated; provided, that if at the end of the applicable period within which Mr. Conroy’s employment was terminated a target bonus, or any other performance-based bonus, is paid to other senior executives, a pro-rata target or other performance-based bonus shall also be paid to Mr. Conroy at the same time but no later than March 15 of the following year;
•If Mr. Conroy elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;
•A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination; and
•The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months.
In connection with a change of control, Mr. Conroy would become entitled to receive the following:
•In the event of termination by the Company without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on, the effective date of a change of control, a lump-sum payment equal to 24 months of base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy for good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;
•Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plans, or other equity awards), subject to Mr. Conroy’s agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at Mr. Conroy’s then current base salary;
•In the event Mr. Conroy’s employment is terminated by the Company without cause or by him for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company’s Board of Directors, Mr. Conroy will be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate under his employment

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agreement (the “Long Term Incentive Plan”, described below) as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and
•A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, our Board of Directors does not intend to provide any additional tax gross-up payments to employees it may hire in the future.
Pursuant to his 2009 employment agreement, Mr. Conroy is entitled to receive a Long Term Incentive Plan cash bonus upon a change of control. The bonus is based on the equity value of the Company at the time of the change of control. The bonus will equal 1.00% of such equity value if such equity value is between $100 million to $500 million, plus an additional 0.50% of such equity value for each incremental $50 million in such equity value above $500 million and below $1 billion, plus an additional 0.25% of such equity value for each incremental $50 million in such equity value above $1 billion and below $2 billion.
Bloomer, Orville, Baranick, and Condella Employment Agreements
Under their employment agreements, Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella would, upon termination without “cause,” resignation for “good reason” or certain “change of control” events (in each case as defined in their respective agreements), receive certain benefits, as described below.
The employment agreements with each of our current NEOs provide that the Company shall reduce these amounts in order to prevent any payments from being non-deductible under section 280G of the Code or subject to excise tax under Code section 4999.
Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella would become entitled to receive the following:
•Salary continuation for a period of 12 months at the executive’s then current base salary, commencing on the first payroll date on or immediately following the 60th day following termination;
•Any accrued but unpaid bonus on the same terms and at the same times as would have applied had the executive’s employment not terminated;
•If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate, except Mr. Bloomer and Mr. Baranick, who are entitled to a lump-sum cash payment equal to 12 months of premium payments for COBRA coverage;
•A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination; and
•The time-vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company’s equity compensation plan, or other equity awards) will immediately accelerate by a period of 12 months; provided, that, solely in respect of Mr. Bloomer and Mr. Baranick, any Performance Awards (as defined in his employment agreement) that have not become earned and payable prior to such Separation from Service (as defined in his employment agreement) will be canceled, and in respect to Mr. Orville and Ms. Condella, for purposes of Performance Awards (as defined in the applicable employment agreement), the executive will be treated as having remained in service for an additional 12 months following actual Separation from Service (as defined in the applicable employment agreement), provided that such Performance Awards will not become earned and vested solely as a result of such treatment, and the vesting and earning of all Performance Awards will remain subject to the attainment of all applicable performance goals, and such Performance Awards, if and to the extent they become earned and vested, will be payable at the same time as under the applicable award agreement.
Under our employment agreements with Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella, each such executive would become entitled to 100% accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company’s equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, the executive is terminated by the Company (or any successor) without cause or the executive terminates the executive’s employment for good reason; or (2) a

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change of control happens within four months after the Company terminates the executive without cause or the executive terminates the executive’s employment for good reason with Performance Awards deemed to have been fully vested and earned as of the change of control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change of control. In addition, in fiscal 2024, following a competitive market assessment, the Human Capital Committee amended the Employment Agreements with each of Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella to provide that in the event of such termination, the cash severance benefit described above would increase to 18 months, and, additionally, the executive would also receive a cash payment equal to a pro-rata target annual bonus for the year of termination plus 150% of the executive’s target annual bonus for such year, subject to the individual executing and not revoking a waiver and release of claims in favor of the Company and its affiliates.
Under our employment agreements with Mr. Bloomer, Mr. Orville, Mr. Baranick and Ms. Condella, upon a change in control alone, the time-vesting of all outstanding equity awards will accelerate by a period of 12 months, including any Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the change in control, the Performance Award shall be deemed to have been fully vested and earned as of the change in control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
Key Defined Terms under the NEO Employment Agreements
For purposes of the employment agreements, “change in control” generally means:
•any “person” or group acting in concert (with certain exceptions) becomes the “beneficial owner” of more than 50% of the total voting power of the Company’s voting securities;
•certain changes to the composition of the Board of Directors during any 12-month period;
•a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting securities of the Company continuing to represent at least 50% of the total voting power of the Company or the surviving entity after such merger or consolidation; or
•the sale or disposition by the Company of all or substantially all of the Company’s assets.
For purposes of the employment agreements, “cause” generally means the executive’s:
•willful failure or refusal to perform executive’s duties that continues for a certain period after written notice from the Company;
•willful failure or refusal to follow or comply with any Company policy, rule or procedure that continues for a certain period after written notice (except for Mr. Conroy);
•commission of any fraud or embezzlement in connection with duties or committed in the course of employment;
•gross negligence or willful misconduct with regard to the Company or any of its affiliates resulting in a material economic loss to the Company;
•conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude;
•with certain exceptions, conviction of, or plea of guilty or nolo contendere to, a misdemeanor the circumstances of which involve fraud, dishonesty or moral turpitude and that is substantially related to the circumstances of executive’s job with the Company;
•willful and material violation of any statutory or common law duty of loyalty to the Company or any of its affiliates;
•material breach of the employment agreement, the non-disclosure and invention agreement or the restrictive covenant agreement or similar arrangements;
•material breach of the Company’s policies prohibiting harassment, discrimination, and/or retaliation, the Company’s code of business conduct and ethics, and/or the Company’s insider trading policy (except for Mr. Conroy and Ms. Condella);

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•for Mr. Bloomer and Mr. Baranick, exclusion, suspension, or debarment or other ineligibility to participate in any federal or state-funded program;
•for Mr. Bloomer and Mr. Baranick, refusal to submit to a background check or failure to complete a background check to the Company’s satisfaction, including any past conviction, plea or guilty or nolo contendere, violation of law, exclusion, suspension, or debarment that would otherwise be grounds for cause under the employment agreement; or
•for Mr. Bloomer, Mr. Bloomer’s failure to relocate to Madison, Wisconsin within 12 months of employment.
For purposes of the employment agreements, “good reason” generally means:
•the executive’s base salary is reduced (x) in a manner that is not applied proportionately to other senior executive officers of the Company or (y) by more than 30% of the executive’s then current base salary;
•the executive’s duties, authority or responsibilities are materially reduced or are materially inconsistent with the scope of authority, duties and responsibilities of the executive’s position;
•the occurrence of a material breach by the Company of any of its obligations to the executive under the employment agreement;
•a relocation of the executive’s principal place of employment by more than 50 miles (except for Mr. Conroy);
•for Mr. Conroy, the Company materially violates or continues to materially violate any law or regulation contrary to the written advice of Mr. Conroy and the Company’s outside counsel to the Board of Directors and the Company fails to rectify such violation upon the written advice that such violations are taking place; or
•for Mr. Conroy, he is not nominated for election as a member of the Company’s Board of Directors at any Company annual meeting or other stockholder meeting at which Company directors are elected.
Conditions to Receipt of Severance and Change of Control Benefits
Under Mr. Conroy’s employment agreement, the Company’s obligations to provide him with the severance benefits described above are contingent on:
•Mr. Conroy’s resignation from our Board of Directors in the event of any termination of Mr. Conroy’s employment with the Company or upon the request of our Board of Directors in connection with any change of control;
•Mr. Conroy’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company;
•Mr. Conroy’s compliance with his Employee Confidentiality and Assignment Agreement with the Company;
•Mr. Conroy’s compliance with the 18-month non-competition covenant in his employment agreement; and
•Mr. Conroy’s compliance with the 18-month non-solicitation covenant in his employment agreement.
Under Mr. Bloomer’s, Mr. Orville’s, Mr. Baranick’s, and Ms. Condella’s employment agreements, the Company’s obligations to provide the severance benefits described above are contingent on:
•The executive’s delivery and non-revocation of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company; and
•In the case of Mr. Bloomer, Mr. Orville, Mr. Baranick, and Ms. Condella, the executive’s compliance with the Non-Disclosure and Invention Assignment Agreement with the Company and the Non-Competition, Non-Solicitation and No-Interference Agreement with the Company.
Death or Disability
In accordance with Mr. Conroy’s, Mr. Orville’s, Mr. Baranick’s, and Ms. Condella’s employment agreement, in the event of the death or disability of the executive during the executive’s employment term, the following will occur:
•The executive’s employment and the executive’s employment agreement will immediately and automatically terminate; and

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•All equity awards granted to the executive, whether stock options or stock purchase rights under the Company’s equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination; except in the case of Mr. Baranick, in which case, only time-based equity awards will become fully vested.
Equity Award Death, Disability and Retirement Policy
We maintain the Exact Sciences Corporation Equity Award Death, Disability and Retirement Policy, as amended (the “Policy”). The policy provides for equity award benefits to our employees, including our NEOs, in the event of retirement, death (including following retirement), or disability. The Policy provides benefits to our NEOs upon retirement if the applicable NEO delivers to the Company notice at least 6 months before retirement. These benefits only apply to equity awards held by the NEO that were granted at least 6 months prior to the notice. For a time-based equity award held by an NEO, the equity award will continue to vest for four years following the date of the retirement (or, if earlier, through the last vesting date of the equity award) as if the NEO had not retired. For a performance-based equity award held by an NEO, upon the retirement of the NEO, provided that at least two-thirds of the performance period applicable to the performance-based equity award have elapsed on or prior to the retirement: (1) the equity award will remain outstanding and performance-vest based on actual performance at the end of the relevant performance period and (2) a prorated portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will immediately time-vest and accordingly become fully vested. For a stock option equity award granted on or after the effective date of the Policy, upon the retirement of the NEO holding the equity award, the post-termination exercise period relating to the retirement will be 2 years after the last vesting date applicable to the equity award (or, if earlier, the original expiration date of the equity award). These retirement benefits are contingent on the compliance, by the applicable NEO, with any confidentiality, non-competition, non-solicitation or similar obligations in favor of the Company or its Subsidiaries.
For purposes of the Policy, “retirement” means that, at the time of resignation, the NEO has:
•attained age 55 and completed 15 years of service with us; or
•attained age 60 and completed 10 years of service with us.
The Policy provides certain benefits upon the death or disability of an NEO. For a time-based equity award held by an NEO, upon the death (including following retirement) or disability of the NEO, the equity award will become fully vested. For a performance-based equity award held by an NEO (other than the CEO), upon the death (including following retirement) or disability of the NEO (1) the equity award will remain outstanding and performance-vest based on actual performance at the end of the relevant performance period and (2) a prorated portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will, following the measurement and determination, immediately time-vest and accordingly become fully vested. For a performance-based equity award held by the CEO at the time of his or her death (including following retirement) or disability, the equity award will remain outstanding and (1) the performance goal(s) applicable to the equity award will be measured, and the equity award will correspondingly be determined performance-vested, if at all, based on the measurements, as if the death (including following retirement) or disability had not occurred and (2) the portion of the equity award that becomes performance-vested pursuant to the preceding clause (1) will, following the measurement and determination, immediately time-vest and accordingly become fully vested. For a stock option equity award granted on or after the effective date of the Policy, upon the death or disability of the NEO holding the equity award, the post-termination exercise period relating to the death or disability will be 2 years after the last vesting date of the equity award (or, if earlier, the original expiration date of the equity award).
Change in Control Benefits under the 2010 Plan and the 2019 Plan
Under each of the 2010 Plan and the 2019 Plan, except as otherwise specifically provided in the applicable award agreement or in an executive’s employment agreement, upon the consummation of a change in control (as defined in each of the 2010 Plan and the 2019 Plan) (i) all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and the shares of our common stock then subject to such awards will be automatically substituted for the consideration payable with respect to the outstanding shares of our common stock in connection with the change in control; and (ii) the time vesting and exercisability of all outstanding awards will immediately accelerate by a period of twelve months, provided that, with respect to Performance Awards (as defined in each of the 2010 Plan and the 2019 Plan), such acceleration will apply to Performance Awards such that if the

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applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award will be deemed to have been fully vested and earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any such grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in each of the 2010 Plan and the 2019 Plan) or terminates his or her own employment for good reason (as defined in each of the 2010 Plan and the 2019 Plan) prior to the first anniversary of the consummation of the change in control: (1) all options and stock appreciation rights (“SARs”) outstanding on the date the grantee’s employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options and SARs are subject to repurchase provisions then the repurchase provisions will immediately lapse; (2) all restricted stock awards that are not Performance Awards outstanding on the date the grantee’s employment is terminated, will become vested in full and free of all repurchase provisions; (3) all RSUs that are not Performance Awards outstanding on the date the grantee’s employment is terminated will become vested in full, and if the shares of common stock subject to such RSU are subject to repurchase provisions then such repurchase provisions will immediately lapse; (4) all other stock-based awards (as defined in each of the 2010 Plan and the 2019 Plan) that are not Performance Awards will become exercisable, realizable or vested in full, and will be free of all repurchase provisions, as the case may be; and (5) all restricted stock awards, RSUs and other stock-based awards that are Performance Awards will become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the change in control.
For purposes of the 2010 Plan and the 2019 Plan, “change in control” generally means:
•any merger, consolidation or purchase of outstanding capital stock of the Company that would result in the voting securities of the Company representing less than 50% of the combined voting power of the voting securities of the Company or the surviving or acquiring entity; or
•any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction).
For purposes of the 2010 Plan and the 2019 Plan, “cause” generally means, with respect to the executive:
•any act, or failure to act, or misconduct that is injurious to the Company or its affiliates;
•gross negligence or willful misconduct;
•conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense);
•fraud, embezzlement or misappropriation of funds or property of the Company or an affiliate;
•material breach of any term of certain agreements between the executive and the Company or an affiliate;
•any regulatory agency requiring the executive be removed from any office held by the executive with the Company or prohibiting or materially limiting the executive from participating in the business or affairs of the Company or any affiliate; or
•revocation or threatened revocation of any of the Company’s or any affiliate’s government licenses, permits or approvals, which is primarily due to the executive and that would be alleviated or mitigated in any material respect by the termination of the executive’s services to the Company.
For purposes of the 2010 Plan and the 2019 Plan, “good reason” generally means:
•a material diminution in the executive’s responsibility, authority or duty;
•a material diminution in the executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all management employees of the Company; or

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•a material change in the geographic location at which the executive provides services to the Company.
The PSUs granted to our NEOs in 2022, 2023 and 2024 provide that upon the consummation of a change in control (as defined in the 2019 Plan) prior to the NEO’s separation from service (as defined in the 2019 Plan), or upon a separation from service initiated by the Company or an affiliate in anticipation of the change in control and other than for cause (as defined in the 2019 Plan), and, in the case of PSUs granted to our NEOs in 2023 and 2024, other than a separation from service due to death or disability, during the six-month period preceding the change in control, the PSUs will vest based upon the higher of “target” achievement or actual performance achieved through the change in control (or, in the case of PSUs granted to our NEOs in 2022, as otherwise determined by the Human Capital Committee).
The summary of the foregoing benefits arising out of a change in control under the 2010 Plan and the 2019 Plan are subject to and qualified by the terms and conditions of all applicable award agreements and employment agreements to which our NEOs are a party, in each case, as described in this Proxy Statement.
Elliott and Cunningham Separations
Mr. Elliott’s employment with us terminated on August 2, 2024; this termination constituted a termination of his employment by us without “cause” under Section 7.1 of his employment agreement with us, and gave rise to the certain severance payments and benefits under the employment agreement. Please see the Summary Compensation Table for additional information. Mr. Cunningham resigned from the Company on June 13, 2024.
Payments under the Exact Sciences Corporation Deferred Compensation Plan
Participants in our Company’s deferred compensation plan, including the NEOs, generally may elect to receive their account balances under the plan upon attaining an age specified by the applicable participant or upon the participant’s retirement, in either case in lump-sum or in annual installments as specified in the plan, provided that the participant’s remaining account balance generally would be paid to the participant in lump-sum in the event of the participant’s separation from service with us prior to retirement or in the event of death or disability. In addition, any unvested amounts in a participant’s account would vest upon the participant’s death, disability, a change in control or the participant becoming eligible for retirement under the plan.
Perquisites
In late 2024, after a thorough security risk assessment in light of the tragic targeted killing of a healthcare executive, as well as a competitive market assessment provided by Aon, the Human Capital Committee approved a revised Executive Officer Perquisite Policy. The perquisite policy provides for personal security expenses not to exceed $49,000 per fiscal year for the Company’s Chief Executive Officer. The Company may also provide security benefits up to $24,500 per fiscal year to our other executive officers. In addition, given the high visibility of our Chief Executive Officer and in the interests of personal security and increased efficiency, the Policy provides our Chief Executive Officer an annual personal travel allowance of $200,000. The Policy further provides certain limited travel expenses for guests to accompany an executive officer for Company business and certain limited health-related expenses.

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REPORT OF THE HUMAN CAPITAL COMMITTEE
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2024, as contained in the foregoing section of this Proxy Statement. In reliance on the reviews and discussions referred to above, the Human Capital Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in this Proxy Statement.
The Human Capital Committee:
Katherine S. Zanotti, Chair
James E. Doyle
Daniel J. Levangie
Kimberly Popovits

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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2024
The following table represents summary information regarding the compensation of each of our NEOs for the three years ended December 31, 2024 and their current positions. Any differences in total values across the tables are due to rounding.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)

Kevin Conroy Chairman, President and Chief Executive Officer	2024	1,083,368		—		13,496,138	712,329		247,543	(3)	15,539,378
	2023	1,041,700		—		12,976,236	1,920,277		181,686		16,119,899
	2022	509,690	(4)	—		12,685,646	749,245	(5)	279,417		14,223,999

Aaron Bloomer Executive Vice President and Chief Financial Officer	2024	431,868	(6)	600,000	(7)	6,002,837	136,662	(6)	15,421	(3)	7,186,788

Jeffrey Elliott Former Executive Vice President and Former Chief Financial Officer	2024	392,176		—		273,173	—		2,556,092	(3)(8)	3,221,441
	2023	645,800		—		2,946,870	452,661		32,350		4,077,681
	2022	315,587	(4)	—		3,352,607	198,820	(5)	3,723		3,870,737

Jacob Orville Executive Vice President and General Manager, Screening	2024	618,000		—		3,581,298	202,812		31,082	(3)	4,433,192
	2023	537,400		—		2,631,119	460,433		39,379		3,668,331
	2022	497,233		—		1,971,780	261,047		19,119		2,749,179

Brian Baranick Executive Vice President and General Manager, Precision Oncology	2024	600,400		—		3,581,298	196,980		20,990	(3)	4,399,668
	2023	513,200		—		2,631,119	408,951		20,739		3,574,009

Sarah Condella Executive Vice President, Human Resources	2024	509,000		—		1,910,213	167,344		58,998	(3)	2,645,555
	2023	494,200		—		2,104,867	394,080		65,549		3,058,696
	2022	474,523		—		1,971,780	249,124		19,116		2,714,543
Everett Cunningham(9) Former Executive Vice President and Former Chief Commercial Officer	2024	315,503		—		3,820,428	—		5,723	(3)(8)	4,141,654
	2023	703,000		150,000	(10)	2,946,870	703,184		43,912		4,546,966
	2022	675,500		150,000	(10)	3,834,658	496,493		19,919		5,176,570

(1)The amounts in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. The grant date market value of the three-year PSUs granted in 2024, assuming that the highest level of performance is achieved under the applicable performance measures, is $17,210,673, $3,841,534, $2,561,093, $2,561,093, $2,048,909 and $4,097,760 for Mr. Conroy, Mr. Bloomer, Mr. Orville, Mr. Baranick, Ms. Condella and Mr. Cunningham, respectively. As further described in the Compensation Discussion and Analysis above, Mr. Elliott did not receive PSUs in 2024. The amounts set forth in this column do not correspond to the actual value that may be recognized by our NEOs. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2024.
(2)The amounts reported in the Non-Equity Incentive Plan Compensation column reflect actual payments made under the annual cash bonus opportunities for fiscal years 2024, 2023, and 2022.
(3)The amounts in this column for fiscal 2024 represent (i) $20,700 for each Mr. Conroy, Mr. Orville and Ms. Condella, $11,769 for Mr. Bloomer, and $11,975 for Mr. Baranick in matching contributions under our 401(k) plan; (ii) $12,400 for Mr. Conroy, $3,652 for Mr. Bloomer, $5,547 for Mr. Elliott, $10,382 for Mr. Orville, $9,015 for Mr. Baranick, $8,184 for Ms. Condella, and $5,723 for Mr. Cunningham in supplemental disability insurance premiums; (iii) $196,315 in personal travel expenses for Mr. Conroy and his guests; (v) personal security expenses for Mr. Conroy, Mr. Elliott (equal to $71,817), and Ms. Condella (equal to $26,383); (vi) phone expenses for Mr. Conroy, Mr. Elliott, and Mr. Orville; and (vii) expenses incurred in connection with executive medical benefits for Mr. Conroy, Mr. Elliott and Ms. Condella. The value of such amounts was determined based on the actual cost of such benefits to the Company of such benefits to the Company.
(4)As noted in the Compensation Discussion and Analysis to our Proxy Statement for fiscal year 2022, and at their request, the Human Capital Committee approved the issuance of RSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their base salary for 2022, which RSUs vested in eleven equal monthly installments from February 2022 through December 2022. The grant date fair value of these RSUs is reflected in the Stock Awards column. The RSUs are identified as “Salary Restricted Stock Units” under “Award Type” in the Grants of Plan-Based Awards table to the Proxy Statement for fiscal year 2022.

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(5)As noted in the Compensation Discussion and Analysis to our Proxy Statement for fiscal year 2022, and at their request, the Human Capital Committee approved the issuance of PSUs to Mr. Conroy and Mr. Elliott in lieu of one-half of their bonus opportunity for 2022. The amount of the bonus PSUs that ultimately vested was equal to the percentage of the target bonus opportunity that was paid to bonus plan participants based on the achievement of corporate goals established for such plan. The grant date fair value of these PSUs is reflected in the Stock Awards column. The PSUs are identified as “Bonus Performance Share Units” under “Award Type” in the Grants of Plan-Based Awards table to the Proxy Statement for fiscal year 2022.
(6)Mr. Bloomer joined the Company on April 15, 2024. The salary presented is prorated based on the number of days he was employed with us in fiscal 2024. The non-equity incentive plan compensation amount presented was calculated as a percentage of the actual base salary earned for the bonus performance period.
(7)Pursuant to his employment agreement, Mr. Bloomer received a $250,000 relocation bonus and pay for reasonable moving expenses incurred with his relocation to Madison, Wisconsin and a one-time sign-on bonus of $350,000. If Mr. Bloomer voluntarily terminates his employment with the Company within 18 months of the date of his employment agreement, he must repay the above-described relocation benefits and the sign-on bonus to the Company within 30 days of the effective date of his termination. See “Compensation Discussion and Analysis” above for additional details
(8)Mr. Elliott’s employment with us terminated on August 2, 2024. This termination constituted a termination of his employment by us without “cause” under Section 7.1 of his employment agreement with us and gave rise to pre-existing severance entitlements under the employment agreement. The payments consisted of $951,487 in cash severance (corresponding to 12 months of base salary and a prorated target bonus award for fiscal 2024), $42,205 for COBRA benefits; $10,000 for outplacement consulting benefits; $1,081,334 attributable to accelerated vesting of RSUs, based on our closing stock price on the vesting date; and $391,476 attributable to PSUs granted to Mr. Elliott in 2022 that remained outstanding following the termination of his employment, based on our closing stock price on the vesting date. For both Mr. Elliott and Mr. Cunningham, amounts exclude previously accrued and earned benefits paid upon termination of the NEO’s employment.
(9)Mr. Cunningham resigned from the Company on June 13, 2024.
(10)Represents the first installment paid in fiscal year 2022 and the second installment paid in fiscal year 2023 of an aggregate cash award equal to $300,000 made to Mr. Cunningham in connection with his appointment as Chief Commercial Officer in October 2021.
Grants of Plan-Based Awards in 2024
The following table sets forth all plan-based awards made to our NEOs in 2024 and certain other information.

Name	Award Type	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin Conroy	RSUs	2/26/2024	1/31/2024	—	—	—	—	—	—	88,671(5)	5,099,469
	PSUs	2/26/2024	1/31/2024	—	—	—	8,313	133,006	299,264	—	8,396,669
	Annual Cash Bonus			568,768	1,516,715	2,275,073	—	—	—	—	—
Aaron Bloomer	Annual RSUs	4/15/2024	3/22/2024	—	—	—	—	—	—	51,619(5)	3,373,302
	New-Hire RSUs	4/15/2024	3/22/2024	—	—	—	—	—	—	11,556(6)	755,185
	PSUs	4/15/2024	3/22/2024	—	—	—	1,633	26,127	58,784	—	1,874,351
	Annual Cash Bonus			157,500	420,000	630,000	—	—	—	—	—
Jeffrey Elliott	RSUs	2/26/2024	1/31/2024	—	—	—	—	—	—	4,750(7)	273,173
	Annual Cash Bonus			174,615	465,640	698,460	—	—	—	—	—
Jacob Orville	RSUs	2/26/2024	1/31/2024	—	—	—	—	—	—	19,793(5)	1,138,295
	Promotion RSUs	8/5/2024	7/25/2024	—	—	—	—	—	—	21,401(8)	1,193,534
	PSUs	2/26/2024	1/31/2024	—	—	—	1,237	19,792	44,533	—	1,249,469
	Annual Cash Bonus			162,225	432,600	648,900	—	—	—	—	—
Brian Baranick	RSUs	2/26/2024	1/31/2024	—	—	—	—	—	—	19,793(5)	1,138,295
	Promotion RSUs	8/5/2024	7/25/2024	—	—	—	—	—	—	21,401(8)	1,193,534
	PSUs	2/26/2024	1/31/2024	—	—	—	1,237	19,792	44,533	—	1,249,469
	Annual Cash Bonus			157,605	420,280	630,420	—	—	—	—	—
Sarah Condella	RSUs	2/26/2024	1/31/2024	—	—	—	—	—	—	15,834(5)	910,613
	PSUs	2/26/2024	1/31/2024	—	—	—	990	15,834	35,627	—	999,600
	Annual Cash Bonus			133,613	356,300	534,450	—	—	—	—	—
Everett Cunningham	RSUs	2/26/2024	1/31/2024	—	—	—	—	—	—	31,668(5)	1,821,227
	PSUs	2/26/2024	1/31/2024	—	—	—	1,979	31,668	71,253	—	1,999,201
	Annual Cash Bonus			217,230	579,280	868,920	—	—	—	—	—
(1)Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to annual cash bonus opportunities for 2024. “Threshold” is based on achievement of minimum performance and “Maximum” is based on achievement of stretch performance, in each case in each of the three different categories of performance goals for the annual cash bonus program in 2024 (excluding the performance modifier metrics). The actual amounts paid to our NEOs are included in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the Compensation Discussion and Analysis above.

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(2)Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns relate to payout opportunities of the PSUs granted in 2024, which were granted under our 2019 Plan. All the NEOs received PSUs under our 2024 annual PSU program, which is discussed more fully in the Compensation Discussion and Analysis above. Threshold is based on achievement of threshold of the adjusted EBITDA metric (and giving effect to the downward 50% rTSR multiplier). Maximum is based on achievement of maximum of the revenue metric and the adjusted EBITDA metric (and giving effect to the upward 50% rTSR multiplier).
(3)All RSUs were granted under our 2019 Plan.
(4)The amounts shown in this column indicate the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2024. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.
(5)This amount represents RSUs that vest in four equal annual installments beginning on February 28, 2025 (or in the case of Mr. Bloomer, April 15, 2025).
(6)This amount represents RSUs that will vest in full on April 15, 2025.
(7)This amount represents RSUs that were scheduled to vest in full on February 28, 2025.
(8)This amount represents RSUs that vest in four equal annual installments beginning on August 5, 2025.
Outstanding Equity Awards at December 31, 2024
The following table presents information about information about unexercised options and unvested RSUs and PSUs that were held by our NEOs as of December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Kevin Conroy	66,723		23.38	03/09/25
	235,388		21.68	02/23/27
	66,047		44.37	02/27/28
	34,110		92.62	02/26/29
	100,916		98.18	02/14/30
					10,374(2)	582,915
					26,361(3)	1,481,225
					54,429(4)	3,058,366
					88,671(5)	4,982,423
							244,931(6)	13,762,673
							299,264(7)	16,815,644
Aaron Bloomer					11,556(8)	649,332
					51,619(9)	2,900,472
							58,784(7)	3,303,073
Jeffrey Elliott	11,361		92.62	08/02/26
	12,875		98.18	08/02/26

Jacob Orville	6,581		98.18	02/14/30
					2,248(2)	126,315
					7,909(3)	444,407
					14,175(4)	796,493
					19,793(5)	1,112,169
					21,401(10)	1,202,522
							42,523(6)	2,389,367
							44,533(7)	2,502,309

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brian Baranick					1,729(2)	97,153
					7,909(3)	444,407
					14,175(4)	796,493
					19,793(5)	1,112,169
					21,401(10)	1,202,522
							42,523(6)	2,389,367
							44,533(7)	2,502,309
Sarah Condella	3,900		5.03	02/28/26
	21,948		21.68	02/23/27
	11,700		44.37	02/27/28
	7,790		92.62	02/26/29
	6,581		98.18	02/14/30
					2,248(2)	126,315
					7,909(3)	444,407
					11,340(4)	637,195
					15,834(5)	889,712
							34,018(6)	1,911,471
							35,627(7)	2,001,881
(1)The market value of unvested and unearned RSUs and PSUs is based on the closing price of our common stock on December 31, 2024 ($56.19). Vesting is generally subject to continued service through the vest date for each award.
(2)Represents the unvested portion of time-based RSUs granted on February 19, 2021, vesting in four equal installments on the first, second, third and fourth annual anniversary of the grant date.
(3)Represents the unvested portion of time-based RSUs granted on February 25, 2022, vesting in four equal installments on the first, second, third and fourth annual anniversary of the grant date.
(4)Represents the unvested portion of time-based RSUs granted on February 24, 2023, vesting in four equal installments each on February 29, 2024, February 28, 2025, February 27, 2026, and February 26, 2027.
(5)Represents the unvested portion of time-based RSUs granted on February 26, 2024, vesting in four equal installments each on February 28, 2025, February 27, 2026, February 26, 2027 and February 29, 2028.
(6)Represents number of PSUs granted on February 24, 2023. These PSUs vest based on revenue growth for 2025 (67%) and adjusted EBITDA for 2025 (33%). PSUs may be increased or decreased based on the Company’s TSR performance over a three-year period, relative to a peer index consisting of companies that comprise the Russell 1000 Healthcare Index on the first day of the performance period, adjusted to reflect any such companies that are removed from the peer group on or before the last day of the performance period. In accordance with SEC rules, the amounts represent the maximum amounts payable in connection with such PSU awards. See the Compensation Discussion and Analysis above for additional details regarding these awards.
(7)Represents number of PSUs granted on February 26, 2024 (or in the case of Mr. Bloomer, April 15, 2024). These PSUs vest based on revenue growth for 2026 (75%) and adjusted EBITDA for 2026 (25%). PSUs may be increased or decreased based on the Company’s TSR performance over a three-year period, relative to a peer index consisting of companies that comprise the Russell 1000 Healthcare Index on the first day of the performance period, adjusted to reflect any such companies that are removed from the peer group on or before the last day of the performance period. In accordance with SEC rules, the amounts represent the maximum amounts payable in connection with such PSU awards. See the Compensation Discussion and Analysis above for additional details regarding these awards.
(8)Represents the unvested portion of time-based RSUs granted on April 15, 2024, vesting in full on April 15, 2025.
(9)Represents the unvested portion of time-based RSUs granted on April 15, 2024, vesting in four equal installments on the first, second, third and fourth annual anniversary of the grant date.
(10)This amount represents RSUs that vest in four equal annual installments beginning on August 5, 2025.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
2024 Option Exercises and Stock Vested Table
The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Kevin Conroy	102,837	4,480,608	120,875	7,085,311
Aaron Bloomer	—	—	—	—
Jeffrey Elliott	75,062	2,583,774	43,898	2,568,052
Jacob Orville	—	—	17,762	1,036,304
Brian Baranick	—	—	17,924	1,028,885
Sarah Condella	—	—	16,817	981,938
Everett Cunningham	—	—	12,969	745,953
(1)Value realized is calculated based on the closing price of our common stock on the date of exercise over the applicable option’s exercise price.
(2)Includes shares vesting under time-based RSUs during 2024 and shares vesting under PSUs based on the satisfaction of certain performance targets for the year ending December 31, 2024.
(3)Value realized is calculated based on the closing price of our common stock on the date of vesting. If the date of vesting was not a trading day, value realized is based on the closing price of our common stock on the immediately following trading day.
2024 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Kevin Conroy	—	—	552,636	—	3,199,837
Aaron Bloomer	—	—	—	—	—
Jeffrey Elliott	—	—	—	—	—
Jacob Orville	—	—	—	—	—
Brian Baranick	—	—	1,684	—	10,924
Sarah Condella	—	—	—	—	—
Everett Cunningham	—	—	—	—	—
(1)The Company’s deferred compensation plan does not pay above-market or preferential earnings, therefore no earnings reported in this column are reported as fiscal 2024 compensation in the Summary Compensation Table.
(2)$2,113,614 was reported in prior fiscal year summary compensation tables for Mr. Conroy.
We maintain a non-qualified deferred compensation plan pursuant to which senior level employees, including our NEOs, may defer up to 75% of their base salary and 75% of their cash bonuses, and pursuant to which we may make matching and other contributions in our discretion. Any matching contributions made by us generally would become vested after the participant reaches one year of service, subject to earlier vesting upon death, disability, a change in control of us, or the participant becoming eligible for retirement under the plan. Consistent with past practice, we made no matching contributions in 2024. Amounts in a participant’s account are treated as invested in notional investment options based on participant election from a menu of investment options selected by us.
Potential Payments upon Termination or Change of Control
Employment Agreements
The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2024. The amounts set forth below do not include changes in value to option awards that, in the event

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
of the termination of an executive’s employment, will remain open for exercise for an extended period of time. Any differences in total values across the tables are due to rounding.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.

Name and Benefit	Severance Eligible Termination* ($)		Severance Eligible Termination In Connection with a Change in Control** ($)		Change of Control*** ($)		Death or Disability ($)
Kevin Conroy
Base Salary	1,625,052	(1)	2,166,736	(2)	2,166,736	(2)	—
Bonus	712,329	(3)	1,516,715	(4)	1,516,715	(4)	—
Long-Term Incentive Plan	—		10,000,000	(5)	10,000,000	(5)	—
Options, RSUs and PSUs	9,705,319	(6)	—		23,695,279	(7)	23,695,279	(7)
COBRA	30,085	(8)	—		—		—
Outplacement Consulting	10,000	(9)	—		—		—
Total Estimated Value (10)	12,082,785		13,683,451		37,378,730		23,695,279
Aaron Bloomer
Base Salary	600,000	(1)	900,000	(11)	—		—
Bonus	—		1,050,000	(12)	—		—
Options, RSUs and PSUs	1,374,450	(6)	5,017,879	(7)	1,374,450	(13)	—
COBRA	18,689	(8)	18,689	(14)	—		—
Outplacement Consulting	10,000	(9)	10,000	(9)	—		—
Total Estimated Value	2,003,138		6,996,568	(15)	1,374,450	(15)	—
Jacob Orville
Base Salary	618,000	(1)	927,000	(11)	—		—
Bonus	—		1,081,500	(12)	—		—
Options, RSUs and PSUs	2,254,624	(6)	5,855,978	(7)	2,254,624	(13)	5,855,978	(7)
COBRA	30,085	(8)	30,085	(14)	—		—
Outplacement Consulting	10,000	(9)	10,000	(9)	—		—
Total Estimated Value	2,912,709		7,904,563	(15)	2,254,624	(15)	5,855,978
Brian Baranick
Base Salary	600,400	(1)	900,600	(11)	—		—
Bonus	—		1,050,700	(12)	—		—
Options, RSUs and PSUs	1,163,526	(6)	5,826,816	(7)	2,225,461	(13)	3,652,743	(16)
COBRA	30,085	(8)	30,085	(14)	—		—

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Name and Benefit	Severance Eligible Termination* ($)		Severance Eligible Termination In Connection with a Change in Control** ($)		Change of Control*** ($)		Death or Disability ($)
Outplacement Consulting	10,000	(9)	10,000	(9)	—		—
Total Estimated Value	1,804,011		7,818,201	(15)	2,225,461	(15)	3,652,743
Sarah Condella
Base Salary	509,000	(1)	763,500	(11)	—		—
Bonus	—		890,750	(12)	—		—
Options, RSUs and PSUs	1,632,888	(6)	3,836,897	(7)	1,632,888	(13)	3,836,897	(7)
COBRA	30,085	(8)	30,085	(14)	—		—
Outplacement Consulting	10,000	(9)	10,000	(9)	—		—
Total Estimated Value	2,181,973		5,531,232	(15)	1,632,888	(15)	3,836,897
*    “Severance Eligible Termination” means the executive’s termination of employment by the Company without cause or by the executive for good reason.
**    “In connection with a Change of Control” means (1) for purposes of Mr. Conroy, a Severance Eligible Termination within 12 months preceding a change of control (or, for purposes of Mr. Conroy’s Long-Term Incentive Plan benefits, a Severance Eligible Termination preceding a pending or potential change of control), or (2) for all other NEOs, a Severance Eligible Termination within 4 months preceding or within 12 months following a change of control.
***    “Change of Control” means a change of control occurs without the executive’s termination.
(1)Represents salary continuation for a period of 18 months, in the case of Mr. Conroy, and 12 months for all other NEOs, upon a Severance Eligible Termination.
(2)Represents a single lump-sum payment equal to 24 months of Mr. Conroy’s then current base salary.
(3)Represents 2024 bonus award.
(4)Represents a pro-rata target bonus through the effective date of the change of control.
(5)Amounts represent payments due under the Long-Term Incentive Plan as set forth in Mr. Conroy’s employment agreement, assuming a change of control transaction at an equity value equal to the Company’s total market capitalization as of December 31, 2024.
(6)With respect to Mr. Bloomer and Mr. Baranick, represents the value of unvested options and RSUs held on December 31, 2024 that were scheduled to vest within 12 months of such date, based upon the closing market price of the common stock on December 31, 2024 ($56.19). With respect to Mr. Conroy, Mr. Orville, and Ms. Condella, represents the value of unvested options, RSUs, and PSUs held on December 31, 2024 that were scheduled to vest within 12 months of such date, based upon the closing market price of the common stock on December 31, 2024 ($56.19) (assuming target performance with respect to PSUs). Pursuant to Mr. Orville’s and Ms. Condella’s employment agreement, PSUs would vest at actual performance levels at the end of the performance period.
(7)Represents the value of unvested options, RSUs and PSUs held on December 31, 2024, accelerating and vesting in full, based upon the closing market price on December 31, 2024 ($56.19) (assuming target performance with respect to PSUs). Pursuant to Mr. Bloomer’s, Mr. Orville’s, Mr. Baranick’s and Ms. Condella’s employment agreements, upon a severance eligible termination in connection with a change in control, PSUs would vest at the greater of actual or target performance levels.
(8)Represents the estimated cost to the Company of paying for monthly, or in the case of Mr. Bloomer and Mr. Baranick a single lump-sum payment equal to, COBRA premiums for health and/or dental insurance for a period of 12 months.
(9)Represents a single lump-sum cash payment made towards the cost of an outplacement consulting package.
(10)Mr. Conroy’s employment agreement provides for a tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. No tax gross-up payments would have been due to Mr. Conroy in connection with the termination scenarios covered in the table above.
(11)Represents a single lump-sum payment equal to 18 months of the executive’s then current base salary upon a Severance Eligible Termination in connection with a Change of Control
(12)Represents a single lump-sum payment equal to (i) a pro-rata target bonus (to the extent not duplicative) plus (ii) 150% target annual bonus, in each case for the year of termination
(13)Represents the value of unvested options, RSUs, and PSUs held on December 31, 2024 that were scheduled to vest within 12 months of such date, based upon the closing market price of the common stock on December 31, 2024 ($56.19) (assuming target performance with respect to PSUs). Pursuant to Mr. Bloomer’s, Mr. Orville’s, Mr. Baranick’s and Ms. Condella’s employment agreements, upon a change in control, PSUs would vest at the greater of actual or target performance levels.
(14)Represents a lump-sum cash payment equal to 12 months’ premium payments for COBRA coverage for health, dental, and vision.
(15)The employment agreements with each NEO (other than Mr. Conroy) provide that the Company may reduce these amounts in order to prevent any payments from being non-deductible under section 280G of the Code or subject to excise tax under Code section 4999.
(16)Represents the value of all unvested options and RSUs held on December 31, 2024, accelerating and vesting in full, based upon the closing market price on December 31, 2024 ($56.19).

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
Equity Award Death, Disability and Retirement Policy
The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under our equity award death, disability and retirement policy, assuming that each covered circumstance occurred on December 31, 2024.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.

Name	Retirement(1) ($)	Death/Disability(2) ($)
Kevin Conroy	14,182,749	23,695,279
Aaron Bloomer	3,549,803	4,039,162
Jacob Orville	4,389,862	4,760,575
Brian Baranick	4,360,700	4,731,412
Sarah Condella	2,663,991	2,960,566
(1)Represents the closing market price of the stock underlying unvested equity awards held on December 31, 2024 ($56.19), in each case for which the continued service requirement would lapse upon retirement (with performance-based awards deemed earned at target levels). Pursuant to the Policy, PSUs would vest at actual performance levels at the end of the applicable performance period, and would be prorated for the period of service prior to retirement.
(2)Represents the closing market price of the stock underlying unvested equity awards held on December 31, 2024 ($56.19), in each case that would vest upon death or disability, and the closing market price of the stock underlying PSUs for which the continued service requirement would lapse upon death or disability (with performance deemed earned at target levels). Pursuant to the Policy, PSUs would vest at actual performance levels at the end of the applicable performance period, and, other than for Mr. Conroy, would be prorated for the period of service prior to retirement.
As further described above in the “Compensation Discussion and Analysis,” NEOs are only eligible for these benefits upon death, disability or retirement. For purposes of the Policy, “retirement” means that, at the time of resignation, the NEO has: (1) attained age 55 and completed 15 years of service with us or (2) attained age 60 and completed 10 years of service with us. As of December 31, 2024, among the NEOs only Mr. Conroy was eligible for retirement benefits.
Change in Control Benefits under 2010 Plan and 2019 Plan
The following table sets forth the estimated benefits that would have been payable to the NEOs pursuant to their equity awards granted prior to the consummation of a change in control under the 2010 Plan and the 2019 Plan (as applicable) if a change in control had occurred on December 31, 2024. Any differences in total values across the tables are due to rounding.
For further information regarding the following table, see the “Potential Benefits upon Termination or Change of Control” section of the Compensation Discussion and Analysis above.

Name	Severance Eligible Termination* within six months preceding the change in control		Change in Control**		Severance Eligible Termination*** within one year following the change in control
Kevin Conroy	13,590,351	(1)	17,178,939	(2)	23,695,279	(3)
Aaron Bloomer	1,468,076	(1)	2,842,526	(2)	5,017,879	(3)
Jacob Orville	2,174,072	(1)	3,366,761	(2)	5,855,978	(3)
Brian Baranick	2,174,072	(1)	3,337,599	(2)	5,826,816	(3)
Sarah Condella	1,739,268	(1)	2,522,613	(2)	3,836,897	(3)
* “Severance Eligible Termination” means the executive’s termination of employment initiated by the Company or an affiliate in anticipation of the change in control and other than for cause, and in the case of PSUs granted to our NEOs in 2023 and 2024, other than a separation from service due to death or disability.
** “Change in Control” means a change in control occurs without the executive’s termination.

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COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS
*** “Severance Eligible Termination” means the executive’s termination of employment by the Company (or the acquiring or surviving entity) without cause or by the executive for good reason.
(1)Represents the value of unvested PSUs on December 31, 2024, that will accelerate, based upon the closing market price of the common stock on December 31, 2024 ($56.19) (assuming target performance with respect to PSUs). Pursuant to the award agreements, PSUs would vest at the greater of actual or target performance levels as of the change in control.
(2)Represents the value of unvested options and RSUs held on December 31, 2024, that were scheduled to vest within 12 months of such date, and all unvested PSUs held on December 31, 2024, accelerating and vesting in full, based upon the closing market price of the common stock on December 31, 2024 ($56.19) (assuming target performance with respect to PSUs). Pursuant to the award agreements, PSUs would vest at the greater of actual or target performance levels as of the change in control.
(3)Represents the value of all unvested options, RSUs and PSUs held on December 31, 2024, accelerating and vesting in full, based upon the closing market price on December 31, 2024 ($56.19) (assuming target performance with respect to PSUs). Pursuant to the 2010 Plan and the 2019 Plan, PSUs would vest at the greater of actual or target performance levels as of the change in control.
Mr. Elliott’s and Mr. Cunningham’s employment with us terminated on August 2, 2024 and June 13, 2024, respectively. Please see footnotes 8 and 9 to the Summary Compensation Table for more information.

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EQUITY COMPENSATION PLAN INFORMATION
We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors, in each case, as amended: the 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan, and the 2019 Plan. The following table presents information about these plans as of December 31, 2024.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 2)
Equity compensation plans approved by security holders	7,988,849	(2)	$55.40	(3)	10,718,816	(4)
Equity compensation plans not approved by security holders	92,769	(5)	$95.56	(3)	—
Total	8,081,618		$55.87		10,718,816
(1)Table does not include 89,427 shares of common stock issuable pursuant to outstanding stock options (which had a weighted average exercise price of $62.05 per share as of December 31, 2024), granted under GHI’s equity compensation plan (the “GHI Plan”), which the Company assumed in connection with the acquisition of GHI in 2019. No further awards may be granted under the GHI Plan.
(2)Includes 624,450 options and 3,340 deferred stock units under the 2010 Plan, and 358,292 options, 7,241,456 RSUs, and 898,314 target PSUs under the 2019 Plan.
(3)Does not reflect RSUs and PSUs included in the first column because RSUs and PSUs do not have an exercise price.
(4)Consists of 9,840,015 shares of common stock available for future issuance under our 2019 Plan, and 878,801 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan. No further awards may be made under the 2010 Plan.
(5)Includes 92,769 RSUs granted to 208 employees pursuant to Nasdaq Rule 5635(c) under the 2019 Plan based on the shares that were available for grant under the GHI Plan at the time the Company acquired GHI. None of these RSUs were granted to individuals employed by the Company immediately prior to the acquisition of GHI.

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CEO PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation for 2024 of our median employee (excluding our CEO) and our CEO, Mr. Conroy, our Principal Executive Officer (“PEO”). The pay ratio provided below is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure.
For 2024, the median of the annual total compensation of all our employees (other than our CEO) was $142,608; and the annual total compensation of our CEO, for purposes of this pay ratio disclosure (as discussed below), was $15,569,661. As a result, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 109 to 1.
Consistent with prior years’ disclosure, we identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of December 13, 2024 (our median employee determination date): (1) for permanent salaried employees, annual base salary, and solely for hourly employees, hourly rate multiplied by expected annual work schedule, including overtime (adjusted for the portion of the year actually worked for non-permanent employees); (2) target annual bonus for 2024; and (3) estimated grant date fair value of equity awards granted during 2024, and (B) ranking our employees (other than our CEO) from lowest to highest using this compensation measure. Amounts paid in currencies other than US Dollars were converted based on the average annual exchange rate as of the determination date. Initially, a different median employee had been identified, but in the process of determining that employee’s total compensation in accordance with applicable SEC rules, we recognized that there were anomalous elements in that employee’s compensation, which we believe did not reasonably reflect the annual compensation of our employees generally. Consequently, we identified an employee whose amount for the consistently applied compensation measure was very close to the initial employee, but who did not have such unusual elements.
For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x), and then added the Company’s annual share of the cost of medical, dental, disability, and life insurance for the employee, resulting in annual total compensation of $142,608. For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table, adjusted as follows: to maintain consistency between the annual total compensation of our CEO and our median employee, we added the Company’s annual share of the cost of medical, dental, disability, and life insurance for our CEO (estimated at $30,283) to the amount reported in the Summary Compensation Table. This resulted in annual total compensation for purposes of determining the CEO pay ratio of $15,569,661, which exceeded the amount reported for our CEO in the Summary Compensation Table.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended, and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing certain information, including information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (thousands)(7)	Revenue (thousands)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$15,539,378	$(713,564)	$4,338,050	$(232,121)	$60.76	$118.20	$(1,028,857)	$2,758,867
2023	$16,119,899	$35,920,572	$3,966,747	$7,601,374	$80.00	$118.87	$(204,149)	$2,499,766
2022	$14,223,999	$2,387,901	$3,627,757	$950,576	$53.54	$113.65	$(623,506)	$2,084,279
2021	$14,738,202	$(2,130,755)	$4,424,914	$1,489,496	$84.16	$126.45	$(595,625)	$1,767,087
2020	$20,190,059	$31,491,863	$3,418,244	$5,633,300	$143.26	$126.42	$(823,605)	$1,491,391
(1)This column represents the amount of total compensation reported for Mr. Conroy (our Chairman, President and Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”). Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year.
(2)This column represents the amount of “compensation actually paid” to Mr. Conroy, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Conroy during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Conroy’s total compensation for fiscal year 2024 to determine the “compensation actually paid” in fiscal year 2024:

Fiscal Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2024	$15,539,378	$(13,496,138)	$(2,756,804)	$(713,564)
(a)This column represents the amount of total compensation reported for Mr. Conroy for fiscal year 2024 in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in this Proxy Statement.
(b)This column represents the aggregate grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for fiscal year 2024. Please refer to the Summary Compensation Table section of this Proxy Statement for fiscal year 2024. The amount in this column is replaced with the amount reported under the Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for fiscal year 2024.
(c)This column represents an adjustment to the amounts in the “Stock Awards” column in the Summary Compensation Table in this Proxy Statement for fiscal year 2024. The adjusted amount replaces the “Stock Awards” column in the Summary Compensation Table of this Proxy Statement for Mr. Conroy to arrive at “compensation actually paid” to Mr. Conroy for fiscal year 2024. The adjusted amount is determined by adding (or subtracting, as applicable) the following for fiscal year 2024: (i) the fiscal year-end fair value of any equity awards granted in fiscal year 2024 that are outstanding and unvested as of the end of fiscal year 2024; (ii) the amount of change as of the end of fiscal year 2024 (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of fiscal year 2024; (iii) for awards that are granted and vest in fiscal year 2024, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in fiscal year 2024, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during fiscal year 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in fiscal year 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for fiscal year 2024. The amounts added or subtracted to determine the adjusted amount for fiscal year 2024 are as follows:

Fiscal Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year that were Outstanding and Unvested at Fiscal Year End	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
2024	$9,191,933	$(6,396,568)	$—	$(5,552,169)	$—	$—	$(2,756,804)

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The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PSU awards, a Monte Carlo simulation with reference to the risk free rate, dividend yield and volatility assumptions as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.
(3)This column represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Conroy) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s Proxy Statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Conroy) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2024, Aaron Bloomer, Jeffrey Elliott, Jacob Orville, Brian Baranick, Sarah Condella, and Everett Cunningham; (ii) for 2023, Jeffrey Elliott, Everett Cunningham, Jacob Orville, and Brian Baranick; (iii) for 2022, Jeffrey Elliott, Everett Cunningham, Jacob Orville, and Sarah Condella (iv) for 2021, Jeffrey Elliott, D. Scott Coward, Graham Lidgard, Jacob Orville, and Everett Cunningham; (iv) for 2020, Jeffrey Elliott, D. Scott Coward, Graham Lidgard, Jacob Orville, Mark Stenhouse, and Gisela Paulsen.
(4)This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Conroy) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Conroy) for fiscal year 2024 to determine the “compensation actually paid” in fiscal year 2024, using the same adjustment methodology described above in Note 2(c):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non- PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$4,338,050	$(3,194,875)	$(1,375,296)	$(232,121)
(a)This column represents the average of the amounts of total compensation reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Conroy) in the “Total” column of the Summary Compensation Table in fiscal year 2024. Please refer to the Summary Compensation Table in this Proxy Statement.
(b)This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Conroy) in the “Stock Awards” column in the Summary Compensation Table for fiscal year 2024. Please refer to the Summary Compensation Table section of this Proxy Statement for fiscal year 2024. The amount in this column is replaced with the amount reported under the Average Non-PEO NEO Adjusted Value of Equity Awards column in order to arrive at compensation actually paid for fiscal year 2024.
(c)This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Conroy) in the “Stock Awards” column in the Summary Compensation Table in this Proxy Statement for fiscal year 2024 determined using the same methodology described above in Note 2(c). The adjusted amount replaces the “Stock Awards” column in the Summary Compensation Table of this Proxy Statement for fiscal year 2024 for each NEO (excluding Mr. Conroy) to arrive at “compensation actually paid” to each NEO (excluding Mr. Conroy) for fiscal year 2024, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Conroy) for fiscal year 2024. The amounts added or subtracted to determine the adjusted average adjusted amount for fiscal year 2024 are as follows:

Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year that were Outstanding and Unvested at Fiscal Year End	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Fiscal Years that were Outstanding and Unvested at FYE	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
2024	$1,941,621	$(593,334)	$46,289	$(543,050)	$(2,226,822)	$—	$(1,375,296)
(5)Company total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021, 2020-2022, 2020-2023, and 2020-2024), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)This column represents cumulative peer group TSR computed in accordance with Note 5. The peer group used for this purpose is the following published industry index: NASDAQ Biotechnology.
(7)This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(8)This column represents the amount of revenue reflected in the Company’s audited financial statements for the applicable fiscal year.

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PAY VERSUS PERFORMANCE
Financial Performance Measures
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Revenue;
•Adjusted EBITDA;
•Revenue Growth; and
•Company TSR as compared to a peer index consisting of healthcare companies that comprise the Russell 1000 Healthcare Index.
Please see the Compensation Discussion and Analysis above regarding details on how we define Adjusted EBITDA.
Description of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $60.76, $80.00, $53.54, $84.16, and $143.26 for 2020-2024, 2020-2023, 2020-2022, and 2020-2021, and 2020, respectively. The TSR of the Company’s Peer Group (the NASDAQ Biotechnology index), assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $118.20, $118.87, $113.65, $126.45, and $126.42 for 2020-2024, 2020-2023, 2020-2022, and 2020-2021, and 2020, respectively. Please see Note 5 and Note 6, above, for additional information related to the computation of Company TSR and peer group TSR, respectively. Assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, the Company’s cumulative TSR over the period covered in the Pay Versus Performance table declined to $60.76. In contrast, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, the Peer Group’s cumulative TSR over such period increased to $118.02. Over such period, the Company’s cumulative TSR declined by approximately 40%, while the Peer Group’s TSR increased by approximately 18%.
Compensation Actually Paid and Cumulative Company TSR
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $(713,564), $35,920,572, $2,387,901, $(2,130,755), and $31,491,863 for 2024, 2023, 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $(232,121), $7,601,374, $950,576, $1,489,496, and $5,633,300 for 2024, 2023, 2022, 2021, and 2020, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K,

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was $60.76, $80.00, $53.54, $84.16, and $143.26 for 2020-2024, 2020-2023, 2020-2022, and 2020-2021, and 2020, respectively. Please see Note 5 above for additional information related to the computation of Company TSR. Assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, the Company’s cumulative TSR over the period covered in the Pay Versus Performance table declined to $60.76. In directional alignment with such cumulative TSR, the compensation actually paid to our PEO declined from $31,491,863 to $(713,564) and the average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy) declined from $5,633,300 to $(184,407) over such period.
Compensation Actually Paid and Company Net Income
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $(713,564), $35,920,572, $2,387,901, $(2,130,755), and $31,491,863 for 2024, 2023, 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $(232,121), $7,601,374, $950,576, $1,489,496, and $5,633,300 for 2024, 2023, 2022, 2021, and 2020, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $(1,028,857,000), $(204,149,000), $(623,506,000), $(595,625,000), and $(823,605,000) for 2024, 2023, 2022, 2021, and 2020, respectively. The Company’s net income over the period covered in the Pay Versus Performance table declined from $(823,605,000) to $(1,028,857,000). In directional alignment with such cumulative TSR, the compensation actually paid to our PEO declined from $31,491,863 to $(713,564) and the average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy) declined from $5,633,300 to $(184,407) over such period.
Compensation Actually Paid and Company Revenue
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $(713,564), $35,920,572, $2,387,901, $(2,130,755), and $31,491,863 for 2024, 2023, 2022, 2021, and 2020, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy), as computed in accordance with Item 402(v) of Regulation S-K, was $(232,121), $7,601,374, $950,576, $1,489,496, and $5,633,300 for 2024, 2023, 2022, 2021, and 2020, respectively. The Company’s revenue, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $2,758,867,000, $2,499,766,000, $2,084,279,000, $1,767,087,000, and $1,491,391,000 for 2024, 2023, 2022, 2021, and 2020, respectively. Over the period covered in the Pay Versus Performance table, the Company’s’ revenue increased by approximately 85%. In contrast, over such period, the compensation actually paid to our PEO declined from $31,491,863 to $(713,564) and the average amount of compensation actually paid to the NEOs as a group (excluding Mr. Conroy) declined from $5,633,300 to $(184,407).

88	Exact Sciences 2025 Proxy Statement

PROPOSAL 4—APPROVAL OF THE 2025 OMNIBUS LONG-TERM INCENTIVE PLAN

WHAT YOU ARE VOTING ON:
Shareholders are being asked to approve the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, as disclosed in this Proxy Statement.
We are asking our shareholders to approve a new equity incentive plan, the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, or the 2025 Plan. Based on the Human Capital Committee’s recommendation, our Board of Directors adopted the 2025 Plan on April 15, 2025, subject to approval from our shareholders at our Annual Meeting. The 2025 Plan is intended to replace our 2019 Omnibus Long-Term Incentive Plan (as last amended on June 8, 2023, the “2019 Plan”). The 2019 Plan replaced the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan (as amended and restated effective July 27, 2017, the “2010 Plan”). If our shareholders approve the 2025 Plan, we will cease granting equity awards, and cancel all remaining available shares, under the 2019 Plan and will reduce the 2025 Plan share reserve by the number of shares that we grant under the 2019 Plan between March 31, 2025 and June 12, 2025 (the date of the Annual Meeting).
Our Board of Directors believes the 2019 Plan has been a key part of the Company’s compensation philosophy and programs, including our continued practice of making broad-based equity grants to many of our employees as a means to show our continued commitment to our employees and solidify employee engagement and sense of ownership in the Company. Our ability to attract, retain, and motivate highly qualified officers, non-employee directors, employees, consultants, and advisors is critical to our success. Our Board of Directors believes the interests of the Company and its shareholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants, and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
If our shareholders approve the 2025 Plan, (a) 11,896,525 shares of the Company’s common stock (“shares”) will initially be reserved for issuance under the 2025 Plan, which equates to approximately 6.3% of our shares outstanding as of March 31, 2025, plus (b) any shares subject to awards granted under the 2019 Plan or the 2010 Plan that, on or after the date shareholders initially approve the 2025 Plan, expire or otherwise terminate without having been exercised or issued, as described in further detail below. We currently anticipate that if the 2025 Plan is approved, the number of shares reserved for issuance will provide us with a sufficient number of shares available for grant for approximately the next three years. Please see below for information regarding outstanding equity awards as of March 31, 2025.
If shareholders do not approve the 2025 Plan, our ability to recruit, retain, and incentivize the highly skilled talent critical to successfully compete and grow our business could be seriously and negatively impacted. In addition, we would have to consider other compensation alternatives, which may not as effectively align the interests of our employees with those of our shareholders, and would be a distraction from our management team’s focus on execution of our business strategy. For example, we would have to consider increasing cash compensation, which could adversely affect our business, results of operations, financial condition, and cash flows.
The 2025 Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our shareholders’ interests:
•No Annual “Evergreen” Provision. The 2025 Plan requires shareholder approval to increase the maximum number of shares that can be granted under the 2025 Plan.
•Certain Shares Are No Longer Returned to the Share Reserve. Shares used to pay the exercise price of an award granted under the 2025 Plan or to satisfy tax withholding obligations for an award granted under the 2025 Plan will not become available for future grant under the 2025 Plan.
•Repricing is Not Allowed without Shareholder Approval. The 2025 Plan does not permit 2025 Plan awards to be repriced or exchanged for other awards unless our shareholders approve the repricing or exchange.
•Reasonable Annual Limits on Non-Employee Director Compensation. The 2025 Plan sets limits as to the total compensation that a non-employee director may receive during each fiscal year (for service as a non-employee director).

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•Minimum Vesting Requirements. Awards granted under the 2025 Plan cannot become vested in less than one year from grant, subject to certain limited exceptions described in the next sentence and in the 2025 Plan summary below. Awards may be granted without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2025 Plan.
•Limited Transferability. Awards under the 2025 Plan generally may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions. Equity awards under the 2025 Plan may not be transferred to financial institutions.
•No Tax Gross-ups. The 2025 Plan does not provide for any tax gross-ups.
•Forfeiture Events. Each award under the 2025 Plan will be subject to any clawback policy of the Company, and the administrator may require a participant to forfeit, return, or reimburse the Company all or a portion of the award and any amounts paid under the award to comply with such clawback policy or applicable laws.
•No Dividends on Unvested Awards. No dividends or other distributions may be paid with respect to any shares underlying the unvested portion of an award, and no dividends or other distributions may be paid with respect to options or stock appreciation rights.
•Minimum Exercise Price. Other than options and stock appreciation rights assumed in connection with acquisitions, options and stock appreciation rights granted under the 2025 Plan must have a per share exercise price no less than 100% of the fair market value per share on the date of grant of the relevant award.
•Certain Limits Related to Options. The 2025 Plan prohibits “reload” options, as well as the payment of the exercise price of options with a promissory note.
The following table provides certain additional information regarding our equity incentive plans (with performance-based awards included at the “maximum” level). As of March 31, 2025, there were 188,590,873 shares of our common stock outstanding. The closing price of our common stock as reported on Nasdaq on March 31, 2025 was $43.29 per share. Outstanding stock options under the 2010 and the 2019 Plan count as 1 share against the applicable plan reserve. Other outstanding awards under the 2010 Plan and the 2019 Plan count as 1.61 shares against the applicable plan reserve. As of March 31, 2025, stock options covering 349,531 shares remained outstanding under the 2019 Plan and stock options covering 542,451 shares remained outstanding under the 2010 Plan. As of March 31, 2025, other awards covering 11,043,225 shares remained outstanding under the 2019 Plan and other awards covering 3,340 shares remained outstanding under the 2010 Plan (in each case with performance-based awards included at the “maximum” level).

As of March 31, 2025
Total Shares Subject to Outstanding Stock Options	891,982
Weighted Average Remaining Term of Outstanding Stock Options	3.07 years
Weighted Average Exercise Price of Outstanding Stock Options	56.24
Total Shares of Common Stock Relating to Outstanding Restricted Stock, RSUs, Deferred RSUs, and Performance-Vesting RSUs	11,046,565
Total Shares of Common Stock Remaining Available for Issuance under the 2019 Plan	3,381,048
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4

90	Exact Sciences 2025 Proxy Statement

PROPOSAL 4—APPROVAL OF THE 2025 OMNIBUS INCENTIVE PLAN
Material Features of the 2025 Plan
The material terms of the 2025 Plan are summarized below. This summary of the 2025 Plan is not intended to be a complete description of the 2025 Plan and is qualified in its entirety by the actual text of the 2025 Plan. The 2025 Plan is appended hereto in Appendix B.
Purpose
The 2025 Plan is intended to enhance the Company’s and its affiliates’ ability to attract and retain highly qualified officers, non-employee members of the Board, key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
The 2025 Plan provides for the grant of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may be made as performance incentives to reward attainment of performance goals. Stock options granted under the 2025 Plan may be non-qualified stock options or incentive stock options. Upon stockholder approval of the 2025 Plan, the 2025 Plan will replace, and no further awards will be made under, the 2019 Plan.
Administration of the 2025 Plan
General. The Board will have and may exercise all such powers and authorities related to the administration of the 2025 Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. Except as specifically provided in the 2025 Plan or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board will have full power and authority to take all actions and to make all determinations required or provided for under the 2025 Plan, and related documents, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the 2025 Plan that the Board deems to be necessary or appropriate to the administration of the 2025 Plan. The interpretation and construction by the Board of any provision of the 2025 Plan, any award or any award agreement will be final, binding and conclusive for all purposes of the 2025 Plan and related documents. Without limitation, the Board will have full and final authority, subject to the other terms and conditions of the 2025 Plan, to (i) designate grantees; (ii) determine the type or types of awards to be made to a grantee; (iii) determine the number of shares of stock to be subject to an award; (iv) establish the terms and conditions of each award; (v) prescribe the form of each award agreement; (vi) establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the 2025 Plan’s operation or administration, including adopting sub-plans to the 2025 Plan or terms and conditions relating to any award for the purpose of facilitating compliance with laws outside the United States and/or taking advantage of tax favorable treatment for awards granted to service providers outside the United States; (vii) amend, modify, or supplement the terms of any outstanding award; and (viii) exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the 2025 Plan.
Subject to applicable law, the Board will have the power and authority to delegate any or all of its powers and authority relating to the administration of the 2025 Plan to a committee of the Board, which committee will have such power and authority of the Board as provided in such delegation. To the extent of such delegation, all references to the Board in the 2025 Plan and related documents will be deemed to include reference to such committee. Such committee will administer the 2025 Plan to the extent of such delegation while the Board will retain the concurrent power and authority to administer the 2025 Plan, to the extent consistent with applicable law. For purposes of the 2025 Plan, a “committee” means one or more committees of the Board designated by the Board and delegated any or all of the Board’s powers and authority relating to the administration of the 2025 Plan in accordance with applicable law or one or more subcommittees of such a committee of the Board that is designated by such committee.
To the extent permitted by applicable law, the Board may delegate to a person or body the authority of the Board to enter into one or more transactions to issue awards of shares of stock or rights or options to acquire shares of stock from the Company. However, in no event will such delegation permit a person or body to issue shares of stock or rights or options to acquire shares of stock from the Company to such person or body. To the extent that the Board so delegates its authority to make awards, all references in the 2025 Plan to the Board’s authority to make awards and

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PROPOSAL 4—APPROVAL OF THE 2025 OMNIBUS INCENTIVE PLAN
determinations with respect thereto will be deemed to include the Board’s delegatee. Any such delegation may be terminated or removed at any time by the Board.
Restrictions; No Repricing. Notwithstanding any provision in the 2025 Plan to the contrary, the repricing of options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an option or SAR to lower its option price or SAR exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an option or SAR at a time when its option price or SAR exercise price is greater than the fair market value of the underlying shares of stock in exchange for another award, unless any of the actions contemplated in connection with a repricing occurs in connection with a change in capitalization or similar change under the 2025 Plan.
Deferral Arrangement. The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with applicable law.
Minimum Vesting Conditions. Notwithstanding any other provision of the 2025 Plan to the contrary, equity-based awards granted under the 2025 Plan will vest no earlier than the first anniversary of the date the award is granted, excluding any (i) substitute awards, (ii) shares of stock delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company, and (iii) awards to non-employee members of the Board that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period under this clause (iii) may not be less than 50 weeks after grant). The Board may grant equity-based awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent of the available share reserve authorized for issuance under the 2025 Plan. The foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a “change in control” (as described below), in the terms of the award or otherwise. For purposes of the 2025 Plan, “substitute award” means any award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or with which the Company or an affiliate combines.
Stock Subject to the 2025 Plan
Authorized Number of Shares. Subject to adjustment pursuant to the 2025 Plan and described below, the maximum number of shares of stock available for issuance under the 2025 Plan will be 11,896,525, all of which will be available for issuance pursuant to incentive stock options. In addition, shares of stock underlying any outstanding award granted under the 2010 Plan or the 2019 Plan that, following the effective date of the 2025 Plan, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares of stock will be available for the grant of new awards under the 2025 Plan. To the extent such a share of stock counted as one share of stock under the applicable 2010 Plan or 2019 Plan, the 2025 Plan share reserve will be credited with one share of stock. To the extent such a share of stock counted as 1.61 shares of stock under the applicable 2010 Plan or 2019 Plan, the 2025 Plan share reserve will be credited with 1.61 shares of stock. No new awards will be granted under the 2019 Plan following the effective date of the 2025 Plan. Shares of stock issued under the 2025 Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares of stock purchased on the open market or otherwise, all as determined by the Board from time to time. Notwithstanding anything to the contrary in the 2025 Plan, service providers holding an award granted under the 2025 Plan will not be entitled to receive any dividends or other distributions paid with respect to a share of stock underlying such award until the portion of such award covering such share of stock has fully vested and such share of stock has been issued pursuant to such award. In addition, if our shareholders approve the 2025 Plan, the 2025 Plan share reserve will be reduced by the number of shares that we grant under the 2019 Plan between March 31, 2025 and June 12, 2025 (the date of the Annual Meeting).
Share Counting. The number of shares of common stock available for the purpose of awards under the 2025 Plan will be reduced by the total number of shares of common stock issued with respect to an award, including any such shares of common stock withheld to pay any exercise price or withholding of tax-related items with respect to such award. Any award settled in cash will not be counted as shares of common stock for any purpose under the 2025 Plan. If any award under the 2025 Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares of common stock covered by such award will again be available for the grant of awards under the 2025 Plan. If shares of common stock issued pursuant to the 2025 Plan are repurchased by, or are surrendered or

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forfeited to the Company at no more than cost, such shares of common stock will again be available for the grant of awards under the 2025 Plan. In addition, in the case of any substitute award, such substitute award will not be counted against the number of shares of common stock reserved under the 2025 Plan. Any shares of common stock repurchased by the Company with cash proceeds from the exercise of options will not be added back to the pool of shares of common stock available for grant under the 2025 Plan.
Effective Date, Duration and Amendments
Term. The 2025 Plan will become effective on the date on which the 2025 Plan is approved by the Company’s stockholders. The 2025 Plan will terminate automatically on the date that is ten years after April 15, 2025, the date the Board approved the 2025 Plan, and may be terminated on any earlier date as described below.
Amendment and Termination of the 2025 Plan. The Board may, at any time and from time to time, amend, suspend, or terminate the 2025 Plan as to any awards which have not been made. An amendment will be contingent on approval of the Company’s stockholders to the extent required by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment regarding restrictions on repricing set forth under the 2025 Plan will be contingent upon the approval of the Company’s stockholders. No awards will be made after the 2025 Plan’s termination date. The applicable terms of the 2025 Plan, and any terms and conditions applicable to awards granted prior to the 2025 Plan’s termination date, will survive the termination of the 2025 Plan and continue to apply to such awards. No amendment, suspension, or termination of the 2025 Plan will materially impair rights or obligations of a grantee under any award theretofore awarded without the consent of such grantee unless such amendment, suspension or termination is necessary or desirable to facilitate compliance with applicable law, as determined in the sole discretion of the Board.
Award Eligibility and Limitations
Service Providers. Awards may be made to any service provider of the Company or its affiliates, including any service provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any affiliate, as the Board will determine and designate from time to time in its discretion. As of March 31, 2025, approximately 7,228 individuals were eligible to receive awards under the 2025 Plan, including six executive officers, nine non-employee directors and 7,213 employees (excluding the six executive officers).
Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to the 2025 Plan, awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of the Company, any affiliate, or any business entity to be acquired by the Company or an affiliate, or any other right of a grantee to receive payment from the Company or any affiliate. Such additional, tandem, and substitute or exchange awards may be granted at any time. If an award is granted in substitution or exchange for another award, the Board will have the right to require the surrender of such other award in consideration for the grant of the new award. In addition, awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which case the value of stock subject to the award will be equivalent in value to the cash compensation.
Limits on Awards to Non-Employee Directors. The maximum value of awards granted during any calendar year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the calendar year and the value of awards granted to the non-employee member of the Board under any other equity compensation plan of the Company or an affiliate during the calendar year, in each case for such member’s services as a member of the Board, will not exceed $750,000 (calculating the value of any awards or other equity compensation plan awards based on the grant date fair value for financial reporting purposes), increased to $1,500,000 for the calendar year in which such member joins the Board as a non-employee member. The Board may make exceptions to the limit in this paragraph in extraordinary circumstances for an individual non-employee member of the Board. However, the director receiving such additional compensation may not participate in the decision to award such compensation.
Award Agreement. Each award agreement evidencing an award of options will specify whether such options are intended to be non-qualified stock options or incentive stock options, and in the absence of such specification such options will be deemed non-qualified stock options. No term of an award will provide for automatic “reload” grants of additional awards upon the exercise of an option or SAR.

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Terms and Conditions of Options
Option Price. As to each option, the option price will be fixed by the Board and stated in the related award agreement, which option price (except with respect to an option that constitutes a substitute award) will be at least the fair market value on the grant date. In the event that an option is granted to a grantee that owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries as of the grant date, and such option is intended to be an incentive stock option, the option price will be not less than 110 percent of the fair market value on the grant date. In no case will the option price be less than the par value of a share of stock. For purposes of the 2025 Plan, fair market value generally means (1) the closing or last price of common stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if common stock is not then listed on a national securities exchange, the closing or last price of common stock quoted by an established quotation service for over-the-counter securities, or (3) if common stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of common stock is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A of the Internal Revenue Code.
Vesting. Subject to the 2025 Plan, each option will become exercisable at such times and under such conditions as will be determined by the Board and stated in the award agreement.
Term. Each option will terminate, and all rights to purchase shares of stock thereunder will cease, upon the expiration of ten years from the grant date, or under such circumstances and on such date prior thereto as is set forth in the 2025 Plan or as may be fixed by the Board and stated in the related award agreement. In the event that the grantee owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries as of the grant date, an option granted to such grantee that is intended to be an incentive stock option at the grant date will not be exercisable after the expiration of five years from its grant date.
Limitations on Exercise of Option. Notwithstanding any other provision of the 2025 Plan, in no event may any option be exercised, in whole or in part, prior to the date the 2025 Plan is approved by the stockholders of the Company with respect to the shares of stock that may be acquired from the Company upon exercise of such option or after the occurrence of an event which results in termination of the option.
Rights of Holders of Options. An individual holding or exercising an option will have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of stock or to direct the voting of the subject shares of stock) until the shares of stock covered thereby are fully paid and issued to the individual and the individual becomes a recordholder with respect to such shares of stock.
Limitations on Incentive Stock Options. An option will constitute an incentive stock option only if the grantee of such option is an employee of the Company or any subsidiary, to the extent specifically provided in the related award agreement and to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all incentive stock options held by such grantee become exercisable for the first time during any calendar year does not exceed $100,000. This limitation will be applied by taking options into account in the order in which they were granted.
Terms and Conditions of Stock Appreciation Rights
SAR Exercise Price. As to each SAR, the SAR exercise price will be fixed by the Board and stated in the related award agreement, which SAR exercise price will be fixed at a price that is not less than the fair market value on the grant date. SARs may be granted alone or in tandem with all or part of an option or at any subsequent time during the term of such option or in tandem with all or part of any other award. A SAR granted in tandem with an option following the grant date of such option will have a SAR exercise price that is equal to the option price, except that the SAR exercise price may not be less than the fair market value on the grant date of the SAR.
Other Terms. The Board will determine at the grant date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which SARs will cease to be or become exercisable following separation from service or upon other conditions, the method of exercise, whether or not a SAR will be granted in tandem or in combination with any other award, and any other terms and conditions of any SAR.

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Term of SARs. The term of a SAR granted under the 2025 Plan will be determined by the Board, in its sole discretion, not to exceed ten years.
Right to Payment. A SAR will confer on the grantee a right to receive, upon exercise thereof, payment from the Company (in cash or stock, as determined by the Board) in an amount determined by multiplying (i) the excess of (A) the fair market value on the date of exercise over (B) the SAR exercise price by (ii) the number of shares of stock with respect to which the SAR is exercised.
Terms and Conditions of Restricted Stock and Restricted Stock Units
Restrictions. At the time of grant, the Board may, in its sole discretion, establish a restricted period and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an award of restricted stock or restricted stock units in accordance with the 2025 Plan. Each award of restricted stock or restricted stock units may be subject to a different restricted period and additional restrictions. Neither restricted stock nor restricted stock units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.
Rights of Holders of Restricted Stock. Unless the Board otherwise provides in an award agreement in a manner permitted by applicable law, holders of restricted stock will have rights as stockholders of the Company, including voting and dividend rights (provided that any dividends received by a holder of restricted stock on such restricted stock prior to the lapse of the restrictions on such restricted stock will be subject to the same restrictions and risk of forfeiture as such restricted stock).
Rights of Holders of Restricted Stock Units. Restricted stock units may be settled in cash or shares of stock, as determined by the Board and set forth in the award agreement. The award agreement will also set forth when the restricted stock units will be settled. Holders of restricted stock units will not have rights as stockholders of the Company, including no voting or dividend rights, except that a holder of restricted stock units may have contractual rights to dividend equivalents as provided in the 2025 Plan (provided that any dividend equivalents will be subject to the same vesting conditions as the restricted stock unit award to which it corresponds). A holder of restricted stock units will have no rights other than those of a general creditor of the Company. Restricted stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement.
Purchase Price. As to restricted stock, the purchase price will be fixed by the Board and stated in the related award agreement, which purchase price will in no case be less than the par value of a share of stock. If specified in the award agreement and permitted by applicable law, the purchase price may be deemed paid by services already rendered. The purchase price will be payable in a form described below or, in the discretion of the Board, in consideration for past services rendered, to the extent permitted by applicable law.
Form of Payment for Options and Restricted Stock
General Rule. Payment of the option price, the SAR exercise price or the purchase price will generally be made in cash or in cash equivalents acceptable to the Company.
Surrender of Stock. To the extent the award agreement so provides, payment of the option price, the SAR exercise price or the purchase price may be made all or in part through the tender to the Company of shares of stock, which shares of stock will be valued, for purposes of determining the extent to which the option price, the SAR exercise price or the purchase price has been paid thereby, at their fair market value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an incentive stock option, the right to make payment by the tender to the Company of shares of stock may be authorized only at the time of grant.
Cashless Exercise. With respect to an option only, to the extent permitted by applicable law and to the extent the award agreement so provides, payment of the option price and any withholding of tax-related items may be made all or in part by a broker-assisted cashless exercise.
Other Forms of Payment. To the extent the award agreement so provides, payment of the option price or the purchase price may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of stock otherwise due to the grantee upon exercise of such grantee’s options. A promissory note may not be used as a form of consideration for exercising an option.

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Terms and Conditions of Performance Awards
Performance Conditions. The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such awards are referred to as “performance awards.”
Performance Goals Generally. The performance goals for performance awards will consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with the 2025 Plan. Performance goals may differ for performance awards granted to any one grantee or to different grantees.
Other Stock-Based Awards
Grant of Other Stock-Based Awards. Other stock-based awards consist of awards not specifically described in the 2025 Plan that are valued in whole or in part by reference to, or otherwise based on, common stock. Other stock-based awards may be granted either alone or in addition to or in tandem with other awards under the 2025 Plan. Other stock-based awards may be granted in lieu of other cash or other compensation to which a service provider is entitled from the Company or may be used in the settlement of amounts payable in shares of common stock under any other compensation plan or arrangement of the Company, including without limitation, the Company’s incentive compensation plan(s). Subject to the provisions of the 2025 Plan, the Board will have the sole and complete authority to determine the persons to whom and the time or times at which such awards will be made, the number of shares of common stock to be granted pursuant to such awards, and all other conditions of such awards. Unless the Board determines otherwise, any such award will be confirmed by an award agreement, which will contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the 2025 Plan with respect to such award.
Terms of Other Stock-Based Awards. Other stock-based awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares common stock are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
Effect of Changes in Capitalization
Changes in Stock. If (i) the number of outstanding shares of stock is increased or decreased or the shares of stock are changed or converted into or exchanged for a different number or class or series of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the 2025 Plan or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company or its affiliates, the number and kinds of shares for which grants of awards may be made under the 2025 Plan will be equitably adjusted by the Company, subject to applicable law. In addition, in the event of any such increase or decrease in the number of outstanding shares of stock described in clause (i) or other transaction described in clause (ii) above, the number and kind of class or series for which awards are outstanding and the option price per share of outstanding options and SAR exercise price per share of outstanding SARs will be equitably adjusted, subject to applicable law.
Effect of Certain Transactions. Except as otherwise provided in an award agreement and subject to the provisions of the 2025 Plan, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange, statutory conversion, domestication, continuance or consolidation of the Company or involving shares of common stock (a “transaction”), the 2025 Plan and the awards issued thereunder will continue in effect in accordance with their respective terms, except that following a transaction either (i) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (ii) if not so provided in such agreement, each grantee will be entitled to receive in respect of each share of common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of common stock was entitled to receive in the transaction in respect of a share of common stock. Unless otherwise determined by the Board, such stock, securities, cash, property or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to such transaction. Without limiting the generality of

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the foregoing, the treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the surviving, acquiring, resulting converted, domesticated or continued corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Board, (i) the holders of affected options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (ii) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share of stock covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Board in its sole discretion) over the option price or SAR exercise price, as applicable.
Change in Control. Except as otherwise specifically provided in the applicable award agreement and notwithstanding any provision in the 2025 Plan to the contrary, upon the consummation of a change in control: (i) all outstanding awards will remain the obligation of the Company or be assumed by the surviving, acquiring, resulting, converted, domesticated or continued entity, and there will be automatically substituted for the shares of common stock then subject to such awards the consideration payable with respect to the outstanding shares of common stock in connection with the change in control and (ii) the time vesting and exercisability of all outstanding awards will immediately accelerate by a period of 12 months, with performance awards whose applicable performance period is scheduled to end within 12 months following the change in control deemed to have been fully vested and earned as of the change in control based upon the greater of target or actual performance level of achievement. In addition, with respect to awards granted prior to the consummation of the change in control, in the event that the employment of any grantee who remains an employee of the Company or the surviving, acquiring, resulting, converted, domesticated or continued entity immediately following the consummation of the change in control is terminated without “cause” or such grantee terminates his or her own employment for “good reason”, in each case prior to the first anniversary of the consummation of the change in control, then, with respect to such grantee: (1) all options and SARs outstanding on the date such grantee’s employment is terminated will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of common stock subject to such options and SARs are subject to repurchase provisions then such repurchase provisions will immediately lapse; (2) all restricted stock awards that are not performance awards outstanding on the date such grantee’s employment is terminated will become vested in full and free of all repurchase provisions; (3) all restricted stock units that are not performance awards outstanding on the date such grantee’s employment is terminated will become vested in full, and if the shares of common stock subject to such restricted stock units are subject to repurchase provisions then such repurchase provisions will immediately lapse; (4) all other stock- based awards that are not performance awards will become exercisable, realizable or vested in full, and will be free of all repurchase provisions, as the case may be; and (5) all restricted stock awards, restricted stock units and other stock-based awards that are performance awards will become fully vested and earned based upon the greater of target or actual level of achievement.
For purposes of the 2025 Plan, “change in control” generally means any merger, consolidation or purchase of outstanding capital stock of the Company that would result in the voting securities of the Company representing less than 50% of the combined voting power of the voting securities of the Company or the surviving or acquiring entity; or any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction).
For purposes of the 2025 Plan, “cause” generally means, with respect to the grantee: any act, or failure to act, or misconduct that is injurious to the Company or its affiliates; gross negligence or willful misconduct; conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); fraud, embezzlement or misappropriation of funds or property of the Company or an affiliate; material breach of any term of certain agreements between the grantee and the Company or an affiliate; any regulatory agency requiring the grantee be removed from any office held by the grantee with the Company or any affiliate or prohibiting or materially limiting the grantee from participating in the business or affairs of the Company or any affiliate; or revocation or threatened revocation of any of the Company’s or any affiliate’s government licenses, permits or approvals, which is primarily due to the grantee and that would be alleviated or mitigated in any material respect by the termination of the grantee’s services to the Company.
For purposes of the 2025 Plan, “good reason” generally means a material diminution in the grantee’s responsibility, authority or duty; a material diminution in the grantee’s base salary except for across-the-board salary reductions

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based on the Company’s financial performance similarly affecting all or substantially all management employees of the Company; or a material change in the geographic location at which the grantee provides services to the Company.
Adjustments. Adjustments related to shares of stock or securities of the Company will be made by the Board, whose determination in that respect will be final, binding and conclusive for all purposes of the 2025 Plan and related documents. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share.
Terms Applicable Generally to Awards Granted under the 2025 Plan
Disclaimer of Rights. The 2025 Plan will in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any grantee or beneficiary under the terms of the 2025 Plan.
Nonexclusivity. Neither the adoption of the 2025 Plan nor the submission of the 2025 Plan to the stockholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board to adopt other incentive compensation arrangements.
Withholding Taxes. The Company or an affiliate, as the case may be, will have the authority and right to deduct or withhold, or to require a grantee to remit to the Company or one or more of its affiliates, the amount of any taxes or to take such other action as may be necessary or advisable, as determined in the sole discretion of the Company or affiliate, as applicable, to satisfy any applicable withholding obligations for taxes. The Board may, in its sole direction and subject to such rules as it may adopt, permit or require a grantee to pay all or a portion of any required taxes by one or a combination of the following: (i) by causing the Company to withhold the number of shares of stock otherwise issuable to the grantee (or allowing the return of shares of stock) as may be necessary, as determined by the Board in its sole discretion, to satisfy such taxes, (ii) by arranging a mandatory or voluntary “sell to cover” on grantee’s behalf (without further authorization), (iii) by having the grantee deliver shares of stock already owned by the grantee (which are not subject to any pledge or other security interest) that have been both held by the grantee and vested for such period as established from time to time by the Company to avoid adverse accounting restatement under applicable accounting standards, sufficient, as determined by the Company in its sole discretion, to satisfy such taxes, (iv) by having the grantee pay an amount in cash (by check or wire transfer), (v) by having the Company or affiliate withhold from the grantee’s wages or other cash compensation, or (vii) by any other method of withholding determined by the Board that is permissible under applicable law.
Governing Law. The 2025 Plan will be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law, provided that the provisions set forth therein that are required to be governed by the General Corporation Law of the State of Delaware or other Delaware law pursuant to the internal affairs doctrine shall be governed by such law.
Separation from Service. The Board will determine the effect of a separation from service upon awards, and such effect will be set forth in the appropriate award agreement. Without limiting the foregoing, the Board may provide in the award agreements at the time of grant, or any time thereafter with the consent of the grantee, the actions that will be taken upon the occurrence of a separation from service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the separation from service.
Grantee Transfer; Leave of Absence. For purposes of the 2025 Plan, a transfer of grantee from the Company to an affiliate, or vice versa, or from one affiliate to another, and a leave of absence, duly authorized in writing by the Company or an affiliate, will not be deemed a separation from service for purposes of the 2025 Plan or with respect to any award (in the case of incentive stock options, to the extent permitted by applicable law).
Transferability of Awards. Except as provided in the 2025 Plan, no award will be assignable or transferable by the grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the grantee, only the grantee personally (or the grantee’s personal representative) may exercise rights under the 2025 Plan. For the avoidance of doubt, awards may not be transferred to financial institutions. If authorized in the applicable award agreement, a grantee may transfer, not for value, all or part of an award to any family member. Following such transfer, any such award will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

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Clawback. Notwithstanding anything to the contrary in the 2025 Plan or in any award agreement, each award, amount or benefit received under the 2025 Plan or from the Company or any subsidiary will be subject to the Company’s Incentive-Based Compensation Recovery Policy, as may be amended from time to time, and will also be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of any other applicable Company clawback or recoupment or similar policy or any applicable law, as may be in effect from time to time.
Participants Based Outside of the United States. The Board may grant awards to service providers who are non-United States nationals, or who reside outside the United States, or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the 2025 Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the 2025 Plan and to comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Board may make or establish such modifications, amendments, procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory requirements. Without limitation to the foregoing, the Board may (i) determine which affiliates will be covered by the 2025 Plan; (ii) determine which service providers outside the United States are eligible to participate in the 2025 Plan; (iii) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular affiliates or service providers residing in particular locations; (iv) modify the terms and conditions of any award granted to service providers outside the United States to facilitate compliance with applicable laws; and (v) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board may not take any actions under the 2025 Plan, and no awards will be granted, that would violate applicable law or increase the share limitations contained in the 2025 Plan.
New Plan Benefits
No awards have been made under the 2025 Plan, and no awards have been granted that are contingent on the approval of the 2025 Plan. Awards under the 2025 Plan would be made at the discretion of the Human Capital Committee or the Board. Therefore, the benefits and amounts that will be received or allocated under the 2025 Plan in the future are not determinable at this time. Our executive officers and directors have an interest in the approval of the 2025 Plan because they are eligible to receive equity awards under the 2025 Plan.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the 2025 Plan generally applicable to the Company and to participants in the 2025 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice.
Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock

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option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.
Restricted Stock Awards, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.
Other Stock-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.
Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code.
Section 409A. We intend that awards granted under the 2025 Plan comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code, but make no representation or warranty to that effect.
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2025 Plan or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2025 Plan until all tax withholding obligations are satisfied.

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PROPOSAL 5—AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED ON JULY 31, 2024)

WHAT YOU ARE VOTING ON:
At the 2025 Annual Meeting, shareholders are being asked to approve an amendment to the 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024) as disclosed in this Proxy Statement.

The Company currently maintains the Amended and Restated Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024) (the “Stock Purchase Plan”). The Stock Purchase Plan was initially adopted by the Board of Directors and initially approved by the shareholders of the Company in 2010, and was amended and restated in March 2022, June 2022, March 2023, and July 2024. In April 2025, our Board of Directors approved, subject to the approval of our shareholders, an amendment to the Stock Purchase Plan (as amended, the “A&R Stock Purchase Plan”) to add 4,000,000 shares of common stock to the pool of shares stock to the pool of shares available for purchase by employees.
The A&R Stock Purchase Plan is meant to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company, and it is designed to encourage employees to remain in the employ of the Company. Offerings under the A&R Stock Purchase Plan that are designated as made under the “423 Component” of the A&R Stock Purchase Plan are intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the Code. Offerings under the A&R Stock Purchase Plan that are designated as made under the “Non-423 Component” of the A&R Stock Purchase Plan are not intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the Code.
As of March 31, 2025, 878,801 shares of common stock remained reserved for issuance under the Stock Purchase Plan. If shareholders approve the A&R Stock Purchase Plan, an additional 4,000,000 shares would be made available for issuance, increasing the aggregate number of shares authorized for issuance under the A&R Stock Purchase Plan to 9,800,000 shares. The closing price of our common stock as reported on Nasdaq on March 31, 2025 was $43.29 per share. We currently anticipate that if the A&R Stock Purchase Plan is approved, the number of shares reserved for issuance will provide us with a sufficient number of shares available for sale for at least the next five years.
The material terms of the A&R Stock Purchase Plan are summarized below. This summary of the A&R Stock Purchase Plan is not intended to be a complete description of the A&R Stock Purchase Plan, and is qualified in its entirety by the actual text of the A&R Stock Purchase Plan, which is attached as Appendix C to this Proxy Statement.
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5

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PROPOSAL 5—AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED ON JULY 31, 2024)
Material Features of the A&R Stock Purchase Plan
Plan Administration. The A&R Stock Purchase Plan is administered by the Human Capital Committee. The Human Capital Committee has the authority to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the A&R Stock Purchase Plan and for its own acts and proceedings as it deems advisable; (ii) interpret the terms and provisions of the A&R Stock Purchase Plan; (iii) determine when and how options are granted and the provisions and terms of each offering (which need not be identical between offerings); (iv) determine eligibility for participation in the A&R Stock Purchase Plan, including which subsidiaries of the Company will be participating subsidiaries and whether such participating subsidiaries participate in the 423 Component or the Non-423 Component; (v) make all determinations it deems advisable for the administration of the A&R Stock Purchase Plan; (vi) decide all disputes arising in connection with the A&R Stock Purchase Plan; and (vii) otherwise supervise the administration of the A&R Stock Purchase Plan. Further, the Human Capital Committee may adopt sub-plans, appendices, rules or procedures relating to the operation and administration of the A&R Stock Purchase Plan to accommodate the specific requirements of local laws and procedures, provided that the adoption and implementation of any such sub-plans, appendices rules and/or procedures would not cause the 423 Component to violate Section 423 of the Code.
Stock Subject to the A&R Stock Purchase Plan. The stock subject to the options under the A&R Stock Purchase Plan shall be shares of the Company’s authorized but unissued common stock or shares of common stock reacquired by the Company, including shares purchased in the open market. Subject to adjustment, the aggregate number of shares of our common stock which may be issued pursuant to A&R Stock Purchase Plan is 9,800,000.
Components. Offerings under the A&R Stock Purchase Plan may be specified as part of the 423 Component of the A&R Stock Purchase Plan or the Non-423 Component of the A&R Stock Purchase Plan. Offerings under the Non-423 Component of the A&R Stock Purchase Plan are granted pursuant to sub-plans, appendices, rules or procedures adopted by the Human Capital Committee to achieve tax, securities laws or other objectives for eligible employees and participating subsidiaries in the Non-423 Component.
Eligibility and Participation. All employees of the Company or any of its participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to receive options under the A&R Stock Purchase Plan. In no event may an employee be granted an option if such employee, immediately after the option was granted, would:
•Own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation; or
•Be permitted the right to purchase stock under the A&R Stock Purchase Plan, and under all other employee stock purchase plans, as defined in Section 423(b)(8) of the Code, of the Company and any parent or subsidiary corporations, to accrue at a rate that exceeds $25,000 worth of fair market value of such stock for each calendar year.
An otherwise eligible employee who has not been employed for at least 45 days (or such other period up to two years) prior to the commencement of an offering period is not eligible to participate. An employee who is not a citizen of the U.S. or who is resident outside the U.S. may be excluded from participation if such participation is prohibited by applicable law. With respect to the Non-423 Component of the A&R Stock Purchase Plan, an employee may be excluded from participation if the Human Capital Committee determines that such employee’s participation is not advisable or practicable.
As of March 31, 2025, approximately 7,030 employees would have been eligible to receive options under the A&R Stock Purchase Plan.
Offering Periods. The A&R Stock Purchase Plan will be implemented by consecutive or overlapping offering periods, with a new offering period commencing on the first day of the relevant offering period and terminating on the last day of the relevant offering period. The offering periods will: (a) consist of one or more dates within each offering period on which shares of our common stock may be purchased by participants in the offering period specified by the Human Capital Committee prior to the scheduled beginning of the applicable offering period, to the extent they differ from the exercise dates set forth below; and (b) be of a duration, and commence on the dates, specified by the Human Capital Committee prior to the scheduled beginning of the applicable offering period, to the extent they differ from the offering

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PROPOSAL 5—AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED ON JULY 31, 2024)
periods set forth below, provided that each offering period may not have a duration exceeding 27 months. Offering periods under the A&R Stock Purchase Plan that began prior to November 1, 2024, will consist of twenty-four-month periods commencing on November 1 and May 1 of each calendar year. For offering periods that began prior to November 1, 2024, there will be four exercise dates occurring on each April 30 and October 31 (or, if such date is not a trading day, the first trading day thereafter) within each such offering period. Unless and until otherwise determined by the Human Capital Committee, offering periods that begin on or after November 1, 2024, will consist of six-month periods commencing on November 1 and May 1 of each calendar year. Unless and until otherwise determined by the Human Capital Committee, for offering periods beginning on or after November 1, 2024, there will be one exercise date per offering period, occurring on April 30 for offering periods that begin on November 1 and on October 31 for offering periods that begin on May 1 (or, if such exercise date is not a trading day, the first trading day thereafter). For the avoidance of any doubt, the Human Capital Committee is vested with the authority to establish alternative sequential or overlapping offering periods, a different number of exercise dates within an offering period, a different duration for one or more offering periods or different commencement or ending dates for such offering periods with respect to future offering periods in accordance with the provisions contemplated in the A&R Stock Purchase Plan without stockholder approval.
Grant of Options. On the first business day of each offering period, the Company will grant to each participant in the A&R Stock Purchase Plan an option to purchase shares on the exercise dates for a maximum of 10,000 shares (or other smaller maximum share limit, as applicable), on the condition that such participant remains eligible to participate in the A&R Stock Purchase Plan on the exercise date.
Payroll Deductions. The A&R Stock Purchase Plan permits participants to authorize payroll deductions in an amount not less than 1% but not more than 15% of the participant’s base pay or wages (including 13th/14th month payments or similar concepts under local law), including, in the interest of clarity, paid time off, paid leaves of absence (including statutory paid leave) paid by the Company, and overtime (including on-call payments and shift differentials), quarterly sales incentive payments, and corporate year-end and quarter-end bonus awards, but excluding any other one-time payments, allowances, and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to other Company share-based awards, and similar items. If the participant’s accumulated payroll deductions on the last date of the offering period would enable the participant to purchase more than the maximum of 10,000 shares (or other smaller maximum share limit, as applicable), the excess of the amount of the accumulated payroll deductions over the aggregate purchase price shall be promptly refunded to the participant. In the event that there are unused payroll deductions remaining in a participant’s account at the end of an exercise date or an offering period by reason of the inability to purchase a fractional share, such payroll deductions will be promptly refunded to the participant by the Company. The Human Capital Committee may provide that an eligible employee may participate through contributions other than in the form of payroll deduction where applicable non-U.S. law prohibits participation through payroll deduction or where in non-U.S. jurisdictions where participation through payroll deduction is otherwise problematic.
Exercise of Options. Amounts deducted and accumulated by the participant are used to exercise the options granted to the participant. The participant shall be entitled to exercise the option so granted only to the extent of the participant’s accumulated payroll deductions on the exercise date. For each share, the exercise price of the option shall be the lesser of 85% of the average market price of our common stock on the first business day of the offering period and 85% of the average market price of our common stock on the applicable exercise date. Each employee who continues to be a participant on an exercise date within an offering period shall be deemed to have exercised his or her option and shall be deemed to have purchased as many shares as the participant’s accumulated payroll deductions will pay for at the exercise price, subject to the 10,000 maximum share limit (or other smaller maximum share limit, as applicable) described above and the $25,000 fair market value of shares limitation pursuant to applicable law.
Withdrawal from Participation. A participant may withdraw from the A&R Stock Purchase Plan (in whole but not in part) at any time within the time period established by the Human Capital Committee prior to the last day of an offering period by delivering a withdrawal notice to the Company. Any participant who withdraws during an offering period will not be permitted to exercise his or her options and the amount of payroll deductions then credited to the participant’s account will be returned to the participant. An employee who has previously withdrawn may re-enter the A&R Stock Purchase Plan by filing a new authorization at least ten days (or such other time period as may be specified by the Human Capital Committee) before the first day of the next offering period in which he or she wishes to participate. The

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PROPOSAL 5—AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED ON JULY 31, 2024)
employee’s re-entry into the A&R Stock Purchase Plan becomes effective at the beginning of such offering period, provided that he or she is an eligible employee on the first business day of the offering period. A participant’s participation in the A&R Stock Purchase Plan will also cease if: the participant ceases to be an eligible employee or the A&R Stock Purchase Plan is terminated.
Changes in Capitalization and Similar Changes. In the event of any change in the outstanding shares of our common stock by reason of any reorganization, split-up, liquidation, recapitalization or otherwise, each participant shall be entitled to purchase such number of shares of our common stock or amount of other securities of the Company as were exchangeable for the number of shares of our common stock that such participant would have been entitled to purchase except for such action. The purchase price per share shall be appropriately adjusted to reflect such action. In the event of any stock dividend upon or with respect to shares of stock of the class which shall at the time subject to an option pursuant to the A&R Stock Purchase Plan, each participant exercising such an option shall be entitled to receive the shares as to which the participant is exercising his or her option. In such event, the participant is also entitled to such number of shares of the class or classes in which such stock dividend was declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of such option’s exercise. Upon the happening of any of the foregoing events (or in the event of an extraordinary cash dividend or other distribution that affects the shares of common stock), the class and aggregate number of shares which are subject to options which have been or may be granted under the A&R Stock Purchase Plan shall be appropriately adjusted to reflect the occurrence of the relevant event.
Acquisition. The A&R Stock Purchase Plan provides that in the event of an “acquisition” (as defined in the A&R Stock Purchase Plan), the Human Capital Committee or the successor board (as defined in the A&R Stock Purchase Plan) shall, with respect to the options outstanding under the A&R Stock Purchase Plan, either: (1) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such successor corporation, or (c) such other securities as the successor board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of our common stock subject to such options immediately preceding the acquisition; (2) shorten the offering period with respect to which the options related by setting a new exercise date on which the offering period will end, with such new exercise date occurring before the effective date of the acquisition, and provided that each participant is notified of the new exercise date on which the options will be exercised unless prior to such date the participant has withdrawn from the offering period or the participant has ceased to be an eligible employee; or (3) terminate each participant’s options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the acquisition of the number of shares of our common stock that the participant’s accumulated payroll deductions as of the date of the acquisition could purchase, at an option price determined with reference only to the first business day of the applicable offering period, over (b) the result of multiplying such number of shares by such option price.
Term of the A&R Stock Purchase Plan. Unless sooner terminated, the A&R Stock Purchase Plan shall terminate on October 31, 2030. The A&R Stock Purchase Plan may be terminated at any time by the Board of Directors but such termination shall not affect options then outstanding under the A&R Stock Purchase Plan. The A&R Stock Purchase Plan will terminate when all or substantially all of the unissued shares of stock reserved for the purposes of the A&R Stock Purchase Plan have been purchased. The Human Capital Committee or the Board of Directors may from time to time adopt amendments to the A&R Stock Purchase Plan provided that, without the approval of the shareholders of the Company, no amendment may (1) increase the number of shares that may be issued under the A&R Stock Purchase Plan; (2) change the class of employees eligible to receive options under the A&R Stock Purchase Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; (3) cause Rule 16b-3 under the Exchange Act to become inapplicable to the A&R Stock Purchase Plan; or (4) otherwise be made to the extent shareholder approval is required under applicable law.
New Plan Benefits. Participation in the A&R Stock Purchase Plan is voluntary, and each eligible employee will make his or her own decision whether and to what extent to participate in the A&R Stock Purchase Plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the A&R Stock Purchase Plan.

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PROPOSAL 5—AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED ON JULY 31, 2024)
Historical Awards. Participants under the A&R Stock Purchase Plan do not receive a fixed option grant. Instead, purchases under the A&R Stock Purchase Plan are determined by the contribution levels of participating employees, our stock price, and regulatory limits. The following identifies the number of shares purchased under the Stock Purchase Plan since its inception in 2010 for the following specified individuals and groups: (i) 30,696 shares by Kevin Conroy, our Chairman, President, and Chief Executive Officer; (ii) zero shares by Aaron Bloomer, our Executive Vice President, Chief Financial Officer; (iii) zero shares by Brian Baranick, our Executive Vice President, General Manager, Precision Oncology; (iv) zero shares by Jacob Orville, our Executive Vice President, General Manager, Screening; (v) 16,610 shares by Sarah Condella, our Executive Vice President, Human Resources; (vi) 6,934 shares by Jeffrey Elliott, our former Executive Vice President and former Chief Financial officer; (vii) 1,937 shares by Everett Cunningham, our former Executive Vice President and Chief Commercial Officer; (viii) 49,956 shares by our current executive officers as a group; (ix) 14,696 shares by our current non-executive director group; (x) 30,696 shares by our non-executive director nominee group; and (xi) 4,876,696 shares by our non-executive officer employee group. No shares were purchased under the Stock Purchase Plan since its inception in 2010 for the following specified individuals and groups: (a) any associate of any director, executive officer or nominee; or (b) any other person who received 5 percent of such options.
Federal Income Tax Consequences
The following is a general summary of the federal income tax consequences to the Company and to U.S. taxpayers of options purchased under the A&R Stock Purchase Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.
423 Component of the A&R Stock Purchase Plan. The amounts deducted from a participant’s pay under the 423 Component of the A&R Stock Purchase Plan are included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income (1) when options are granted pursuant to the 423 Component of the A&R Stock Purchase Plan, (2) when the shares of our common stock are purchased under the 423 Component of the A&R Stock Purchase Plan or (3) at the beginning or end of any offering period.
If the participant transfers shares of our common stock received upon the exercise of an option under the 423 Component of the A&R Stock Purchase Plan within a period of two years from the beginning of an offering period or one year from the date of receipt of the shares of our common stock (the “holding period”), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value on the exercise date over the exercise price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such common stock exceeds (is less than) the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any.
If the participant transfers the shares of our common stock acquired under the 423 Component of the A&R Stock Purchase Plan after the expiration of the holding period, he or she will generally have taxable ordinary income in the year in which the transfer occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the offering period over the exercise price on that same date, and (b) any excess of the fair market value on the date on which the transfer occurs over the amount paid for the shares of our common stock. The participant will recognize capital gain (or loss) equal to the difference between the fair market value on the date of such transfer and the participant’s tax basis in the common stock as increased by the amount of any ordinary income recognized as a result of such transfer.
Non-423 Component of the A&R Stock Purchase Plan. The amounts deducted from a participant’s pay under the Non-423 Component of the A&R Stock Purchase Plan are included in his or her compensation that is subject to federal income taxes, and the Company will withhold taxes on these amounts. Generally, a participant will not recognize any taxable income when options are granted pursuant to the Non-423 Component of the A&R Stock Purchase Plan.
When the shares of our common stock are purchased under the Non-423 Component of the A&R Stock Purchase Plan, then, in general, the participant will have ordinary income in the year in which the shares are purchased in an amount equal to the excess of the fair market value of the shares at the time of the purchase over the exercise price. If the participant transfers shares of our common stock purchased under the Non-423 Component of the A&R Stock

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PROPOSAL 5—AMENDMENT TO THE 2010 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED ON JULY 31, 2024)
Purchase Plan, he or she generally will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for the shares exceeds (is less than) the participant’s tax basis in the shares.
Tax Effect for the Company. We generally will be entitled to a tax deduction for any ordinary income recognized by a participant in respect of options granted pursuant to the A&R Stock Purchase Plan. The participant must make adequate provision for any applicable federal (including social security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the A&R Stock Purchase Plan.

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PROPOSAL 6—Shareholder Proposal Concerning the Adoption of a Director Election Resignation Governance Policy
Joseph Byrne, as Trustee on behalf of the North Atlantic States Carpenters Pension Fund, who is the beneficial owner of shares of common stock having the requisite market value and having been held for the requisite period, in each case, required to submit a proposal under Rule 14(a)-8 of the Exchange Act, has notified us that he or a designee intends to present the following proposal at the Annual Meeting:
Director Election Resignation Governance Policy Proposal:
Resolved: The shareholders of Exact Sciences Corporation ("Company") request that the Board adopt a new Director Election Resignation Governance Policy ("Resignation Policy") provision in its corporate governance principles to address those situations when one or more incumbent Board nominees fail to receive the required majority vote for re-election. The Resignation Policy shall provide that each director upon joining the Board tender an irrevocable resignation conditioned on the director 's failure to receive the required majority vote support in an uncontested election. The Resignation Policy shall provide that the Board should accept a director's tendered resignation absent its finding of a compelling reason or reasons to reject the resignation, as decided by the Board in the exercise of its business judgment. The Resignation Policy shall further stipulate that if the Board rejects a director's resignation and the director remains on the Board as a "holdover" director but is not re-elected at the next annual meeting of shareholders, that such director's second tendered resignation shall be effective ninety days after the vote certification.
Supporting Statement: The Resignation Policy sets a new demanding director resignation governance guideline to reflect shareholder voting sentiment in director elections. Delaware corporate law states that each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. An incumbent director who does not received the required vote for election may continue to serve as a “holdover” director. The Company’s current resignation guideline requires incumbent directors to tender a resignation if they do not receive the requisite vote to be re-elected in an uncontested annual election. Directors on the Board’s Corporate Governance and Nominating Committee will then review the tendered resignation and recommend to the Board whether to accept or reject it.
The proposed Resignation Guideline Policy sets a more demanding director resignation review process, requiring the Board to articulate a compelling reason or reasons when it rejects a tendered resignation, thus allowing an unelected director to continue to serve. Importantly, the Resignation Policy further establishes that if a “holdover” director again fails to be re-elected at the next annual meeting of shareholders, the new resignation is effective ninety days following the election vote certification. While the Guideline Resignation Policy provides the Board latitude to reject the first resignation of an incumbent director who does not receive majority vote support, it honors the shareholder vote as the final word on a “holdover” director’s second election defeat.
Shareholder director election voting rights under Delaware corporate law are foundational rights in the governance of corporations. The majority vote director election standard adopted by the Company gives shareholders voting rights that have legal effect. It is important that corporate director resignation policies, guidelines and bylaws not undermine shareholder voting rights. The proposed Resignation Policy establishes shareholder voting in director elections as a more consequential governance right, striking a proper balance between board discretion and shareholder voting rights.

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PROPOSAL 6—SHAREHOLDER PROPOSAL
Exact Sciences Corporation’s Statement in Opposition to Proposal No. 6
Our Board of Directors recommends a vote AGAINST Proposal No. 6.
After careful consideration, our Board of Directors has determined that the action requested is neither necessary nor in the best interests of the Company or its shareholders. Our Board believes the existing director resignation policy contained in the Company’s Corporate Governance Guidelines already provides a structured and effective process for addressing director resignations. In addition, unlike Proposal No. 6, our current policy allows the Board to evaluate each situation individually before accepting a resignation, ensuring decisions are made in the best interests of shareholders and the Company.
Our Existing Corporate Governance Guidelines and other governance policies already provide accountability to our shareholders and contain an appropriate director resignation policy.
Our Board values the input of our shareholders and believes that it is essential for shareholders to have a critical role in the election of directors. For example, based on investor feedback, at our 2023 annual meeting, our Board recommended, and our shareholders approved the declassification of our Board over a three-year period. In addition, in 2022 we amended and restated our By-laws to implement shareholder proxy access. We believe our Board’s responsiveness to shareholder feedback contributed to our shareholders’ overwhelmingly re-electing our director nominees with not less than 96% of the shares represented and entitled to vote at the 2024 annual meeting voting in favor of their election.
With respect to uncontested director elections, our By-laws provide that a director is elected in an uncontested election only if the number of shares voted "for" such director exceed the number of shares voted "against" such director. If an incumbent director in an uncontested election fails to receive such vote, our Corporate Governance Guidelines provide that: (i) such director must tender his or her resignation to the Chairman of our Board of Directors for consideration by the Corporate Governance and Nominating Committee; (ii) the Corporate Governance and Nominating Committee will consider such tendered resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, recommend to our Board of Directors whether to accept or reject such resignation; and (iv) our Board of Directors will, no later than 75 days following the date of the shareholders’ meeting at which the election occurred, take formal action upon such recommendation and promptly disclose its decision, together with an explanation of the process by which the decision was made and, if applicable, our Board of Director’s reason or reasons for rejecting the tendered resignation, by filing a Form 8-K with the SEC.
Our current resignation policy reflects a thoughtful and balanced approach that ensures our Corporate Governance and Nominating Committee and our Board of Directors have appropriate discretion to act in the best interests of the Company and its shareholders. Among other things, our Corporate Governance Guidelines permit the consideration of “all factors deemed relevant” and “a range of possible alternatives,” permitting the flexibility for engagement with shareholders to understand the reasons for their vote “against” a director and consider whether actions other than accepting a director’s resignation would better address shareholder concerns.
The proposal creates a confusing and rigid standard that restricts the Board’s ability to act in the best interests of the Company and its shareholders.
Proposal No. 6 requests that the Board adopt a new director election resignation governance policy that would require our Board of Directors to accept a director’s tendered resignation “absent its finding of a compelling reason or reasons to reject the resignation, as decided by the Board in the exercise of its business judgment.” While Proposal No. 6’s proposed resignation policy purports to permit the Board to exercise its business judgment, the proponent expressly indicates that Proposal No. 6 is intended to establish “a more demanding director resignation review process” by requiring a compelling reason or reasons for the Board of Directors to reject the resignation. Yet, what constitutes a “compelling reasons or reasons” is not stated in Proposal No. 6, nor is there a general understanding of what a “compelling reason” requires. Proposal No. 6 recommends that the Corporation adopt a confusing standard, which could result in costly and distracting litigation over the scope and validity of the standard.
The Supporting Statement plainly indicates that the intent of Proposal No. 6 is to eliminate the flexibility currently afforded to our Corporate Governance and Nominating Committee and our Board of Directors to act in the best interests of the Company and its stockholders. If Proposal No. 6 is adopted, our Board of Directors could be required to accept a resignation in circumstances where such acceptance would not be in the best interests of the Company

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PROPOSAL 6—SHAREHOLDER PROPOSAL
and its shareholders or where a different result would better address the shareholder concerns underlying the failure of the director to obtain the required vote in an uncontested election. We believe our Board of Directors must be able to accept or reject any such resignation after thoughtful deliberation and consideration of any appropriate and relevant factors at the time, rather than prescribing a rule that limits the decision-making authority of our Board in a manner that may be inconsistent with the best interests of the Company and its shareholders. Without the flexibility provided by our current Corporate Governance Guidelines, the Corporation could be locked into a disruptive result that could interfere with the Board’s functions at a critical juncture.
Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 6

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 15, 2025 by:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each NEO included in the Summary Compensation Table above;
•each of our directors;
•each person nominated to become a director; and
•all executive officers, directors, and nominees as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 5505 Endeavor Lane, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.
Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to RSU awards expected to vest within 60 days of April 15, 2025 and options which may be exercised within 60 days after April 15, 2025 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 15, 2025 is based upon 188,594,669 shares outstanding on that date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares		Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Directors and Named Executive Officers
Brian Baranick	23,263	(2)	—	23,263	*
Michael Barber	5,939		—	5,939	*
Aaron Bloomer	13,835	(3)	—	13,835	*
Paul Clancy	20,640		—	20,640	*
Sarah Condella	87,583	(4)	51,919	139,502	*
Kevin Conroy	1,135,636	(5)	436,461	1,572,097
D. Scott Coward	56,857	(6)	27,836	84,693	*
Everett Cunningham	—		—	—
James Doyle	56,049		—	56,049	*
Jeffrey Elliott	24,814		24,236	49,050
Daniel Levangie	28,914		3,340	32,254	*
Jacob Orville	26,892	(7)	6,581	33,473	*
Shacey Petrovic	23,501	(8)	—	23,501	*
Kimberly Popovits	6,387		—	6,387	*

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Number of Issued Shares	Number of Shares Issuable(1)	Total Shares Beneficially Owned	Percentage of Common Stock Outstanding
Leslie Trigg	972	—	972	*
Katherine Zanotti	70,568	—	70,568	*
All directors, nominees and executive officers as a group (17 persons)	1,598,628	554,027	2,152,556	1.2%
Shareholders
The Vanguard Group(9)	17,559,751	—	17,559,751	9.5%
ARK Investment Management LLC(10)	16,040,490	—	16,040,490	8.6%
BlackRock, Inc.(11)	11,103,191	—	11,103,191	6.0%
Capital World Investors(12)	15,841,296	—	15,841,296	8.5%
FMR LLC(13)	22,042,464	—	22,042,464	11.9%
Wellington Management Group LLP(14)	12,394,303	—	12,394,303	6.7%
*Less than one percent.
(1)Represents shares of our common stock issuable pursuant to option, RSU, and deferred stock unit awards exercisable or issuable within 60 days of April 15, 2025. Does not include shares of stock issuable pursuant to option, RSU, and deferred stock unit awards not exercisable or issuable within 60 days of April 15, 2025, or shares of common stock issuable on April 30, 2025 upon purchase pursuant to the Company's 2010 Employee Stock Purchase Plan. The number of shares to be purchased on April 30, 2025 pursuant to the Company's 2010 Amended and Restated Employee Stock Purchase Plan was indeterminable as of April 15, 2025.
(2)Includes 670 shares held through our 401(k) plan.
(3)Includes 212 shares held through our 401(k) plan.
(4)Includes 6,100 shares held through our 401(k) plan.
(5)Includes 28,696 shares held through our 401(k) plan and 246,847 shares held in grantor retained annuity trusts in respect of which Mr. Conroy is the trustee and holds sole voting and investment power.
(6)Includes 4,694 shares held through our 401(k) plan.
(7)Includes 1,490 shares held through our 401(k) plan.
(8)Includes 7,095 shares held in a trust in respect of which Ms. Petrovic is a trustee and holds shared voting and investment power.
(9)The Vanguard Group, a Pennsylvania corporation (“Vanguard”), has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 125,252 shares, the sole power to dispose or to direct the disposition of 17,156,979 shares, and shared power to dispose or to direct the disposition of402,772 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 11 to Schedule 13G filed by Vanguard with the SEC on February 13, 2025.
(10)ARK Investment Management LLC, a Delaware limited liability company (“ARK”) has the sole power to vote or to direct the vote of 14,979,193 shares, the shared power to vote or to direct the vote of 737,931 shares, the sole power to dispose or to direct the disposition of 16,040,490 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of ARK is 200 Central Avenue, St. Petersburg, FL 33701. This information has been obtained from Amendment No. 1 to the Schedule 13G filed by ARK with the SEC on February 10, 2023.
(11)BlackRock, Inc., a Delaware corporation (“BlackRock”), has the sole power to vote or to direct the vote of 9,881,073 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 11,103,191 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055. This information has been obtained from Amendment No. 2 to the Schedule 13G filed by BlackRock with the SEC on January 29, 2025.
(12)Capital World Investors ("CWI") is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services. CWI has the sole power to vote or to direct the vote of 15,836,838 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 15,841,296 shares, and shared power to dispose or to direct the disposition of 0 shares. The principal address of CWI is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. This information has been obtained from the Schedule 13G filed by CWI with the SEC on November 7, 2024.
(13)This amount reflects securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. FMR LLC has the sole power to vote or to direct the vote of 21,499,163 shares, the shared power to vote or to direct the vote of 0 shares, the sole power to dispose or to direct the disposition of 22,042,464 shares, and shared power to dispose or to direct the disposition of 0 shares. Abigail P. Johnson reports sole dispositive power with

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
respect to 22,042,464 shares. This information has been obtained from the Schedule 13G filed by FMR LLC and Abigail P. Johnson with the SEC on October 7, 2024,
(14)Wellington Management Group LLP, a Massachusetts limited liability partnership (“Wellington”), beneficially owns these shares directly and through its subsidiaries, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. Wellington has the sole power to vote or to direct the vote of 0 shares, the shared power to vote or to direct the vote of 11,375,933 shares, the sole power to dispose or to direct the disposition of 0 shares, and shared power to dispose or to direct the disposition of 12,394,303 shares. The principal address of Wellington is 280 Congress Street, Boston, MA 02210. This information has been obtained from Amendment No. 4 to the Schedule 13G filed by Wellington with the SEC on February 10, 2025.

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DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. On April 29, 2025, Kevin Conroy filed three Forms 5 to report five gifts of common stock made during 2019, 2020 and 2024. Other than as described in the previous sentence, based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2024.
OTHER BUSINESS
Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

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QUESTIONS AND ANSWERS
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 29, 2025, we will mail to our shareholders of record as of April 15, 2025 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2024 Annual Report. All shareholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the Internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I receive a paper copy of the materials?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.
What is a proxy?
Our Board of Directors is asking for your proxy. This means that by providing a proxy you authorize persons selected by us to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.
What items will be voted on at the Annual Meeting?
There are six proposals scheduled to be voted on at the Annual Meeting:
•To elect the seven nominees to our Board of Directors nominated by our Board of Directors to serve one-year terms;
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025;
•To approve, on an advisory basis, the compensation of our named executive officers;
•To approve the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan;
•To approve an Amendment to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024); and
•To consider a shareholder proposal concerning the adoption of a director election resignation governance policy, if properly presented at the Annual Meeting.

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QUESTIONS AND ANSWERS
Our Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the Annual Meeting, the proxy holders may vote any shares represented by proxy in their discretion.
What are our Board of Directors’ voting recommendations?
Our Board of Directors recommends that you vote your shares:
•FOR the seven nominees to our Board of Directors nominated by our Board of Directors to serve for one-year terms;
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025;
•FOR the approval of the advisory vote on executive compensation;
•FOR the approval of the Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan;
•FOR the approval of an Amendment to the Exact Sciences Corporation 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024); and
•AGAINST the approval of the shareholder proposal concerning the adoption of a director election resignation governance policy.
When is the record date and who is entitled to vote?
Our Board of Directors set April 15, 2025 as the record date. Holders of record of shares of our common stock as of the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. At the close of business on the record date, there were 188,594,669 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to our shareholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the Annual Meeting for at least 10 days before the Annual Meeting during ordinary business hours at our principal executive offices located at 5505 Endeavor Lane, Madison, Wisconsin 53719. Any shareholder who wishes to inspect the shareholder list for any purpose germane to the Annual Meeting may call our Investor Relations department at 1-608-535-8815 to schedule an appointment.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The Annual Meeting webcast will begin promptly at 10:00 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin shortly before the Annual Meeting on June 12, 2025.
What is a shareholder of record?
A shareholder of record or registered shareholder is a shareholder whose ownership of Exact Sciences shares is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold shares through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. We only have access to ownership records for the registered shares. If you are not a shareholder of record, we will require additional documentation to evidence your share ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank, or other nominee, or a copy of your notice or voting instruction card. As described below, if you are not a shareholder of record, you will not be able to vote your shares unless you obtain a proxy from the shareholder of record authorizing you to vote your shares.

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QUESTIONS AND ANSWERS
How do I vote my shares without attending the Annual Meeting?
We recommend that shareholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:
•By telephone. You can vote by calling 1-800-690-6903 with the control number included on the Notice or proxy card.
•By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card.
•By mail. You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 11, 2025. For participants in the Company’s 401(k) plan, telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time, on June 9, 2025.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any shareholder of record as of the record date can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/EXAS2025. If you were a shareholder as of the record date, or you hold a valid proxy for the Annual Meeting from a shareholder as of the record date, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/EXAS2025.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/EXAS2025 on the day of the Annual Meeting.
•Webcast starts at 10:00 a.m. Central Time.
•You will need your 16-Digit Control Number to enter the Annual Meeting.
•Shareholders may submit questions while attending the Annual Meeting via the Internet. Shareholders may also submit questions in advance of the Annual Meeting via email at the following email address: investorrelationsinbox@exactsciences.com.
•Webcast replay of the Annual Meeting will be available until June 12, 2026.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page. To minimize the risk of technical difficulties, we recommend voting ahead of time by proxy even if you plan to attend the Annual Meeting.

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QUESTIONS AND ANSWERS
How can I change or revoke my proxy vote?
You may change or revoke your proxy vote as follows:
•Shareholders of record. You may change or revoke your proxy vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 or by submitting another proxy vote on or before June 11, 2025. You may also change your proxy vote by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time, on June 11, 2025 or by attending the Annual Meeting and voting again.
•Participants in the Company’s 401(k) Plan. You may change or revoke your proxy vote voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time, on June 9, 2025.
•Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
What happens if I do not give specific voting instructions?
Shareholders of record. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Participants in the Company’s 401(k) Plan. Shares held under the 401(k) Plan for which voting instructions are not properly given in a timely manner will not be voted, except as required by applicable law. All participant votes will be kept confidential by the trustee of the 401(k) Plan.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
What ballot measures are considered “routine” or “non-routine?”
The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our executive officers (“Proposal 3”), the approval of the 2025 Omnibus Long-Term Incentive Plan (“Proposal 4”), the approval of the Amendment to the 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024) (“Proposal 5”), and the shareholder proposal concerning the adoption of a director election resignation governance policy (“Proposal 6”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 3, 4, 5, and 6.
The ratification of the appointment of PwC as our independent registered public accounting firm for 2025 (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.
What is the quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the shares issued and outstanding and entitled to vote is necessary for the transaction of business at the Annual Meeting. This is called a quorum.

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QUESTIONS AND ANSWERS
What is the voting requirement to approve each of the proposals?
The following are the voting requirements for each proposal:
•Proposal 1, Election of Directors. Under our By-laws, each director is elected by the vote of the majority of the votes cast with respect to that director’s election in an uncontested election. Under our Corporate Governance Guidelines, a director who does not receive a majority of the votes cast in an uncontested election is required, within five days following the certification of the shareholder vote, to tender his or her written resignation to the Chairman of the Board of Directors for consideration by the Corporate Governance and Nominating Committee. As provided in our Corporate Governance Guidelines, the Corporate Governance and Nominating Committee will consider such tendered resignation and, within 45 days following the date of the shareholders’ meeting at which the election occurred, recommend to our Board of Directors whether to accept or reject such resignation. Our Board will, as provided in our Corporate Governance Guidelines, no later than 75 days following the date of the shareholders’ meeting at which the election occurred, take formal action on such recommendation, and promptly disclose (by a Form 8-K with the SEC) its decision regarding the tendered resignation. The Corporate Governance and Nominating Committee, in making its recommendation, and the Board of Directors, in making its decision, may each consider any factors that they consider relevant. In accordance with our Corporate Governance Guidelines, any director who tenders his or her resignation as described above will not participate in the deliberations or the recommendation of the Corporate Governance and Nominating Committee or the deliberations or determination of the Board of Directors with respect to accepting or rejecting a resignation. Under our By-laws, directors shall be elected by a plurality of the votes cast in a contested election. Because no persons other than the incumbent directors have been nominated for election at the Annual Meeting, the majority of the votes cast provisions will apply.
•Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of our Audit and Finance Committee’s appointment of PwC as our independent registered public accounting firm for 2025 will be approved if the holders of a majority of the voting power present or represented by proxy, and voting on this proposal vote in favor of this proposal.
•Proposal 3, Advisory Vote on Executive Compensation. The compensation paid to our named executive officers will be considered approved if the holders of a majority of the voting power present or represented by proxy and voting on this proposal vote in favor of this proposal.
•Proposal 4, Approval of the 2025 Omnibus Long-Term Incentive Plan. The approval of the 2025 Omnibus Long-Term Incentive Plan will be considered obtained if the holders of a majority of the voting power present or represented by proxy and voting on this proposal vote in favor of this proposal.
•Proposal 5, Amendment to the 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024). The approval of an Amendment to the 2010 Employee Stock Purchase Plan (as amended and restated on July 31, 2024) to add 4,000,000 shares of common stock to the pool of shares available for purchase by employees will be approved if the holders of a majority of the voting power present or represented by proxy and voting on this proposal vote in favor of this proposal.
•Proposal 6, Shareholder Proposal Concerning the Adoption of a Director Election Resignation Governance Policy. The shareholder proposal concerning the adoption of a director election resignation governance policy will be approved if the holders of a majority of the voting power present or represented by proxy and voting on this proposal vote in favor of this proposal.
How are abstentions and broker non-votes treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting.
Our By-laws provide that broker non-votes represented at the Annual Meeting but not permitted to vote on a particular matter shall not be counted as “votes cast.” Broker non-votes will therefore have no effect on Proposal 1. Abstentions are considering a “withholding of a vote” and are therefore not counted in the number of votes cast. Abstentions will therefor have no effect on Proposal 1.

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QUESTIONS AND ANSWERS
Broker non-votes are not considered “entitled to vote” on Proposal 3, Proposal 4, Proposal 5 and Proposal 6 (which, as described above, are non-routine matters). Broker non-votes, therefore, will not be considered as “voting on” Proposal 3, Proposal 4, Proposal 5 and Proposal 6 and will have no effect on these proposals. As described above, Proposal 2 is a routine matter and therefore we do not expect there to be any broker non-votes on this proposal.
Abstentions are considered “present” and “entitled to vote” on Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6. However, abstentions are not considered as “voting on” Proposal 3, Proposal 4, Proposal 5 and Proposal 6 and will have no effect on these proposals.
Who pays for solicitation of proxies?
We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers, and other employees, without compensation, may solicit proxies personally or by telephone, facsimile, and email.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary or final voting results at the Annual Meeting and publish final results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2026 annual meeting of shareholders?
Requirements for shareholder proposals to be considered for inclusion in the Company’s proxy materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2026 annual meeting of shareholders must be received no later than December 30, 2025. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719.
Requirements for shareholder nominations using proxy access to be brought before the 2026 annual meeting of shareholders. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of our Board (rounded down to the nearest whole number), provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-laws. Notice of proxy access director nominees must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on January 13, 2026 and not later than the close of business on February 12, 2026. In addition, your notice must set forth the information required by our By-laws with respect to each director nomination.
Requirements for shareholder nominations (other than through proxy access) or proposals to be brought before the 2026 annual meeting of shareholders. Notice of any director nomination (other than through proxy access as described above) or other proposal that you intend to present at the 2026 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2026 annual meeting of shareholders, must be delivered to the Company’s Secretary at 5505 Endeavor Lane, Madison, Wisconsin 53719 not earlier than the close of business on February 12, 2026 and not later than the close of business on March 14, 2026. In addition, your notice must set forth the information required by our By-laws with respect to each director nomination or other proposal that you intend to present at the 2026 annual meeting of shareholders.
Universal proxy requirements. In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026.

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APPENDIX A
Adjusted EBITDA Reconciliation

	Twelve Months Ended December 31,
(In thousands)	2024	2023	2022	2021
Net loss	$(1,028,857)	$(204,149)	$(623,506)	$(595,625)
Interest expense (1)	27,016	19,447	19,634	18,606
Income tax (benefit) expense	(7,304)	2,403	(9,064)	(246,881)
Investment loss (income)	(39,558)	(32,713)	19,425	(31,778)
Depreciation and amortization	214,859	206,608	197,558	180,346
Stock-based compensation (2)	254,930	271,218	239,092	260,950
Acquisition and integration costs (3)	1,172	(11,762)	(53,297)	140,645
Impairment of long-lived and indefinite-lived assets (4)	869,460	621	15,969	20,210
(Gain) loss on sale of asset and divestiture related costs (5)	(9,200)	(74,833)	17,309	—
Restructuring and business transformation (6)	18,537	5,744	33,499	—
License agreement termination (7)	25,843	—	—	—
Legal Settlement (8)	(3,500)	36,186	—	10,064
Adjusted EBITDA	$323,398	$218,770	$(143,381)	$(243,463)
Adjusted EBITDA margin	12%	9%	(7)%	(14)%
(1)Interest expense includes net gains recorded of $10.3 million for each of the twelve months ended December 31, 2024 and 2023 from the settlement of convertible notes. The gains represent the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.
(2)Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees' contributions annually in the form of the Company's common stock.
(3)Represents acquisition and related integration costs incurred as a result of the Company's business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. There were no acquisition costs incurred for the twelve months ended December 31, 2024, and there was an insignificant amount incurred for the twelve months ended December 31, 2023 and 2022 related to the acquisitions of Resolution Bioscience, Inc. and PreventionGenetics, LLC. Acquisition costs for the twelve months ended December 31, 2021 primarily relate to the acquisition of Thrive Earlier Detection Corporation (“Thrive”) of $10.3 million. Integration-related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in a gain $3.3 million, $18.0 million and $56.6 million for the twelve months ended December 31, 2024, 2023 and 2022, respectively, and a loss of $6.4 million for the twelve months ended December 31, 2021, respectively. The Company also incurred severance costs and professional service fees which were not significant for the twelve months ended December 31, 2024, 2023, and 2022. The Company incurred stock-based compensation including the incremental fair value of assumed stock awards and accelerated vesting from post-acquisition qualified termination events of $108.2 million and other severance and professional service fees of $15.7 million for the twelve months ended December 31, 2021, which was primarily related to the acquisition of Thrive. The majority of the professional service fees relate to the integration of information technology systems.
(4)Represents impairment charges on the Company’s long-lived and indefinite-lived assets. For the twelve months ended December 31, 2024, this includes an impairment charge recorded related to the in-process research and development asset acquired as part of our acquisition of Thrive and impairment charges recorded on building leases and corresponding leasehold improvements at certain of our domestic facilities. For the twelve months ended December 31, 2023, the Company recorded insignificant impairments to building leases that were vacated during the year. For the twelve months ended December 31, 2022, the Company recorded insignificant impairments to building leases at certain of its domestic locations and impairment charges on an acquired developed technology intangible asset and a supply agreement intangible asset. For the twelve months ended December 31, 2021, the Company recorded an impairment charge on a supply agreement intangible asset.
(5)Relates to the sale of the intellectual property and know-how related to the Oncotype DX Genomic Prostate Score ("GPS") test to MDxHealth SA ("MDxHealth") in August 2022 and the subsequent Second Amendment to the Asset Purchase Agreement related to the sale in August 2023. For the twelve months ended December 31, 2024, this represents the remeasurement of the associated contingent consideration. For the twelve months ended December 31, 2023, this represents a gain of $3.1 million from additional cash and equity consideration received, a $73.3 million contingent consideration gain, and an insignificant amount of legal and professional service fees. For the twelve months ended December 31, 2022, this represents the loss on the sale of $13.2 million and an insignificant amount of related severance, accelerated vesting of stock awards, and legal and professional service fees incurred in the execution of the sale.
(6)Includes costs associated with the Company’s business transformation program intended to consolidate operations, achieve targeted cost reductions, and focus resources on its key strategic priorities. For the twelve months ended December 31, 2024, this primarily includes severance costs and accelerated stock-based compensation expense related to the closure of domestic facilities and related consulting services. For the twelve months ended December 31, 2023, this primarily includes severance and accelerated stock-based compensation costs associated with the closure of one of the Company’s domestic laboratory facilities. For the twelve months ended December 31, 2022, this primarily includes severance and accelerated stock-based compensation expense associated with reductions of the Company's workforce in the second and fourth quarters of 2022 as a result of changes in macroeconomic conditions.

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(7)Represents termination related charges incurred due to the termination of the Company's license and sponsored research agreements with The Translational Genomics Research Institute related to its Targeted Digital Sequencing technology, which resulted in the recognition of termination related charges in the second quarter of 2024.
(8)Represents charges incurred in connection with settlements with counterparties related to the Medicare Date of Service Rule Investigation and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit.
Core Revenue Reconciliation

	GAAP
	Twelve Months Ended December 31,
	2024	2023	% Change
Screening	$2,103,868	$1,864,701	13%
Precision Oncology	654,999	629,110	4%
COVID-19 Testing	—	5,955	(100)%
Total	$2,758,867	$2,499,766	10%

	Non-GAAP
	Twelve Months Ended December 31,
	2024 (1)	2023 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$2,103,868	$1,864,701	13%	$—	$2,103,868	13%
Precision Oncology	647,380	620,821	4%	507	647,887	4%
Total	$2,751,248	$2,485,522	11%	$507	$2,751,755	11%
(1)Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate test, and the Resolution Bioscience acquisition.
(2)Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.
(3)Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.
Free Cash Flow Reconciliation

	Twelve Months Ended December 31,
	2024	2023
Net cash provided by operating activities	$210,536	$156,119
Net cash provided by (used in) investing activities	(442,155)	49,679
Net cash provided by financing activities	231,874	159,766
Effects of exchange rate changes on cash and cash equivalents	(3,294)	1,321
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,039)	366,885
Cash, cash equivalents and restricted cash, beginning of period	609,675	242,790
Cash, cash equivalents and restricted cash, end of period	$606,636	$609,675
Reconciliation of free cash flow:
Net cash provided by operating activities	$210,536	$156,119
Purchases of property, plant and equipment	(135,989)	(124,190)
Free cash flow	$74,547	$31,929

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APPENDIX B

EXACT SCIENCES CORPORATION

2025 OMNIBUS LONG-TERM INCENTIVE PLAN

Exact Sciences Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2025 Omnibus Long-Term Incentive Plan (as may be amended from time to time, the “Plan”), as follows:

1.    PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, non-employee members of the Board (as defined below), key employees, consultants and advisors, and to motivate such officers, non-employee members of the Board, key employees, consultants and advisors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and other stock-based awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Upon stockholder approval of the Plan, the Plan will replace, and no further awards shall be made under, the 2019 Plan (as defined below).

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements (as defined below)), the following definitions shall apply:

2.1.    “2019 Plan” means the Exact Sciences Corporation Amended and Restated 2019 Omnibus Long-Term Incentive Plan (as last amended on June 8, 2023).

2.2.    “Affiliate” means any person or company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.3.    “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-based Award.

2.4.    “Award Agreement” means a written agreement (which may be in electronic format) between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

2.5.    “Board” means the Board of Directors of the Company.

2.6.    “Cause” shall be defined as that term is defined in a Service Provider’s offer letter, other applicable employment or similar agreement, or an applicable Award Agreement with the Company or Affiliate; or, if there is no such definition, “Cause” means: (i) engaging in any act, or failing to act, or misconduct that in any such case is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties to the Company or its Affiliates; (iii) conviction of (or entering a plea of guilty or nolo contendere to) a criminal offense (other than a minor traffic offense); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Service Provider and the Company or an Affiliate, or of the Company’s or an Affiliate’s code of conduct or similar code or policy; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-

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regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting or materially limiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or any Affiliate’s government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services. The final determination of whether “Cause” exists shall be made by the Board and such determination shall be final, binding and conclusive for purposes of the Plan and related documents (including Award Agreements).

2.7.    “Change in Control” shall have the meaning set forth in Section 15.3.2 hereof.

2.8.    “Code” means the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.9.    “Committee” means one or more committees of the Board designated by the Board and delegated any or all of the Board’s powers and authority relating to the administration of the Plan in accordance with applicable law or one or more subcommittees of such a committee of the Board that is designated by such committee. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

2.10.    “Company” means Exact Sciences Corporation, a Delaware corporation, or any successor corporation.

2.11.    “Common Stock” or “Stock” means common stock of the Company, par value $.01 per share.

2.12.    “Effective Date” means the date on which the Plan is approved by the Company’s stockholders.

2.13.    “Exchange Act” means the United States Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.14.    “Fair Market Value” of a share of Common Stock as of a particular date shall mean (1) if Common Stock is listed on a national securities exchange, the closing or last price of Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date, or (2) if Common Stock is not then listed on a national securities exchange, the closing or last price of Common Stock quoted by an established quotation service for over-the-counter securities, or (3) if Common Stock is not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of Common Stock is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A). Notwithstanding the foregoing, for income and employment tax and/or social security withholding or reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Board deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Board in accordance with uniform and nondiscriminatory standards adopted by it from time to time and may be based on the closing or last price of the Common Stock on the composite tape or other comparable reporting system on the day prior to such exercise or vesting, settlement or payout, or if the applicable date is not a trading day, the trading day immediately preceding such prior day. In all cases, the determination of Fair Market Value by the Board shall be final, binding and conclusive for all purposes of the Plan and related documents (including Award Agreements).

2.15.    “Family Member” means an individual who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any individual sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of

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APPENDIX B
these individuals have more than fifty percent of the beneficial interest, a foundation in which any one or more of these individuals (or the applicable individual) control the management of assets, and any other entity in which one or more of these individuals (or the applicable individual) own more than fifty percent of the voting interests.

2.16.    “Good Reason” shall be defined as that term is defined in a Service Provider’s offer letter, other applicable employment or similar agreement, or an applicable Award Agreement with the Company or Affiliate; or, if there is no such definition “Good Reason” means, provided that the Grantee subsequently complies with the Good Reason Process, any of the following events that occur without the Grantee’s consent: (i) a material diminution in Grantee’s responsibility, authority or duty; (ii) a material diminution in the Grantee’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all management employees of the Company; or (iii) a material change in the geographic location at which the Grantee provides services to the Company. The determination of whether “Good Reason” exists shall be made by the Board and such determination shall be final, binding and conclusive for all purposes of the Plan and related documents (including Awards Agreements).

2.17.    “Good Reason Process” means that (i) the Grantee reasonably determines in good faith that a Good Reason condition has occurred; (ii) the Grantee notifies the Company in writing of the occurrence of the Good Reason condition within sixty (60) days of such determination; (iii) the Grantee cooperates in good faith with the Company’s efforts, for a period of not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist following the Cure Period; and (v) the Grantee terminates his or her employment for Good Reason within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, and the Grantee terminates his or her employment with the Company due to such condition (notwithstanding its cure), then the Grantee will not be deemed to have terminated his or her employment for Good Reason.

2.18.    “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board in the Award Agreement.

2.19.    “Grantee” means a person who receives or holds an Award under the Plan.

2.20.    “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21.    “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22.    “Option” means an option to acquire one or more shares of Stock pursuant to the Plan.

2.23.    “Option Price” means the exercise price for which each share of Stock subject to an Option, may be acquired from the Company upon exercise of such Option.

2.24.    “Other Stock-based Awards” means Awards not specifically described in the Plan that are valued in whole or in part by reference to, or otherwise based on, Common Stock.

2.25.    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 12 hereof).

2.27.    “Plan” means this Exact Sciences Corporation 2025 Omnibus Long-Term Incentive Plan, as may be amended from time to time.

2.27.    “Predecessor Plans” means the 2019 Plan and the Exact Sciences Corporation 2010 Omnibus Long-Term Incentive Plan.

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2.28.    “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.29.    “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30.    “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of a share (or fraction of a share) of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.31.    “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under
Section 9 hereof.

2.32.    “SEC” means the United States Securities and Exchange Commission.

2.33.    “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.34.    “Securities Act” means the United States Securities Act of 1933, as now in effect or as hereafter amended.

2.35.    “Separation from Service” means a termination of Service of a Service Provider, as determined by the Board, which determination shall be final, binding and conclusive for purposes of the Plan and related documents (including Award Agreements); provided that if any Award that is non-qualified deferred compensation subject to Section 409A is to be distributed on a Separation from Service (or on a date that is by reference to such event), then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.36.    “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.37.    “Service Provider” means an employee, officer, non-employee member of the Board, consultant or advisor of the Company or an Affiliate, including, to the extent permitted by applicable law, to an employee providing services to the Company or an Affiliate indirectly through a professional employer or similar organization that serves as such employee’s “employer of record”.

2.38.    “Stock Appreciation Right” or “SAR” means a stock appreciation right granted to a Grantee under Section 9 hereof.

2.39.    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of
Section 424(f) of the Code.

2.40.    “Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

2.41.    “Tax-Related Items” means, unless otherwise defined in the Award Agreement, U.S. federal, state and/or local taxes and/or taxes imposed by jurisdictions outside of the U.S. (including, but not limited to, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax obligations, stamp taxes, and any other taxes or tax-related item) related to a Grantee’s participation in the Plan and legally or contractually applicable to the Grantee.

2.42.    “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent (if any, determined in accordance with Section 424(e) of the Code) or any of its Subsidiaries. In determining such stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

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APPENDIX B
2.43.    “Termination Date” means the date that is ten (10) years after April 15, 2025, the date the Board approved the Plan, unless the Plan is earlier terminated by the Board under Section 5.2 hereof.

2.44.    “Transaction” shall have the meaning set forth in Section 15.2 hereof.

3.    ADMINISTRATION OF THE PLAN

3.1.    General.

The Board shall have and may exercise all such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. Except as specifically provided in Section 14 hereof or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, and related documents (including Award Agreements), and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive for all purposes of the Plan and related documents (including Award Agreements). Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)    designate Grantees;

(ii)    determine the type or types of Awards to be made to a Grantee;

(iii)    determine the number of shares of Stock to be subject to an Award;

(iv)    establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)    prescribe the form of each Award Agreement;

(vi)    establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration, including (but not limited to) adopting sub-plans to the Plan or terms and conditions relating to any Award for the purpose of facilitating compliance with laws outside the United States and/or taking advantage of tax favorable treatment for Awards granted to Service Providers outside the United States;

(vii)    subject to Section 5.2, amend, modify, or supplement the terms of any outstanding Award; and

(viii)    exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

Subject to applicable law, the Board shall have the power and authority to delegate, by resolution or resolutions thereof, any or all of its powers and authority relating to the administration of the Plan, including, without limitation, its power and authority to make all determinations required or provided for under the Plan, and related documents (including Award Agreements), and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan, to a committee of the Board, which committee shall have such power and authority of the Board as provided in such delegation and the power and authority to create one or more subcommittees of such committee. To the extent of such delegation, all references to the Board in the Plan and related documents (including Award Agreements) shall be deemed to include reference to a Committee. A Committee shall administer the Plan to the extent of such delegation; provided that the Board shall retain the concurrent power and authority to administer the Plan, including, without limitation, its power and authority to make all

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determinations required or provided for under the Plan, and related documents (including Award Agreements), and to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan, to the extent consistent with applicable law and the applicable requirements of any securities exchange on which Common Stock may then be listed.

In addition to the foregoing, to the extent permitted by applicable law, the Board may by resolution or resolutions delegate to a person or body the authority of the Board to enter into 1 or more transactions to issue Awards of shares of Stock or rights or options to acquire shares of Stock from the Company, including, without limitation, the authority to make such Awards to Grantees who are not subject to Section 16 of the Exchange Act; provided, however, that in no event shall such resolution or resolutions permit a person or body to issue shares of Stock or rights or options to acquire shares of Stock from the Company to such person or body.

To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegatee. Any such delegation may be terminated or removed at any time by the Board.

3.2.    Restrictions; No Repricing.

Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or SAR Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying shares of Stock in exchange for another Award, unless any of the actions contemplated under this Section 3.2 occurs in connection with a change in capitalization or similar change under Section 15 hereof. A cancellation and exchange under clause (C) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.

3.3.    Award Agreements; Breach of Covenants; Cause.

The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate or any confidentiality obligation with respect to the Company or any Affiliate or otherwise in competition with the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee’s status as a Service Provider is terminated for Cause.

3.4.    Deferral Arrangement.

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into Restricted Stock Units.

3.5.    Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may, subject to the adoption by the Board of a resolution or resolutions providing that shares of Stock shall be uncertificated, elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

3.6.    Minimum Vesting Conditions.

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APPENDIX B
Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any (i) Substitute Awards, (ii) shares of Stock delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company,4 and (iii) Awards to non-employee members of the Board that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period under this clause (iii) may not be less than 50 weeks after grant); provided, that, the Board may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 hereof (subject to adjustment under Section 15 hereof); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

4.    STOCK SUBJECT TO THE PLAN

4.1.    Authorized Number of Shares.

Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 11,896,525. Subject to adjustments in accordance with Section 15 hereof, all 11,896,525 of such shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. In addition, shares of Stock underlying any outstanding award granted under the Predecessor Plans that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares of Stock shall be available for the grant of new Awards under this Plan. To the extent such a share of Stock counted as one share of Stock under the applicable Predecessor Plan, the Plan share reserve shall be credited with one share of Stock. To the extent such a share of Stock counted as 1.61 shares of Stock under the applicable Predecessor Plan, the Plan share reserve shall be credited with 1.61 shares of Stock. As provided in Section 1, no new awards shall be granted under the 2019 Plan following the Effective Date. The share reserve shall be reduced by any shares of Stock underlying awards granted under the 2019 Plan on or following March 31, 2025 and prior to the Effective Date. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares of Stock purchased on the open market or otherwise, all as determined by the Board from time to time. Notwithstanding anything to the contrary herein, Service Providers holding an Award granted under the Plan will not be entitled to receive any dividends or other distributions paid with respect to a share of Stock underlying such Award until the portion of such Award covering such share of Stock has fully vested and such share of Stock has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such Award. Except as otherwise provided in Section 15, no dividends or other distributions may be paid with respect to an Option or SAR.

4.2.    Share Counting.

The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by the total number of shares of Common Stock issued with respect to an Award, including any such shares of Common Stock withheld to pay any exercise price or withholding of Tax-Related Items with respect to such Award. Any Award settled in cash shall not be counted as shares of Common Stock for any purpose under this Plan. If any Award under the Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. In addition, in the case of any Substitute Award, such Substitute Award shall not be counted against the number of shares of Common Stock reserved under the Plan. Any shares of Common Stock repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of shares of Common Stock available for grant under the Plan set forth in Section 4.1 above.

5.    EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.    Term.

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Subject to stockholder approval, the Plan shall become effective on the Effective Date. The Plan shall terminate automatically on the Termination Date and may be terminated on any earlier date as provided in Section 5.2 hereof.

5.2.    Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent required by the Board, required by applicable law or required by applicable stock exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 hereof shall be contingent upon the approval of the Company’s stockholders. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall materially impair rights or obligations of a Grantee under any Award theretofore awarded without the consent of such Grantee unless such amendment, suspension or termination is necessary or desirable to facilitate compliance with applicable law, as determined in the sole discretion of the Board. Any amendment of the Plan that would cause an Incentive Stock Option to become a Non-qualified Stock Option shall not, by itself, be considered a material impairment of a Grantee's rights or obligations.

6.    AWARD ELIGIBILITY AND LIMITATIONS

6.1.    Service Providers.

Subject to this Section, Awards may be made to any Service Provider, including any Service Provider who is an officer, non-employee member of the Board, consultant or advisor of the Company or of any Affiliate, as the Board shall determine and designate from time to time in its discretion.

6.2.    Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.    Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.2, Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

6.4.    Limits on Awards to Non-Employee Directors

The maximum value of Awards granted during any calendar year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during the calendar year and the value of awards granted to the non-employee member of the Board under any other equity compensation plan of the Company or an Affiliate during the calendar year, in each case for such member’s services as a member of the Board, shall not exceed $750,000 (calculating the value of any Awards or other equity compensation plan awards based on the grant date fair value for financial reporting purposes), increased to $1,500,000 for the calendar year in which such member joins the Board as a non-employee member. The Board may make exceptions to the limit in this paragraph in extraordinary circumstances for an individual non-employee member of the Board; provided that the director receiving such additional compensation may not participate in the decision to award such compensation.

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7.    AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR .

8.    TERMS AND CONDITIONS OF OPTIONS

8.1.    Option Price.

As to each Option, the Option Price shall be fixed by the Board and stated in the related Award Agreement, which Option Price (except with respect to an Option that constitutes a Substitute Award) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that an Option is granted to a Grantee that is a Ten Percent Stockholder as of the Grant Date, and such Option is intended to be an Incentive Stock Option, the Option Price shall be not less than 110 percent of the Fair Market Value on the Grant Date. In no case shall the Option Price be less than the par value of a share of Stock.

8.2.    Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including, without limitation, performance requirements) as shall be determined by the Board and stated in the Award Agreement.

8.3.    Term.

Each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company with respect to the shares of Stock that may be acquired from the Company upon exercise of such Option as provided herein or (ii) after the occurrence of an event which results in termination of the Option.

8.5.    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company or a delegate of the Company (in such form as provided by the Company or such delegate in their discretion), setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for each such share of Stock. To be effective, notice of exercise must be made in accordance with the exercise procedures established by the Award Agreement or if the Award Agreement does not establish procedures for exercise, in accordance with the exercise procedures established by the Company from time to time. A promissory note may not be used as a form of consideration for exercising an Option.

8.6.    Rights of Holders of Options.

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An individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to the individual and the individual becomes a recordholder with respect to such shares of Stock. Except as provided in Section 15 hereof, no provision shall be made for dividends or distributions payable to stockholders of the Company as of a record date prior to the date of such issuance.

8.7.    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to receive a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.8.    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.    SAR Exercise Price.

As to each SAR, the SAR Exercise Price shall be fixed by the Board and stated in the related Award Agreement, which SAR Exercise Price shall be fixed at a price that is not less than the Fair Market Value on the Grant Date. SARs may be granted alone or in tandem with all or part of an Option or at any subsequent time during the term of such Option or in tandem with all or part of any other Award. A SAR granted in tandem with an Option following the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value on the Grant Date of the SAR.

9.2.    Other Terms.

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.    Term of SARs.

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4.    Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, payment from the Company (in cash or Stock, as determined by the Board) in an amount determined by multiplying:

(i)    the excess of (A) the Fair Market Value on the date of exercise over (B) the SAR Exercise Price; by

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    (ii)    the number of shares of Stock with respect to which the SAR is exercised.

10.    TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1.    Restrictions.

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 12.1 and 12.2 hereof. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2.    Restricted Stock Certificates.

The Company shall prepare, execute and deliver, in the name of each Grantee to whom Restricted Stock has been granted, a stock certificate or certificates evidencing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. If a stock certificate or stock certificates are prepared and executed in the name of a Grantee as aforesaid, the Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such stock certificate or stock certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such stock certificate or stock certificates shall be delivered to the Grantee; provided, however, that such stock certificate or stock certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement in a manner permitted by applicable law, holders of Restricted Stock shall have rights as stockholders of the Company, including voting and dividend rights (provided that any dividends received by a holder of Restricted Stock on such Restricted Stock prior to the lapse of the restrictions on such Restricted Stock shall be subject to the same restrictions and risk of forfeiture as such Restricted Stock).

10.4.    Rights of Holders of Restricted Stock Units.

10.4.1.    Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or shares of Stock, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth when the Restricted Stock Units shall be settled.

10.4.2.    Voting and Dividend Rights.

Holders of Restricted Stock Units shall not have rights as stockholders of the Company, including no voting or dividend rights, except that a holder of Restricted Stock Units may have contractual dividend equivalent rights as provided in Section 17.13 hereof.

10.4.3.    Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5.    Purchase Price.

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As to Restricted Stock, the Purchase Price shall be fixed by the Board and stated in the related Award Agreement, which Purchase Price shall in no case be less than the par value of a share of Stock. If specified in the Award Agreement and permitted by applicable law, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 11 hereof or, in the discretion of the Board, in consideration for past Services rendered, to the extent permitted by applicable law.

10.6.    Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the Award Agreement and if the Company is issuing stock certificates, a stock certificate or stock certificates evidencing such shares of Stock shall be prepared, executed and delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be, subject to the surrender by the Grantee to the Company of any stock certificate or stock certificates evidencing any such Restricted Stock previously delivered to the Grantee.

11.    FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

11.1.    General Rule.

Payment of the Option Price, the SAR Exercise Price or the Purchase Price shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2.    Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price, the SAR Exercise Price or the Purchase Price may be made all or in part through the tender to the Company of shares of Stock, which shares of Stock shall be valued, for purposes of determining the extent to which the Option Price, the SAR Exercise Price or the Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment by the tender to the Company of shares of Stock may be authorized only at the time of grant.

11.3.    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by applicable law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding of Tax-Related Items described in Section 17.3 hereof.

11.4.    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules, including, but not limited to, the Company’s withholding of shares of Stock otherwise due to the Grantee upon exercise of such Grantee's Options. A promissory note may not be used as a form of consideration for exercising an Option.

12.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.    Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Such Awards are referred to as “Performance Awards.”

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12.2.    Performance Goals Generally.

The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Board consistent with this Section 12. The Board may determine that Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Board, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Board may determine the extent to which measurement of performance goals may exclude certain events, including, without limitation, the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Grantee or to different Grantees.

13.    OTHER STOCK-BASED AWARDS

13.1.    Grant of Other Stock-based Awards.

Other Stock-based Awards may be granted either alone or in addition to or in tandem with other Awards under the Plan. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in shares of Common Stock under any other compensation plan or arrangement of the Company, including without limitation, the Company’s incentive compensation plan(s). Subject to the provisions of the Plan, the Board shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

13.2.    Terms of Other Stock-based Awards.

Any share of Common Stock subject to an Award made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares Common Stock are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

14.    REQUIREMENTS OF LAW

14.1.    General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual receiving such issuance, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock under the Plan, no shares of Stock may be issued or sold to the Grantee or any other individual receiving such issuance pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or SAR or the delivery of any shares of Stock underlying an Award, or the grant of any Award other than an Option or SAR, unless a registration statement under

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such Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option or SAR may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive for all purposes of the Plan and related documents (including Award Agreements). The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or SAR shall not be exercisable until the shares of Stock covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options and SARs granted to officers and directors under the Plan will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by applicable law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.    EFFECT OF CHANGES IN CAPITALIZATION

15.1.    Changes in Stock.

If (i) the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed or converted into or exchanged for a different number or class or series of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company or its Affiliates, the number and kinds of shares for which grants of Awards may be made under the Plan shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares of Stock or other transaction described in clause (ii) above, the number and kind of class or series for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2.    Effect of Certain Transactions.

Except as otherwise provided in an Award Agreement and subject to the provisions of Section 15.3 hereof, in the event of (a) the liquidation or dissolution of the Company or (b) a reorganization, merger, exchange, statutory conversion, domestication, continuance or consolidation of the Company or involving shares of Common Stock (a “Transaction”), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each share of Common Stock subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common stock; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction. Without limiting

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the generality of the foregoing, the treatment of outstanding Options and SARs pursuant to this Section 15.2 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the surviving, acquiring, resulting, converted, domesticated or continued corporation may include the cancellation of outstanding Options and SARs upon consummation of the Transaction as long as, at the election of the Board, (i) the holders of affected Options and SARs have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or SARs (whether or not they were otherwise exercisable) or (ii) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each share of Stock covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Board in its sole discretion) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (1) the cancellation of Options and SARs pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.    Change in Control

15.3.1.    Consequences of a Change in Control

Except as otherwise specifically provided in the applicable Award Agreement and notwithstanding any provision herein to the contrary, upon the consummation of a Change in Control: (i) all outstanding Awards shall remain the obligation of the Company or be assumed by the surviving, acquiring, resulting, converted, domesticated or continued entity, and there shall be automatically substituted for the shares of Common Stock then subject to such Awards the consideration payable with respect of the outstanding shares of Common Stock in connection with the Change in Control and (ii) the time vesting and exercisability of all outstanding Awards shall immediately accelerate by a period of 12 months, provided that this clause (ii) shall apply to Performance Awards such that if the applicable performance period is scheduled to end within 12 months following the Change in Control, the Performance Award shall be deemed to have been fully vested and earned as of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control. In addition to the foregoing, with respect to Awards granted prior to the consummation of the Change in Control, in the event that any such Grantee who remains an employee of the Company or the surviving, acquiring, resulting, converted, domesticated or continued entity immediately following the consummation of the Change in Control is terminated without Cause or terminates his or her own employment for Good Reason prior to the first anniversary of the consummation of the Change in Control: (1) all Options and SARs outstanding on the date such Grantee’s employment is terminated, shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options and SARs are subject to repurchase provisions then such repurchase provisions shall immediately lapse; (2) all Restricted Stock awards that are not Performance Awards outstanding on the date such Grantee’s employment is terminated, shall become vested in full and free of all repurchase provisions; (3) all Restricted Stock Units that are not Performance Awards outstanding on the date such Grantee’s employment is terminated, shall become vested in full, and if the shares of Common Stock subject to such Restricted Stock Units are subject to repurchase provisions then such repurchase provisions shall immediately lapse; (4) all Other Stock- based Awards that are not Performance Awards shall become exercisable, realizable or vested in full, and shall be free of all repurchase provisions, as the case may be; and (5) all Restricted Stock Awards, Restricted Stock Units and Other Stock-based Awards that are Performance Awards shall become fully vested and earned based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level or (B) the actual level of achievement of all relevant performance goals as of the Change in Control.

15.3.2.    Change in Control Defined

A Change in Control shall mean: (i) any merger, consolidation, statutory conversion, domestication, continuance or purchase of outstanding capital stock of the Company after which the voting securities of the

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Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving, acquiring, resulting, converted, domesticated or continued entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving, acquiring, resulting, converted, domesticated or continued entity outstanding immediately after such event (other than as a result of a financing transaction); or (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction).

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A and the Award provides for a distribution upon or by reference to a Change in Control that does not satisfy the definitional requirements of “change in control event” under Section 409A, the Award shall not be distributed upon a Change in Control and shall instead become payable on the next earliest distribution event permissible under Section 409A.

15.3.3.    Parachute Awards.

Except as otherwise specifically provided in the applicable Award Agreement, notwithstanding the provisions of Section 15.3.1 hereof, if, in connection with an Change in Control, a tax under Section 4999 of the Code would be imposed on the Grantee (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280(G)(b)(5) of the Code), then (i) the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Grantee or (ii) the number of Awards shall not be so reduced (i.e., shall become exercisable, realizable and vested in accordance with Section 15.3.1), whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Grantee on an after-tax basis, of the greatest economic benefit, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 15.3.3 shall be made by the Company’s independent public accountants or an accounting firm of similar stature selected by the Company.

15.4.    Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive for all purposes of the Plan and related documents (including Award Agreements). No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

16.    NO LIMITATIONS ON COMPANY

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, convert to a different type of entity, domesticate or continue in another jurisdiction, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.    TERMS APPLICABLE GENERALLY TO AWARDS GRANTED UNDER THE PLAN

17.1.    Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or such Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to

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APPENDIX B
pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2.    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

17.3.    Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the authority and right to deduct or withhold, or to require a Grantee to remit to the Company or one or more of its Affiliates, the amount of any Tax-Related Items or to take such other action as may be necessary or advisable, as determined in the sole discretion of the Company or Affiliate, as applicable, to satisfy any applicable withholding obligations for Tax-Related Items. The Board may, in its sole direction and subject to such rules as it may adopt, permit or require a Grantee to pay all or a portion of the Tax-Related Items by, one or a combination of the following: (i) by causing the Company to withhold the number of shares of Stock otherwise issuable to the Grantee (or allowing the return of shares of Stock) as may be necessary, as determined by the Board in its sole discretion, to satisfy such Tax-Related Items, (ii) by arranging a mandatory or voluntary “sell to cover” on Grantee’s behalf (without further authorization), (iii) by having the Grantee deliver shares of Stock already owned by the Grantee (which are not subject to any pledge or other security interest) that have been both held by the Grantee and vested for such period as established from time to time by the Company to avoid adverse accounting restatement under applicable accounting standards, sufficient, as determined by the Company in its sole discretion, to satisfy such Tax-Related Items, (iv) by having the Grantee pay an amount in cash (by check or wire transfer), (v) by having the Company or Affiliate withhold from the Grantee’s wages or other cash compensation, or (vii) by any other method of withholding determined by the Board that is permissible under applicable law. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations for Tax-Related Items (based on withholding rates determined by the Board, up to the maximum rate in Grantee’s jurisdiction, and subject to any applicable laws).

17.4.    Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

17.5.    Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.6.    Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.7.    Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

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APPENDIX B
17.8.    Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the General Corporation Law of the State of Delaware or other Delaware law pursuant to the internal affairs doctrine shall be governed by such law.

17.9.    Section 409A.

To the extent the Board determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A and shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Board determines that the Award may be subject to Section 409A, the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Grantee, that the Board determines are necessary or advisable to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a Separation from Service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A for failure to comply with Treasury Regulation Section 1.409A-3(i)(2)(i), the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such Separation from Service (or upon the Grantee’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Grantee or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Board with respect thereto.

17.9.1.    Adjustments.

To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A as a result of any provision of any Award, to the extent permitted by Section 409A, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Board shall determine the nature and scope of such amendment.

17.10.    Separation from Service.

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that will be taken upon the occurrence of a Separation from Service, including, but not limited to, accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.11.    Grantee Transfer; Leave of Absence.

For purposes of the Plan, a transfer of Grantee from the Company to an Affiliate (or, for purposes of any Incentive Stock Option granted under the Plan, a Subsidiary), or vice versa, or from one Affiliate to another (or in the case of an Incentive Stock Option, from one Subsidiary to another), and a leave of absence, duly authorized in writing

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APPENDIX B
by the Company or an Affiliate, shall not be deemed a Separation from Service for purposes of the Plan or with respect to any Award (in the case of Incentive Stock Options, to the extent permitted by the Code).

17.12.    Transferability of Awards.

17.12.1.    Transfers in General.

Except as provided in Section 17.12.2 hereof, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan. For the avoidance of doubt, Awards may not be transferred to financial institutions.

17.12.2.    Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.12.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 17.12.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.12.2 or by will or the laws of descent and distribution.

17.13.    Dividend Equivalent Rights.

If specified in the Award Agreement, the recipient of an Award under this Plan may be entitled to receive, currently or on a deferred basis, dividend equivalents with respect to shares of Common Stock or other securities issuable under an Award. The terms and conditions of a dividend equivalent right shall be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid currently or may be deemed to be reinvested in additional shares of Stock or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Board.

17.14.    Forfeiture of Awards.

17.14.1.    Clawback

Notwithstanding anything to the contrary herein or in any Award Agreement, each Award, amount or benefit received under this Plan or from the Company or any Subsidiary shall be subject to the Company’s Incentive-Based Compensation Recovery Policy, as may be amended from time to time, and shall also be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of any other applicable Company clawback or recoupment or similar policy or any applicable law, as may be in effect from time to time.

17.14.2.    Awards subject to Clawback / Recoupment

Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, including, for clarity, the stock exchange rules on which the Common Stock is listed for trading at any given time, as may be in effect from time to time. A Grantee’s receipt of an Award shall be deemed to constitute the Grantee’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback policy and any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation that may apply to the Grantee, whether adopted prior to or following the date of the Award. The Company may take such

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APPENDIX B
actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

17.15.    Participants Based Outside of the United States

The Board may grant Awards to Service Providers who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Board may make or establish such modifications, amendments, procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory requirements. Without limitation to the foregoing, the Board may (a) determine which Affiliates shall be covered by the Plan; (b) determine which Service Providers outside the United States are eligible to participate in the Plan; (c) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Service Providers residing in particular locations; (d) modify the terms and conditions of any Award granted to Service Providers outside the United States to facilitate compliance with applicable laws, including (but not limited to) by imposing provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Separation from Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Service Provider, the withholding procedures and handling of any Stock certificates or other indicia of ownership; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards shall be granted, that would (i) violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of shares of Stock under the Plan or (ii) increase the share limitations contained in Section 4 hereof.

***

Exact Sciences 2025 Proxy Statement	141

APPENDIX C

AMENDMENT
TO
EXACT SCIENCES CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated on July 31, 2024)

AMENDMENT (the "Amendment"), dated April 15, 2025, to the 2010 Employee Stock Purchase Plan (As amended and restated on July 31, 2024) (the "Existing Plan"; as amended hereby, the "Plan"), of EXACT SCIENCES CORPORATION, a Delaware corporation (the "Company").

Statement of Purpose

The Existing Plan was initially adopted by the Board of Directors on April 15, 2010 and was initially approved by the stockholders of the Company on July 16, 2010. The Existing Plan, as amended and restated, was adopted by the Board of Directors on April 13, 2022 and was approved by the stockholders of the Company on June 9, 2022. The Existing Plan was further amended and restated on July 31, 2024. The Company wishes to amend further the Existing Plan to increase the number of shares of the Company's common stock, par value $.01, authorized for issuance under the Plan.

NOW, THEREFORE, the Existing Plan is hereby amended as follows:

1.Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.Amendment to Existing Plan. "Article 4—Stock Subject to the Plan" is hereby deleted in its entirety and replaced with the following:

"Article 4—Stock Subject to the Plan. The stock subject to the Options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 9,800,000 subject to adjustment as provided in Article 12. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan. For avoidance of doubt, up to the maximum number of Shares reserved under this Article 4 may be used to satisfy purchases of shares of Common Stock under the 423 Component and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under the Non-423 Component."

3.Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

5.Effective Date. This Amendment shall be effective upon receipt of approval by the Company’s shareholders at the Company’s Annual Meeting of Stockholders on June 12, 2025, and shall be subject to and contingent upon receipt of such approval.

***

142	Exact Sciences 2025 Proxy Statement

EXACT SCIENCES CORPORATION
5505 ENDEAVOR LANE
MADISON, WI 53719
ATTN: LEGAL DEPARTMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 11, 2025 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EXAS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 11, 2025 for shares held directly and by 11:59 p.m. Eastern Time on June 9, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66487-P22762-Z89116 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EXACT SCIENCES CORPORATION

The Board of Directors recommends you vote FOR the following nominees in proposal 1:

Nominees:	For	Against	Abstain
1a. Michael Barber	☐	☐	☐
1b. Paul Clancy	☐	☐	☐
1c. Daniel Levangie	☐	☐	☐
1d. Kevin Conroy	☐	☐	☐
1e. Shacey Petrovic	☐	☐	☐
1f. Kimberly Popovits	☐	☐	☐
1g. Katherine Zanotti	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V66488-P22762-Z89116

EXACT SCIENCES CORPORATION
Annual Meeting of Shareholders
June 12, 2025 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Kevin T. Conroy and James Herriott together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Exact Sciences Corporation to be held solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/EXAS2025 on Thursday, June 12, 2025, at 10:00 AM Central Time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement.

To the extent the undersigned is a participant in the Exact Sciences Corporation 401(k) Plan (the "401(k) Plan"), the undersigned hereby instructs the trustee under the 401(k) Plan to vote as indicated on the reverse side, all shares of Exact Sciences Corporation common stock held in the 401(k) Plan as to which the undersigned would be entitled to give voting instructions if present at the Annual Meeting. Shares held under the 401(k) Plan for which voting instructions are not properly given in a timely manner will not be voted, except as required by applicable law. All participant votes will be kept confidential by the trustee of the 401(k) Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AGAINST PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side